                                                                    EXHIBIT 2.1





                          PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                      MATRIA HEALTHCARE, INC., PURCHASER,

                                      AND

                   GAINOR MEDICAL MANAGEMENT, L.L.C., SELLER












                         DATED AS OF DECEMBER 21, 1998











*** Indicates information deleted pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

                               TABLE OF CONTENTS



ARTICLE 1 SALE AND PURCHASE OF STOCK , MEMBERSHIP INTERESTS AND OTHER
ASSETS.............................................................................................................2

   1.1  Sale of Stock, Membership Interests and Other Assets at the Closing........................................2
   1.2  Purchase Price.............................................................................................5
   1.3  Allocation of Purchase Price...............................................................................5
   1.4  Payment of Purchase Price..................................................................................5
   1.5  Additional Purchase Price Payments.........................................................................6
   1.6  Cash Adjustment............................................................................................9

ARTICLE 2 CLOSING.................................................................................................10

   2.1  Closing Date..............................................................................................10
   2.2  Deliveries of the Seller..................................................................................10
   2.3  Deliveries of Purchaser...................................................................................12

ARTICLE 3 ADDITIONAL AGREEMENTS...................................................................................14

   3.1  Confidentiality...........................................................................................14
   3.2  Access to Premises, Records, Properties, Customers and Employees..........................................14
   3.3  Publicity.................................................................................................15
   3.4  Acquisition Proposals.....................................................................................15
   3.5  Approvals and Consents; Reasonable Efforts................................................................15
   3.6  Cooperation of the Parties; Regulatory Approvals..........................................................16
   3.7  Expenses..................................................................................................16
   3.8  Corporate Names...........................................................................................16
   3.9  Hart-Scott-Rodino Filings.................................................................................17
   3.10 Standstill and Restrictive Covenant Agreements............................................................17
   3.11 Lucor Management Agreement................................................................................17
   3.12 Tax Matters...............................................................................................17
   3.13 Break-Up Fee..............................................................................................18
   3.14 Seller and Subsidiary Permits.............................................................................18
   3.15 Bulk Sales Law............................................................................................18
   3.16 Discharge of Liabilities..................................................................................18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER................................................................19

   4.1  Validity..................................................................................................19
   4.2  Definition of Material Adverse Effect.....................................................................19
   4.3  Corporate and Financial...................................................................................19
      4.3.1 Corporate Status......................................................................................19
      4.3.2 Authority; No Violation; Consents.....................................................................20
      4.3.3 Ownership and Capitalization..........................................................................21
      4.3.4 Title to Interest and Assets..........................................................................22
      4.3.5 Corporate or Other Books and Records..................................................................22
      4.3.6 Taxes.................................................................................................23
      4.3.7 Financial Statements..................................................................................24
      4.3.8 Accounts..............................................................................................25
      4.3.9 Notes Receivable; Accounts Receivable; Accounts Payable...............................................25

      4.3.10 Liabilities.........................................................................................25
      4.3.11 Ordinary Course of Business and Absence of Changes..................................................26
      4.3.12 Litigation and Proceedings..........................................................................28
      4.3.13 RESERVED............................................................................................28
      4.3.14 Inventory...........................................................................................28
   4.4 Business Operations.......................................................................................28
      4.4.1  Customers and Accounts..............................................................................28
      4.4.2  Suppliers...........................................................................................29
      4.4.3  Environmental.......................................................................................29
      4.4.4  Insurance...........................................................................................29
      4.4.5  Powers of Attorney..................................................................................30
   4.5 Contracts; Properties and Assets..........................................................................30
      4.5.1  Contracts...........................................................................................30
      4.5.2  Licenses; Intellectual Property.....................................................................31
      4.5.3  Title to Assets.....................................................................................32
      4.5.4  Conditions of Properties............................................................................33
      4.5.5  Real Property and Leases............................................................................33
   4.6 Employees and Benefits....................................................................................34
      4.6.1  Directors, Officers and Managers....................................................................34
      4.6.2  Employees...........................................................................................34
      4.6.3  Compensation Structure - Independent Contractors....................................................35
      4.6.4  Employee Benefits...................................................................................36
      4.6.5  Labor-Related Matters...............................................................................37
      4.6.6  Transactions With Management........................................................................38
   4.7 Other.....................................................................................................38
      4.7.1  Approvals and Consents..............................................................................38
      4.7.2  Fraud and Abuse.....................................................................................38
      4.7.3  Medicare, Medicaid, and Other Third-Party Payor Payment Liabilities.................................38
      4.7.4  Billing Practices and Referral Sources..............................................................39
      4.7.5  Contributions, Payments or Gifts....................................................................39
      4.7.6  Physician Self-Referrals............................................................................39
      4.7.7  Compliance with Laws................................................................................39
      4.7.8  Permits.............................................................................................40
      4.7.9  Investment Representations..........................................................................41
      4.7.10 Brokers.............................................................................................42
      4.7.11 Limitation on Warranties............................................................................42

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................42

   5.1  Organization and Good Standing...........................................................................42
   5.2  Power and Authority......................................................................................43
   5.3  Binding Effect...........................................................................................43
   5.4  No Violation; Consents...................................................................................43
   5.5  Capitalization...........................................................................................43
   5.6  Exchange Act Reports and Financial Statements............................................................44
   5.7  Absence of Certain Changes or Events.....................................................................45
   5.8  No Shareholder Vote Required.............................................................................46
   5.9  Reporting Company; Form S-3..............................................................................46
   5.10 Trading on Nasdaq........................................................................................46
   5.11 Brokers..................................................................................................46

   5.12 Absence of Litigation; Compliance........................................................................46
   5.13 Takeover Status..........................................................................................47
   5.14 Corporate Action.........................................................................................47
   5.15 Investment Representations...............................................................................47
   5.16 Limitation on Warranties.................................................................................48
   5.17 Compliance with Securities Laws..........................................................................48

ARTICLE 6 CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING.........................................................48

   6.1  Conduct of Business......................................................................................48
   6.2  Maintenance of Properties................................................................................49
   6.3  Insurance................................................................................................49
   6.4  Issuance of Securities...................................................................................49
   6.5  Dividends................................................................................................49
   6.6  Amendment of Charter.....................................................................................49
   6.7  No Acquisitions..........................................................................................49
   6.8  Disposition of Assets....................................................................................49
   6.9  Compensation.............................................................................................50
   6.10 Banking Arrangements.....................................................................................50
   6.11 Indebtedness.............................................................................................50
   6.12 Payment of Debt..........................................................................................50
   6.13 Benefit Plans............................................................................................50
   6.14 Contracts................................................................................................50
   6.15 Books and Records........................................................................................50
   6.16 Other Actions............................................................................................50
   6.17 Seller to Advise Purchaser of Changes....................................................................51

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF THE PURCHASER.............................................................51

   7.1  Representations and Warranties...........................................................................51
   7.2  Performance of Agreements................................................................................51
   7.3  Deliveries...............................................................................................51
   7.4  Approvals................................................................................................51
   7.5  Financing Obtained by the Purchaser......................................................................51
   7.6  No Injunctions...........................................................................................51
   7.7  Consents and Approvals of Third Parties..................................................................52
   7.8  Resignations.............................................................................................52
   7.9  Opinions of Seller's and SZI's Counsel...................................................................52

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE SELLER................................................................52

   8.1  Representations and Warranties...........................................................................52
   8.2  Performance of Agreements................................................................................52
   8.3  Deliveries...............................................................................................52
   8.4  Approvals................................................................................................53
   8.5  No Injunctions...........................................................................................53
   8.6  Actions of Purchaser.....................................................................................53
   8.7  Certificates of Designation..............................................................................53
   8.8  Opinion of Purchaser's Counsel...........................................................................53

ARTICLE 9 INDEMNIFICATION........................................................................................54

   9.1  Survival of Representations..............................................................................54
   9.2  Indemnification..........................................................................................55

ARTICLE 10 TERMINATION...........................................................................................60

   10.1  Material Adverse Change - Subsidiaries..................................................................60
   10.2  Material Adverse Change - Purchaser.....................................................................60
   10.3  Noncompliance of Seller.................................................................................60
   10.4  Noncompliance of Purchaser..............................................................................60
   10.5  Failure to Disclose - Seller............................................................................60
   10.6  Failure to Disclose - Purchaser.........................................................................60
   10.7  Adverse Proceedings.....................................................................................60
   10.8  Termination Date........................................................................................61
   10.9  Effect of Termination...................................................................................61

ARTICLE 11 [RESERVED]............................................................................................61


ARTICLE 12 MISCELLANEOUS.........................................................................................61

   12.1  Notices.................................................................................................61
   12.2  Entire Agreement........................................................................................63
   12.3  Waiver; Amendment.......................................................................................63
   12.4  Counterparts, Faxed Signatures, Headings, Etc...........................................................63
   12.5  Successors and Assigns..................................................................................63
   12.6  Governing Law...........................................................................................63
   12.7  Remedies, Damages, Injunctions and Specific Performance.................................................64
   12.8  Severability, Interpretation............................................................................64
   12.9  Further Assurances......................................................................................64
   12.10 Law and GAAP Applicable to Foreign Subsidiaries.........................................................64

                                   SCHEDULES


Schedule 1.1(a)(iv)        Permitted Liens
Schedule 1.1(c)            Excluded Assets
Schedule 1(e)              Excluded Contracts
Schedule 1.3               Allocation of Purchase Price
Schedule 1.4(b)            Convertible Preferred Stock
Schedule 1.4(c)            Redeemable Preferred Stock
Schedule 4.3.1             Subsidiaries and Foreign Qualifications
Schedule 4.3.3             Stock, Equity Interests, Options, Warrants
Schedule 4.3.4             Seller's Exception to Title
Schedule 4.3.6             Tax Matters
Schedule 4.3.7             Financial Statements
Schedule 4.3.8             Accounts
Schedule 4.3.9             Accounts Receivable
Schedule 4.3.10            Liabilities
Schedule 4.3.11            Changes
Schedule 4.3.12            Litigation and Proceedings
Schedule 4.4.1             Customers and Accounts
Schedule 4.4.2             Suppliers and Managed Care Providers
Schedule 4.4.3             Environmental
Schedule 4.4.4             Insurance
Schedule 4.4.5             Powers of Attorney
Schedule 4.5.1             Contracts and Commitments
Schedule 4.5.2             Licenses; Intellectual Property
Schedule 4.5.3             Subsidiaries' Exceptions to Title
Schedule 4.5.5             Real Property and Leases
Schedule 4.6.1             Officers and Directors
Schedule 4.6.2             Compensation Structure - Employees
Schedule 4.6.3             Compensation Structure - Independent Contractors
Schedule 4.6.4             Employee Benefits
Schedule 4.6.5             Labor-Related Matters
Schedule 4.6.6             Transactions With Management
Schedule 4.7.1             Seller's Approvals and Consents
Schedule 4.7.3             Medicare, Medicaid Liabilities
Schedule 4.7.7             Compliance with Laws
Schedule 4.7.8             Permits
Schedule 5.4               Purchaser Approval and Consents
Schedule 5.5(b)            Capitalization
Schedule 5.7               Changes to SEC Disclosures
Schedule 5.12              Litigation

                                    EXHIBITS


Exhibit A                  Earn-Out Note
Exhibit B                  Bill of Sale and Assignment
Exhibit C                  Lucor Management Agreement
Exhibit D                  Standstill Agreement
Exhibit E                  Restrictive Covenant Agreement
Exhibit F                  Registration Rights Agreement
Exhibit G                  Common Stock Warrant
Exhibit H                  Assumption Agreement
Exhibit I                  Subsidiary Assumption Agreement

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 21st day of December, 1998, by and between MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser"), and GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company ("GMM" or "Seller").

                              W I T N E S S E T H:

         WHEREAS, GMM owns 100% of the issued and outstanding shares of capital stock of Gainor Medical Acquisition Corporation, a Georgia corporation ("GMAC"), and GMAC is the owner of 100% of the issued and outstanding shares of capital stock of USCI-Healthcare Management Solutions, Inc., a Delaware corporation ("HMS"), and Diabetes Self Care, Inc., a Virginia corporation ("Self Care"); and GMM owns directly or indirectly 100% of the issued and outstanding shares of capital stock of A.R. Medical Supplies, Inc., a Florida corporation ("AR Medical") (GMAC, HMS, Self Care, and AR Medical are sometimes referred to herein collectively as the "Corporation Subsidiaries" and individually as a "Corporation Subsidiary"); and GMM is the direct or indirect owner of 100% of the membership interests of the following limited liability companies: Gainor Medical North America, L.L.C., a Georgia limited liability company ("Gainor North America"), Gainor Medical Direct, LLC, a Georgia limited liability company ("Gainor Direct"), Gainor Medical Europe Limited, a limited company formed under the laws of the United Kingdom ("Gainor Europe"), Gainor Medical International, L.L.C., a Georgia limited liability company ("Gainor International"), "David" Achtundesechzigste Beteiligungs und Verwaltungsgesellschaft GmbH, a limited liability company incorporated in the Federal Republic of Germany ("Germany") and registered in the commercial register of the local court of Frankfurt under HRB 45034 ("David 68"), Hans M.W. Spreth GmbH, a German limited liability company ("Hans MW"), EU Medical GmbH, a German limited liability company ("EU Medical"), "David" Eimundsiebsechzigste Beteiligungs und Verwaltungsgesellschaft GmbH, a German limited liability company ("David 71"), and Dia Real Diabetesservice Kommanditgesellschaft, a limited partnership ("Kommanditgesellschaft"), duly organized, validly existing and in good standing under the laws of Germany ("Dia Real") (David 68, Hans MW, EU Medical, David 71 and Dia Real are sometimes referred to herein collectively, as the "German Subsidiaries" and individually, as a "German Subsidiary") (Gainor North America, Gainor Direct, Gainor Europe, Gainor International, and the German Subsidiaries are sometimes referred to herein collectively as the "LLC Subsidiaries" and individually as an "LLC Subsidiary") (the Corporation Subsidiaries and the LLC Subsidiaries are sometimes referred to herein collectively as the "Subsidiaries" and individually as a "Subsidiary"). The Corporation Subsidiaries, together with Gainor North America and Gainor International are collectively referred to herein as the "U.S. Subsidiaries." The German Subsidiaries, together with Gainor Europe are collectively referred to herein as the "Foreign Subsidiaries."

         WHEREAS, the Seller desires to sell and Purchaser desires to purchase all of the outstanding capital stock of the Corporation Subsidiaries, all of the outstanding membership interests of the LLC Subsidiaries and certain other assets of GMM, and thereby acquire all of the properties, assets and business of GMM and the Subsidiaries as a going concern, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                          SALE AND PURCHASE OF STOCK ,
                     MEMBERSHIP INTERESTS AND OTHER ASSETS

         1.1      SALE OF STOCK, MEMBERSHIP INTERESTS AND OTHER ASSETS AT THE
                  CLOSING.

         (a) Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and covenants set forth in this Agreement, at the "Closing" (as defined in Section 2.1 hereof), the Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and receive from the Seller, free and clear of any and all Liens (as defined below), all of the business and assets of GMM on the Effective Date (as defined below) (other than the "Excluded Assets," as defined in Section 1.1(c)) (hereinafter, the "GMM Assets"), including, without limitation, (i) 100% of the outstanding capital stock of GMAC and 100% of the outstanding membership or other equity interests of Gainor International, Gainor Europe, Gainor Direct, Gainor North America and David 68 (collectively, the "Interests"), (ii) all rights of Seller under contracts and agreements, (iii) all cash, cash equivalents, deposits and investments ("Cash Items") shown on the December 31, 1998 balance sheet of Seller delivered to Purchaser pursuant to Section 2.2(u) (the "December 31, 1998 Balance Sheet") plus any Cash Items received by Seller in the ordinary course of the Business (as defined below) from the Effective Date (as defined below) through the Closing Date (as defined below) (the "Interim Period") and minus any disbursement of Cash Items by Seller in the ordinary course of business during the Interim Period, and (iv) all other assets shown on the December 31, 1998 Balance Sheet to the extent not disposed of after that date in the ordinary course of business, plus all assets purchased or received by Seller during the Interim Period. For purposes of this Agreement, "Lien" shall mean all liens, charges, security interests, claims, pledges, hypothecations and encumbrances of any nature whatsoever, other than those liens and other encumbrances listed on Schedule 1.1(a)(iv) (the "Permitted Liens").

         (b) Through the Seller's conveyance of the Interests and other assets described in Section 1.1(a) to the Purchaser, the Seller intends for the Purchaser to thereby acquire substantially all of the properties, assets and business of GMM and the Subsidiaries as a going concern, including, without limitation, all items of personal property and other assets used in connection with the business of GMM and the Subsidiaries, whether or not any of such assets have any value for accounting purposes (collectively, the "Assets"), free and clear of all Liens. The Seller shall deliver custody and control of the Assets to the Purchaser at the Closing. The "Business" shall mean the diabetes supply and disease management business, the microsampling business and all other businesses operated by the Seller and the Subsidiaries on the date hereof.

         (c) Notwithstanding the foregoing, the term "Assets" shall not include the following assets, properties and rights of Seller (collectively, the "Excluded Assets"):

                  (i) Seller's minute books and membership interest ledgers; provided that Purchaser may obtain copies of the foregoing and Seller hereby covenants to provide Purchaser reasonable access to the foregoing, for all proper purposes;

                  (ii) Seller's rights under this Agreement and the other agreements to be executed in connection herewith;

                  (iii)    those assets, properties and rights set forth on
         Schedule 1.1(c);

                  (iv) claims (and benefits to the extent they arise therefrom) to the extent they relate to any Excluded Liabilities (as defined below) of Seller and any other Excluded Assets of Seller; and

                  (v) rights arising from any refunds due Seller as of the Effective Date with respect to insurance premium payments of Seller and income tax refunds due Seller for periods ending on or prior to the Effective Date from federal, state and local income taxing authorities.

         (d) At the Closing, Purchaser shall execute and deliver to the Seller the "Assumption Agreement" (as defined in Section 2.3(l) hereof), pursuant to which Purchaser assumes and agrees to perform, pay and discharge in accordance with their respective terms the following debts, liabilities and obligations of Seller (collectively, the "Assumed Liabilities"), as of the Effective Date:

                  (i) all debts, liabilities and obligations arising after the Effective Date under the contracts assigned to Purchaser pursuant to Section 1.1(a)(ii);

                  (ii) any liabilities and obligations reflected as current liabilities on the unaudited balance sheet of Seller dated as of September 30, 1998 delivered to Purchaser pursuant to Section 2.2(t) (the "September 30, 1998 Balance Sheet") which remain unpaid or outstanding on the Closing Date, including, without limitation, all amounts reflected thereon for accounts payable, accrued taxes, accrued payroll related expense, accrued professional fees, accrued interest, intercompany accounts incurred in the ordinary course of Business between Seller and any Subsidiary and other current liabilities, including deferred revenue, incurred in the ordinary course of the Business, but specifically excluding liabilities described as Excluded Liabilities in Section 1.1(e) hereof (the foregoing type of liabilities are hereafter referred to as "Current Liabilities");

                  (iii) the Current Liabilities of Seller, incurred in the ordinary course of the Business from September 30, 1998 through Closing but expressly excluding the Excluded Liabilities set forth in
         Section 1.1(e) hereof; and

                  (iv) any other indebtedness for borrowed money or seller financing, other than capital lease obligations and related accrued interest ("Funded Debt") of Seller which Purchaser elects to assume and which results in a reduction in the Purchase Price pursuant to
         Section 1.4.

         (e) Notwithstanding anything else contained herein to the contrary, all liabilities and obligations of Seller (whether known or unknown, liquidated or unliquidated, contingent or fixed) other than the Assumed Liabilities (collectively, the "Excluded Liabilities") are not assumed by Purchaser (regardless of whether any such liabilities or obligations are disclosed in or pursuant to this Agreement) pursuant hereto and all Excluded Liabilities (other than those assumed by Gainor North America pursuant to the Subsidiary Assumption Agreement (as defined in Section 2.3(m)) shall remain the liabilities and obligations of Seller. Seller hereby agrees that it shall fully and timely pay, perform and discharge all of its Excluded Liabilities (other than those assumed by Gainor North America pursuant to the Subsidiary Assumption Agreement) in accordance with their respective terms. Without limiting the generality of the foregoing, Excluded Liabilities include, without limitation, the following, whether or not reflected as Current Liabilities on the September 30, 1998 Balance Sheet or the December 31, 1998 Balance Sheet:

                  (i) any liability or obligation arising under any contract of Seller listed on Schedule 1.1(e) hereof;

                  (ii) any liability or obligation (including, without limitation, taxes) related to the Excluded Assets;

                  (iii) any liability or obligation to any employee of Seller, not employed by Purchaser or any Subsidiary after the Closing;

                  (iv) except as set forth on Schedule 1.1(e), any liability or obligation arising out of any termination by Seller of the employment of any employee as a result of this transaction or otherwise and any liability or obligation related to any former employee of Seller who retired effective as of or prior to the Closing Date, including, without limitation, any liability under the agreement dated June 13, 1997 between Seller and Raymond D. Gainor;

                  (v) any liability or obligation under any litigation, arbitration, investigation or other proceeding brought against Seller with respect to any matter occurring prior to the Closing Date (regardless of whether it is pending as of or has been threatened or asserted prior to the Closing Date);

                  (vi) any liability or obligation for any income taxes owed by Seller for any period ending on or prior to the Effective Date and any liability or obligation for any income, sales, use or other taxes arising in connection with the consummation of the transactions contemplated by this Agreement; (except to the extent there is a transfer tax with respect to the transfer of stock under UK law);

                  (vii) any liability or obligation of Seller relating to any breach of contract, breach of warranty, tort, infringement or violation of law prior to the Closing Date;

                  (viii) any liability or obligation payable to any member or affiliate of Seller;

                  (ix) any liability or obligation of Seller to indemnify any person by reason of the fact that such person was an employee, officer, director or agent of Seller (or such person was serving as an employee, officer, director or agent of any other entity at the request of Seller) prior to the Closing Date;

                  (x) any liability or obligation of Seller for costs and expenses (including, without limitation, professional fees) incurred in connection with this Agreement and the transactions contemplated hereby;

                  (xi) except as set forth in Section 1.1(d)(iv), any liability or obligation of Seller relating to any bank loan or other indebtedness for borrowed money, including any accrued interest thereon; and

                  (xii) any liability covered by insurance maintained by Seller immediately prior to the Closing Date, to the extent of such coverage.

         1.2      PURCHASE PRICE. Subject to the provisions of Sections 1.4,
1.5 and 1.6 hereof, as consideration for all of the Interests and Assets to be acquired by Purchaser pursuant to Section 1.1, Purchaser shall pay to Seller the aggregate amount of $130,000,000 (the "Purchase Price"). The Purchase Price shall be allocated as provided in Section 1.3 hereof and paid as provided in
Section 1.4 hereof.

         1.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Interests and Assets as provided on Schedule 1.3 hereof. Each party hereto covenants and agrees that it will not take a position on any tax return, before any agency charged with collection of any tax, or in any judicial or administrative proceeding that is in any way inconsistent with the allocation set forth on Schedule 1.3.

         1.4      PAYMENT OF PURCHASE PRICE.

         (a) At the Closing, Purchaser shall deliver to the Seller, in immediately available U.S. funds, by wire transfer to such banks and accounts in the United States as shall be designated by Seller, or by certified or official bank checks, the amount of $85,000,000, less the amount of any Funded Debt of Seller or any Subsidiary that Purchaser elects to assume pursuant to
Section 1.1(d)(iv) or accepts as a liability of a Subsidiary pursuant to
Section 3.16 by notice to Seller not less than 2 days prior to the Closing.

         (b) At the Closing, Purchaser shall deliver to the Seller 10,000 shares of the $.01 par value convertible preferred stock of the Purchaser having a liquidation value of $1,000 per share (the "Convertible Preferred Stock"). Such Convertible Preferred Stock shall have the rights and preferences set forth on Schedule 1.4(b) hereof.

         (c) At the Closing, Purchaser shall deliver to the Seller 35,000 shares of the $.01 par value redeemable preferred stock of the Purchaser having a liquidation value of $1,000 per share (the "Redeemable Preferred Stock"). Such Redeemable Preferred Stock shall have the rights and preferences set forth on Schedule 1.4(c) hereof.

         1.5      ADDITIONAL PURCHASE PRICE PAYMENTS.

         (a) Subject to the terms and conditions set forth in this Section 1.5, Purchaser shall make the following additional payments, if any, to the Seller in consideration for the Interests and Assets, which payments shall be in addition to the Purchase Price (any such additional payment is referred to herein as an "Additional Purchase Price Payment"), as follows:

                  (i) if the aggregate EBITDA (as defined below) of the Subsidiaries equals or exceeds U.S.$*** during calendar year 1999, Purchaser shall pay to the Seller an Additional Purchase Price Payment of $*** for each dollar of aggregate EBITDA between U.S.$*** and U.S.$***, for a possible Additional Purchase Price Payment of U.S.$20,000,000;

                  (ii) for each additional U.S.$*** of aggregate EBITDA of the Subsidiaries during calendar year 1999 above U.S.$***, Purchaser shall pay to the Seller an Additional Purchase Price Payment in the amount of $5,000,000; provided that such Additional Purchase Price Payments under this clause (ii) shall not exceed $15,000,000;

                  (iii)    provided that if any amount is owing pursuant to
         Section 1.5(a)(i) or 1.5(a)(ii) above, Purchaser shall pay to the Seller an Additional Purchase Price Payment equal to that amount of interest (at 4% per annum) that would have accrued on the Additional Purchase Price Payments payable pursuant to Sections 1.5(a)(i) and
         (ii) above, if any, had the Earn-Out Note for such Additional Purchase Price Payments been issued on January 1, 2000, which amount shall be added to the principal of the Earn-Out Note on the date of issuance;

                  (iv)     provided that if any amount is owing pursuant to
         Section 1.5(a)(i) or (ii) above, Purchaser shall pay to the Seller an Additional Purchase Price Payment equal to that amount of interest (at 8% per annum) that would have accrued on the Additional Purchase Price Payments payable pursuant to Sections 1.5(a)(i) and (ii) above, if any, had the Earn-Out Note for such Additional Purchase Price Payments been issued on January 1, 2000, which Additional Purchase Price Payment shall be paid in cash at the time of issuance of the Earn-Out Note as provided below;

                  (v) if, due to application of the installment sale rules of the United States Internal Revenue Code of 1986, as amended (the "Code"), the determination of the Additional Purchase Price Payments pursuant to clauses (i) and (ii) above causes the gross profit percentage attributed to the payments of Purchase Price reported by the Seller for federal income tax purposes as income received by the Seller in calendar year 1999 (the "1999 Payments") to be higher than originally reported, Purchaser shall pay Seller an

         Additional Purchase Price Payment hereunder, in an amount equal to the lesser of (y) $250,000 or (z) the amount of interest payable to the Internal Revenue Service with respect to any resulting underpayment of tax on the 1999 Payments, such interest to be computed through that date which is 30 days after the date on which the amount of the Additional Purchase Price Payments payable under clauses (i), (ii) and
         (iii) above is determined.

         Any Additional Purchase Price Payment payable pursuant to this Section
1.5 shall be allocated among the Interests and Assets as provided in Schedule
1.3. Any Additional Purchase Price Payment payable pursuant to Sections 1.5(a)(i), 1.5(a)(ii) and 1.5(a)(iii) shall be paid by the Purchaser by the delivery to Seller of a note of the Purchaser substantially in the form attached hereto as Exhibit A (the "Earn-Out Note"), accompanied by an opinion of Troutman Sanders LLP, counsel for the Purchaser, dated the date of the Earn-Out Note, in form and substance reasonably satisfactory to Seller. Any Additional Purchase Price Payment payable pursuant to Section 1.5(a)(v) shall be paid by Purchaser in cash, either by wire transfer or certified or official bank checks within 10 days of Seller's delivery to Purchaser of a detailed calculation of the amount due. Any Additional Purchase Price Payment payable pursuant to Section 1.5(a)(iv) shall be paid by Purchaser in cash, either by wire transfer or certified or official bank checks on the date of issuance of the Earn-Out Note.

         As used in this Section 1.5, the term "EBITDA" of the Subsidiaries shall mean the 1999 annual consolidated earnings of the Subsidiaries and, to the extent positive, the earnings of Diabetes Management Services, Inc.'s diabetes supply business (which business specifically excludes DMS' business of providing clinical services or any sales of supplies incidental thereto) ("DMS") (whether or not such business is operated through a Subsidiary) before interest, taxes, depreciation and amortization, as reported at the conclusion of 1999 in audited consolidated financial statements of the Subsidiaries and DMS (excluding any financial results of any acquisitions by Purchaser or any Subsidiary subsequent to the Closing). EBITDA shall be derived from the applicable amounts that were determined in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with past practices, provided that the costs of the audit of the Financial Statements, as defined in Section 4.3.7, of Seller, the Subsidiaries and DMS for the year ended December 31, 1998 and for any fiscal year prior to December 31, 1998 which Purchaser is required to file with the Securities and Exchange Commission ("Commission") in connection with the Form 8-K report of this transaction shall be deducted in computing 1999 EBITDA. EBITDA shall not include any allocation of overhead of Purchaser to the Subsidiaries other than (i) charges for services actually provided to the Subsidiaries by Purchaser at the request of Lucor Holdings, LLC ("Lucor") which services shall be charged at a rate approximating the costs incurred by Purchaser for providing such services, as set forth below; or (ii) charges for services contemplated in the 1999 Gainor Medical Budget previously reviewed by Purchaser as the same may subsequently be revised pursuant to this Section 1.5 (the "Budget"), so long as the amount charged to EBITDA for services under this Section (ii) shall not exceed the amount included in the Budget therefor. The costs incurred by Purchaser shall be determined by considering relevant pricing factors, including, without limitation, the number of personnel hours required, the hourly cost of the person or persons providing the services, and the cost of materials, the allocable overhead to the Subsidiaries (including employee benefits) and the cost of capital consumed in providing such services. In addition to amounts to be billed to Subsidiaries, Subsidiaries shall either pay directly or reimburse Purchaser for the amount of all expenses for outside professional services reasonably incurred by Purchaser for and on behalf of Subsidiaries, including, without limitation, public accounting and outside legal services. Any compensation paid or expenses reimbursed by Purchaser under the Lucor Management Agreement shall be charged against EBITDA. If the Purchaser believes the Subsidiaries should make an expenditure that is not contemplated in the Budget or is greater than the amount included in the Budget for such item, and Lucor Management does not agree that the expenditure is necessary, the matter will be submitted to the Board of Directors of the Purchaser, and the expenditure will be charged against EBITDA and added to the Budget only if the Board of Directors by a majority vote concludes that the expenditure is necessary.

         (b) No later than March 31, 2000, Purchaser shall cause to be prepared in accordance with GAAP and delivered to the Seller audited consolidated financial statements of the Subsidiaries (including DMS, whether or not operated through a Subsidiary, but excluding any financial results of any acquisitions by Purchaser or any Subsidiary subsequent to the Closing) for the year ended December 31, 1999 (the "Additional Payment Financial Statements"). Payment of all Additional Purchase Price Payments calculated by the Purchaser to be due pursuant to Sections 1.5(a)(i) ,1.5(a)(ii) and 1.5(a)(iii) shall be made pursuant to the Earn-Out Note which shall be executed and delivered by the Purchaser to the Seller within 15 days following the date such Additional Payment Financial Statements are agreed to by Purchaser and Seller or finally resolved as hereinafter provided. The Seller and, on the Seller's behalf, an independent national accounting firm chosen by the Seller) shall have the right at mutually agreed times during normal business hours commencing on the Closing Date and ending 60 days after the receipt of the Additional Payment Financial Statements to inspect the books and records of the Subsidiaries (and DMS). Seller shall notify Purchaser in writing of any objections to the Additional Payment Financial Statements (in reasonable detail) within 65 days after receiving them. If Seller fails to give such notice by such time, Seller shall be deemed to have agreed with the Additional Payment Financial Statements as delivered. If Seller gives such notice by such time, (i) Purchaser shall execute and deliver to the Seller an Earn-Out Note within 15 days following receipt by Purchaser of the Seller's Notice with regard to the undisputed portion of any amounts owed to Seller pursuant to this
Section 1.5, and (ii) Seller and Purchaser shall then have 10 business days after such notice to agree on the amounts of the EBITDA. If Seller and Purchaser are not able to agree by such time, the Additional Payment Financial Statements will be submitted to Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct EBITDA, which was derived from the applicable amounts that were determined in accordance with GAAP applied in the manner consistent with reasonable past practices, within 30 days following such submission. Deloitte & Touche's (or any such successor accounting firm's) determination shall be final and binding on Seller and Purchaser. The costs of any such determination shall be shared equally by Seller and Purchaser.

         (c) During 1999, Purchaser shall keep the Business intact as a separate unit, shall manage it in the ordinary course consistent with past practice, and shall not, without obtaining the prior written consent of Seller, take any of the following actions:

                  (i) liquidate, consolidate, dissolve or merge any material Subsidiary or DMS with or into another company other than another Subsidiary, including without limitation, into a subsidiary or affiliate of Purchaser;

                  (ii) cause a material change in the nature of the Business as presently conducted by the Subsidiaries and DMS;

                  (iii) transfer assets or incur liabilities in the Subsidiaries or DMS except in the ordinary course of business consistent with past practice;

                  (iv) remove from the premises of the Subsidiaries (other than to the premises of the Purchaser) any books or records of the Business reasonably necessary for the continuation of the operation of the Business; or

                  (v) fail to honor or perform its obligations under the Lucor Management Agreement.

         1.6      CASH ADJUSTMENT.

         (a) Subject to the terms and conditions set forth in this Section 1.6, the Purchase Price for the Interests and Assets shall be increased by the amount (the "Cash Adjustment") of the average of the cash reported on the consolidated daily cash balances reports of the Seller and the Subsidiaries for the period from September 16, 1998 through December 15, 1998 inclusive (the "Average Cash Balance"), adjusted in accordance with Section 1.6(b) below. Purchaser shall pay at the Closing one-half of the amount of the "Estimated Cash Adjustment" determined in accordance with Section 1.6(c) and any remaining unpaid balance of the Cash Adjustment shall be paid in accordance with Sections 1.6(d) and (e).

         (b) The Cash Adjustment shall be an amount equal to the Average Cash Balance, plus any receipt of Cash Items by Seller related to Excluded Assets from December 16, 1998 to the Closing Date and minus (i) any disbursement of Cash Items by Seller or any Subsidiary related to Excluded Liabilities or Subsidiary Excluded Liabilities (as defined in Section 3.16), and (ii) distributions to or payments to or on behalf of members of Seller or their affiliates from December 16, 1998 to the Closing Date (other than payments of base salary and 1998 bonuses in the aggregate amount of $335,000).

         (c) Not later than 10 days prior to the Closing, Purchaser and Seller shall agree upon the amount of the Estimated Cash Adjustment. If Purchaser and Seller are unable to agree by such time, then the parties shall cause a determination to be made of such Estimated Cash Adjustment by Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm). Seller shall notify Purchaser in writing of the amounts so determined no later than 2 days prior to the Closing. The cost of such determination shall be shared equally by Purchaser and Seller.

         (d) On or before February 1, 1999, Lucor, with the assistance of Purchaser's personnel, shall deliver to Purchaser the December 31, 1998 Balance Sheet, prepared in accordance with GAAP consistently applied, together with a detailed calculation of the Cash

Adjustment determined in accordance with Sections 1.6(a) and 1.6(b). On or before April 1, 1999, Purchaser shall deliver to Seller (i) the December 31, 1998 (Consolidated) Balance Sheet, prepared in accordance with GAAP consistently applied and audited by Purchaser's independent certified public accountants (Purchaser's Accountants), (ii) Purchaser's detailed calculation of the Cash Adjustment determined in accordance with Sections 1.6(a), and 1.6(b), and (iii) payment, by wire transfer or certified or official bank check, of the unpaid balance of the amount of the Cash Adjustment as shown in such calculation.

         (e) Seller shall notify Purchaser in writing of any objections to Purchaser's calculation of the Cash Adjustment (in reasonable detail) within 15 days after receiving it. If Seller fails to give such notice by such time, Seller shall be deemed to have agreed with Purchaser's calculation of the Cash Adjustment as delivered. If Seller gives such notice by such time, Seller and Purchaser shall then have 10 business days after such notice to agree on the amounts of the Cash Adjustment. If Seller and Purchaser are not able to agree by such time, the Cash Adjustment calculation will be submitted to Deloitte & Touche in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Cash Adjustment, under GAAP applied in a manner consistent with past practices, within 30 days following such submission. Deloitte & Touche's (or any such successor accounting firm's) determination shall be final and binding on Seller and Purchaser. The costs of any such determination shall be shared equally by Seller and Purchaser. If Deloitte & Touche determines that the actual Cash Adjustment is greater than Purchaser's calculation of the Cash Adjustment pursuant to Section 1.6(d), Purchaser shall pay Seller within 15 days following Purchaser's receipt of Deloitte & Touche's determination, by wire transfer or certified or official bank check, the additional amount so determined. If Deloitte & Touche determines that the actual Cash Adjustment is less than Purchaser's calculation of the Cash Adjustment pursuant to Section 1.6(d), Seller shall pay Purchaser within 15 days following Seller's receipt of Deloitte & Touche's determination, by wire transfer or certified or official bank check, the amount of any overpayment resulting therefrom.


                                   ARTICLE 2
                                    CLOSING

         2.1 CLOSING DATE. Subject to the fulfillment of the conditions precedent specified in Articles 7 and 8 of this Agreement (or the waiver thereof as provided therein), the purchase and sale of the Interests and Assets shall be consummated at a closing (the "Closing") to be held at 10:00 a.m. prevailing Eastern Standard Time at the offices of Troutman Sanders LLP, 600 Peachtree Street, NE, Suite 5200, Atlanta, Georgia 30308, on January 15, 1999, or at such other time and place as shall be determined by the mutual agreement of Purchaser and Seller (the "Closing Date"). The Closing shall be deemed effective as of 12:01 a.m. Eastern Standard Time, January 1, 1999 (the "Effective Date").

         2.2 DELIVERIES OF THE SELLER. At the Closing, the Seller shall deliver to Purchaser, in form and substance satisfactory to Purchaser, the following:

         (a) any and all certificates representing the Interests, which certificates (as to Subsidiaries directly owned by GMM) shall be duly endorsed in blank for transfer or accompanied by properly executed transfer powers endorsed in blank, and any other documentation reasonably requested by Purchaser necessary or appropriate to transfer and assign all of such Interests to Purchaser;

         (b) a Bill of Sale and Assignment executed by the Seller, substantially in the form of Exhibit B attached hereto (the "Bill of Sale") or a similar document required by the local law applicable to any Foreign Subsidiary and such other documents of transfer, assignment and conveyance as may be reasonably requested by Purchaser to vest in Purchaser good and marketable title in and to the Interests and Assets;

         (c) a certificate, dated as of the Closing Date, signed by Seller stating that (i) all conditions specified in Sections 7.1 and 7.2 have been fulfilled; (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken; and (iii) there has been no material adverse change in the business, properties or assets of the Seller or Subsidiaries from the date of this Agreement to the Closing Date;

         (d) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel for Seller and Mark J. Gainor ("MJG"), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

         (e) an opinion of Rosenberg & Liebentritt, P.C., counsel for SZ Investments, LLC ("SZI"), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

         (f) all minute books, stock record books, corporate seals, client lists, books of account, bank accounts, leases, contracts, agreements, files and other documents, instruments, work product, funds, receivables, assets, papers, and properties, of any kind, of the Subsidiaries and all such documents, etc. in any way related to their respective businesses, provided that Seller may retain copies of the foregoing, and Purchaser hereby covenants to provide Seller reasonable access to the foregoing for all proper purposes;

         (g) a Management Agreement, executed by MJG through Lucor (the "Lucor Management Agreement"), substantially in the form of Exhibit C attached hereto;

         (h) certificates of existence and good standing for the Seller and Subsidiaries (other than the Foreign Subsidiaries) issued by the Secretary of State or other applicable governmental authority of its respective state or country of incorporation or organization, as applicable, dated as of a date no more than five days prior to the Closing Date;

         (i) copies of the Articles of Incorporation or Articles of Organization, as applicable, of Seller and each Subsidiary (other than the Foreign Subsidiaries) certified to be true and accurate by the Secretary of State or other applicable governmental authority of its respective state or country of incorporation or organization, as applicable, dated as of a date no more than five days prior to the Closing Date;

         (j) copies of the Bylaws or Operating Agreement, as applicable, of Seller and each Subsidiary (other than the Foreign Subsidiaries) certified to be true and accurate by the current Secretary of Seller or such Subsidiary, dated as of the Closing Date;

         (k) copies of the latest extracts from the Commercial Registers (Handelsregisterauszuge) for each German Subsidiary indicating that such Subsidiary has been duly incorporated and still exists on the respective Register;

         (l) copies of the applicable Gesellschaftsvertag for each German Subsidiary;

         (m) Standstill Agreement executed by MJG and SZI, substantially in the form of Exhibit D attached hereto (collectively the "Standstill Agreement");

         (n)      Required Consents of Third Parties;

         (o) releases of all Liens on any of the assets, properties or rights of the Seller or the Subsidiaries (the "Lien Releases");

         (p) bank signature cards for all of Seller's and Subsidiaries' bank accounts;

         (q) all other documents, instruments, certificates and opinions required to be delivered by the Seller pursuant to this Agreement;

         (r) a Restrictive Covenant Agreement executed by Seller and MJG, substantially in the form of Exhibit E attached hereto;

         (s) a Restrictive Covenant Agreement executed by SZI, substantially in the form of Exhibit E attached hereto;

         (t)      the unaudited Consolidating Balance Sheet as of September 30,
1998;

         (u) the unaudited Consolidating Statement of Operations for the year ended December 31, 1998 and the Consolidating Balance Sheet as of December 31, 1998; and

         (v) the calculation of the Estimated Cash Adjustment in accordance with Section 1.6(c).

         2.3 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver or cause to be delivered to the Seller the following:

         (a) the Purchase Price (including, without limitation, the cash consideration, Convertible Preferred Stock and Redeemable Preferred Stock) to the extent required by and as provided in Section 1.4 hereof;

         (b) a certificate, dated as of the Closing Date, signed by the Purchaser stating that (i) all conditions specified in Sections 8.1 and 8.2 have been fulfilled; and (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken;

         (c)      the Standstill Agreement executed by Purchaser;

         (d) an opinion of Troutman Sanders LLP, counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller;

         (e) a Registration Rights Agreement executed by Purchaser (the "Registration Rights Agreement") substantially in the form of Exhibit F attached hereto;

         (f)      the Lucor Management Agreement, executed by Purchaser;

         (g) all other documents, instruments, and certificates required to be delivered by Purchaser pursuant to this Agreement;

         (h) certificates of existence and good standing for the Purchaser issued by the Secretary of State of Delaware, dated as of a date no more than five (5) days prior to the Closing Date;

         (i) copies of the Certificate of Incorporation of Purchaser, certified to be true and accurate by the Secretary of State of Delaware, dated as of a date no more than 5 days prior to the Closing Date;

         (j) copies of the Bylaws of Purchaser certified to be true and accurate by the current Secretary of Purchaser, dated as of the Closing Date;

         (k) the Common Stock Warrant, substantially in the form of Exhibit G attached hereto;

         (l) the Assignment and Assumption Agreement, substantially in the form of Exhibit H attached hereto (the "Assumption Agreement"); and

         (m) the Subsidiary Assumption Agreement substantially in the form of Exhibit I hereto (the "Subsidiary Assumption Agreement").

                                   ARTICLE 3
                             ADDITIONAL AGREEMENTS

         3.1 CONFIDENTIALITY. Purchaser and the Seller acknowledge that the Confidentiality Agreement, dated October 28, 1998, shall survive the execution of this Agreement and remain binding upon Purchaser and the Seller, except that paragraph 3 thereof is superseded by Section 3.3 of this Agreement; , provided, however, that Purchaser hereby consents, pursuant to paragraph 9 of such Confidentiality Agreement, to purchases of Matria Common Stock by or on behalf of Seller and its members during the Interim Period so long as (i) Seller informs Purchaser in writing of the number of shares so purchased and the purchase price paid therefor, not later than 2 business days after each such purchase; (ii) such purchases shall not cause to the "Beneficial Ownership" of Seller and its affiliates (as defined in the Standstill Agreement), in the aggregate, to exceed 3% of the outstanding Matria Common Stock without the prior written consent of Purchaser; and (iii) the shares so purchased shall otherwise remain subject to all provisions of such Confidentiality Agreement and shall be subject to the Standstill Agreement from and after the Closing Date.

         3.2      ACCESS TO PREMISES, RECORDS, PROPERTIES, CUSTOMERS AND
                  EMPLOYEES.

         (a) During the period from the date of this Agreement to the Closing, Seller agrees to permit and to cause the Subsidiaries to permit Purchaser and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, the Seller and the Subsidiaries and to cause their respective officers and employees to furnish to Purchaser and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of the Seller and the Subsidiaries, as Purchaser may reasonably request; and Seller agrees to cause the respective officers and employees of the Subsidiaries to cooperate with Purchaser and its representatives, agents, counsel and accountants in order to enable Purchaser to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of the Seller and the Subsidiaries.

         (b) During the period from the date of this Agreement to the Closing, Purchaser agrees to permit the Seller and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, Purchaser and its wholly-owned subsidiaries and to cause its officers and employees to furnish to Seller and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of Purchaser, as Seller may reasonably request; and the Purchaser agrees to cause its officers and employees to cooperate with Seller and its representatives, agents, counsel and accountants in order to enable Seller to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of Purchaser and its wholly-owned subsidiaries.

         (c) During the period from the date of this Agreement to the Closing, Seller agrees to permit, and to cause the Subsidiaries to permit, Purchaser and its representatives, agents, counsel and accountants to talk to and meet with, at all reasonable times, the respective customers, suppliers and employees of the Seller and the Subsidiaries to the extent such activities do not unreasonably disrupt the Business; provided, however, Purchaser shall notify Seller prior to such conversations with customers and suppliers and allow Seller the opportunity to be included in said conversations.

         3.3 PUBLICITY. During the period from the date of this Agreement to the Closing, each party hereto agrees to obtain the approval of the other parties hereto prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld; provided, however, that the provisions of this Section 3.3 shall not prohibit any party from making any such release, statement or announcement if, upon advice of counsel, it is believed that such party is required to do so under any applicable law, rule or regulation (in which case such party shall use all reasonable efforts to give the other party prior notice thereof and an opportunity to review and comment thereon).

         3.4      ACQUISITION PROPOSALS.

         (a) During the term of this Agreement, Seller shall not, directly or indirectly, through any officer, director, employee or agent of Seller or the Subsidiaries, or otherwise, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with the Seller or the Subsidiaries or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller will promptly notify Purchaser if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

         (b) During the term of this Agreement, Purchaser shall not, directly or indirectly, through any officer, director, employee or agent of Purchaser or otherwise, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase by Purchaser, directly or indirectly, of all or a material amount of the assets of, or any equity interest in, or merger, consolidation or business combination with a competitor of Seller or the Subsidiaries other than DMS or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing. Purchaser will promptly notify Seller if such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

         3.5 APPROVALS AND CONSENTS; REASONABLE EFFORTS. From the date hereof until the Closing, each party hereto hereby covenants with the other parties hereto that it will cooperate to give all notices and obtain as soon as is reasonably practicable all approvals, consents and waivers of state and federal departments or agencies or of any other parties required or deemed necessary or beneficial for consummation of the transactions contemplated by this Agreement and shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement or in any document delivered pursuant to this Agreement shall be construed as an attempt to agree to assign any contract, certificate, license or other Asset which under law, rule or regulation or by agreement is nonassignable without the consent of a party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given. Seller will use its reasonable good faith efforts to obtain all such necessary consents of the parties to any such contracts prior to the Closing. In order, however, that the full value of the Interests, and every such contract, certificate, license or other asset included within the Assets and all claims and demands in such contracts may be realized, Seller covenants with Purchaser that Seller, by itself or by its agents, will, at the request and expense and under the direction of Purchaser, in the name of the Seller, or otherwise, as Purchaser shall specify and as shall be permitted by any law, rule or regulation, take all such reasonable actions and do or cause to be done all such reasonable things as shall be necessary in order that the rights of Seller in and under the Interests, and all such contracts, certificates, licenses and other Assets shall be preserved. Each of the parties shall use reasonable efforts to close the transactions contemplated herein on or before January 15, 1999.

         3.6 COOPERATION OF THE PARTIES; REGULATORY APPROVALS. Purchaser shall be responsible, at its sole cost and expense, for obtaining all regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any acts or actions required to be taken as part of or as a condition to their respective obligations under this Agreement. Seller shall cooperate with and assist Purchaser, as Purchaser shall reasonably request, in obtaining the approval of all regulatory agencies and officials whose approval is required for the transfer of all licenses and other regulatory approvals required to enable the Purchaser to acquire the Interests and the Assets and operate the business of the Subsidiaries.

         3.7 EXPENSES. Seller will pay all fees and expenses, including, without limitation, counsel and accountants' fees, incurred by Seller and the Subsidiaries in connection with this Agreement and any transaction contemplated by this Agreement. The Purchaser will pay all fees and expenses, including, without limitation, counsel and accountants' fees, incurred by it in connection with this Agreement and any transaction contemplated by this Agreement. Notwithstanding the foregoing, Purchaser shall pay the filing fee for the notification required to be filed under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). Purchaser shall also pay the notary fees for the notarial deed regarding the transfer of the German Subsidiaries. Purchaser shall be responsible for paying any UK transfer taxes payable upon the transfer of the Interests.

         3.8 CORPORATE NAMES. Following Closing, neither Seller nor any affiliate of Seller will use any corporate name, trade name or advertising symbol (other than the Seller's logo) associated with, or similar to those of the Seller or the Subsidiaries in connection with Seller's or the Subsidiaries' businesses other than the "Gainor" name. MJG and Seller hereby grant to Purchaser a fully paid-up, perpetual, royalty-free, world-wide license to use the "Gainor" name, which license shall be exclusive with respect to the health care industry; provided, however, that such license may be revoked on not less than 60 days' written notice specifying in detail the reasons therefor, by MJG or Seller in the event that either of them reasonably believes that the Purchaser's use of the Gainor name brings disrepute to MJG.

         3.9 HART-SCOTT-RODINO FILINGS. Each of the Purchaser and the Seller agrees to (i) use its reasonable best efforts to file all documents with the Federal Trade Commission and the United States Department of Justice as may be required to comply with the HSR Act, and (ii) promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings, and (iii) use all reasonable efforts to obtain an early termination of the applicable waiting period.

         3.10 STANDSTILL AND RESTRICTIVE COVENANT AGREEMENTS. Prior to or at the Closing, Seller shall cause MJG and SZI to enter into the Standstill Agreement and the Restrictive Covenant Agreements as required by Sections 2.2(m), 2.2(r) and 2.2(s).

         3.11 LUCOR MANAGEMENT AGREEMENT. Prior to or at the Closing, Seller shall cause Lucor Management, Inc. to enter into the Lucor Management Agreement.

         3.12     TAX MATTERS.

         (a) Seller shall pay or cause to be paid in a timely fashion all income taxes (i) payable by Seller, or (ii) payable by Seller or any Subsidiary with respect to periods prior to the Effective Date. Purchaser shall be responsible for all Taxes (as defined in Section 4.3.6) of each Subsidiary with respect to periods following the Effective Date.

         (b) Seller shall file and control any returns required to be filed by the Seller or any Subsidiary after the Closing Date relating to periods ending on or before the Effective Date; provided that Purchaser shall have the right to review and comment on such returns before they are filed, provided further, that with prior written notice to Purchaser, Seller may make such extensions to Tax filings and make such estimated interim payments as may be permitted under applicable Tax law and regulations. In connection with such returns for the taxable year ending December 31, 1998, Seller shall assure that all Section 338(h)(10) elections are made in accordance with applicable Tax rules and regulations and Section 6.7 of the Universal Self Care Agreement (as defined in Section 9.1(b)).

         (c) Seller, on the one hand, and Purchaser, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes for periods prior to the Effective Date. Seller and Purchaser shall cooperate with each other in the conduct of any Tax audit or other proceedings involving any Subsidiary for such periods. In connection with any such audit or other proceeding Purchaser, upon Seller's request and at Seller's expense, shall provide Seller copies of all notices, correspondence, demands, assessments and other documents generated in connection with any such audit or other proceeding, all of which information shall remain subject to the confidentiality provisions of the October 28, 1998 Confidentiality Agreement. Seller shall also have the right to discuss the status of such audit or other proceeding with Purchaser's representatives and, with prior written notice to Purchaser, with the applicable taxing authorities involved. All of such activities by Seller shall be conducted in a manner so as not to adversely impact the best interests of Purchaser or the Subsidiaries; provided that notwithstanding the above, Seller shall at all times be permitted to act as required by law and to deal honestly and accurately with all applicable taxing authorities and in their preparation for submissions to such authorities without being in violation of this subsection (c).

         (d) Seller, on the one hand, and Purchaser, on the other hand, agree to furnish or cause to be furnished to each other, upon request, such information and assistance (including access to books and records) relating to the Seller and the Subsidiaries as is reasonably necessary for the preparation of any return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

         (e) Seller agrees to indemnify Purchaser from and against any liability Purchaser may suffer from, arising out of, relating to, in the nature of, or caused by any liability of any Corporation Subsidiary for income taxes of any person other than any Corporation Subsidiary (i) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         3.13     BREAK-UP FEE.

         (a) In the event that Seller breaches Section 3.4(a) of this Agreement and the Closing does not occur for any reason not attributable to Purchaser or its affiliates, and within a year following the date of this Agreement either (i) a person other than MJG or SZI gains control of more than 15% of the outstanding membership interests of Seller with the help, assistance, or approval of Seller, any of its management, its Board of Directors, or any stockholder or member of Seller or any successor to Seller, or (ii) Seller merges, consolidates, or effects any other business combination with any person, the result of which is that the current members of Seller own less than 80% of the resulting entity, or (iii) Seller, the Subsidiaries, or any of them, sell, lease or otherwise transfer all or 30% or more of their assets taken as a whole to any person or persons, then Seller shall be liable to pay to Purchaser the sum of $3,000,000 upon the consummation of any such transaction.

         (b) In the event that Purchaser breaches Section 3.4(b) of this Agreement and the Closing does not occur for any reason not attributable to Seller or its affiliates, and within a year following the date of this Agreement Purchaser acquires, directly or indirectly, through merger, consolidation, business combination or otherwise, substantially all of the assets of, or more than 51% of the equity interest in, any entity that was the subject of Purchaser's breach of Section 3.4(b) then Purchaser shall be liable to pay to Seller the sum of $3,000,000 upon consummation of any such transaction.

         3.14 SELLER AND SUBSIDIARY PERMITS. Seller shall cooperate with and use its commercially reasonable efforts to assist Purchaser, both in advance of the Closing and after the Closing, in maintaining or reapplying for any Seller and Subsidiary Permits, as defined in Section 4.7.8, for Purchaser's use after the Closing at Purchaser's sole cost and expense.

         3.15 BULK SALES LAW. Purchaser and Seller each hereby waive compliance with the provisions of any applicable bulk sales or transfer laws.

         3.16 DISCHARGE OF LIABILITIES. Seller shall pay, perform and discharge when due in the ordinary course of business all debts, liabilities and obligations of Seller or any Subsidiary (i) for any income taxes for any period ending and prior to the Effective Date and any income, sales, use or other taxes arising in connection with the consummation of the transaction contemplated by this Agreement except to the extent there is a transfer tax with respect to the transfer of the stock under UK law; (ii) payable to Seller or any member or affiliate of Seller; (iii) for costs and expenses (including, without limitation, professional fees) in connection with this Agreement or the transactions contemplated hereby; and (iv) any Funded Debt other than Funded Debt of any Subsidiary which Purchaser accepts as a liability of a Subsidiary by notice to Seller not less than two (2) days prior to the Closing. The debts, liabilities and obligations referred to in this
Section 3.16 are hereinafter referred to as the "Subsidiary Excluded
Liabilities."


                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and notwithstanding any independent investigations or verification undertaken by Purchaser or its representatives in connection herewith, Seller hereby represents and warrants to Purchaser that the following representations and warranties are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by Purchaser, be true and correct as of the Closing:

         4.1 VALIDITY. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

         4.2 DEFINITION OF MATERIAL ADVERSE EFFECT. As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect in the business or in the financial condition, results of operations, properties, assets, liabilities or prospects of Seller or the Subsidiaries, or any of them, or on the ability of Seller to enter into this Agreement and perform its obligations hereunder.

         4.3      CORPORATE AND FINANCIAL.

                  4.3.1    CORPORATE STATUS.

                  (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller does not have any direct or indirect subsidiaries or own any shares of capital stock of any corporation or any interest in the ownership or management of any other entity except in those corporations and other entities listed on Schedule 4.3.1 hereto. Seller has full power and authority, corporate or otherwise, and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, except where the absence of such could not reasonably be expected to result in a Material Adverse Effect. Seller is qualified to transact business as a foreign limited liability company in the states listed on Schedule 4.3.1, and Seller is qualified to do business in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

                  (b) Each of the Corporation Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state or country of incorporation. Each of the LLC Subsidiaries (other than Dia Real) is a limited liability company duly organized, validly existing and in good standing under the laws of its respective state or country of organization. None of the Subsidiaries has any direct or indirect subsidiaries or owns any shares of capital stock of any corporation or any interest in the ownership or management of any other entity except in those corporations and other entities listed on Schedule 4.3.1. Each of the Subsidiaries has full power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, except where the absence of such could not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary is qualified to transact business as a foreign corporation or limited liability company, as applicable, in the states listed on Schedule 4.3.1 and each Subsidiary is qualified to do business in all jurisdictions in which such qualification is required, except where failure to qualify would not have a Material Adverse Effect. David 68 validly exists and is in good standing under the laws of the Federal Republic of Germany and is registered in the commercial register of the local court of Frankfurt under HRB 45034. Hans MW and EU Medical are validly existing and in good standing under the laws of the Federal Republic of Germany. Dia Real is a limited partnership (kommanditgessellschaft) duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany.

                  (c) The extracts from the Commercial Register and the articles of incorporation of the German Subsidiaries delivered by the Seller at Closing contain the most recent, true, accurate and complete version of the extracts from the Commercial Register and the articles of incorporation, respectively, of the German Subsidiaries currently valid and in full force and effect. No changes have been made thereto.

                  4.3.2    AUTHORITY; NO VIOLATION; CONSENTS.

                  (a) The Subsidiaries, and each of them, have full power and authority to consummate the transactions contemplated by this Agreement, and all corporate or other action necessary on the part of the Subsidiaries, or any of them, to consummate the transactions contemplated hereby has been taken.

                  (b) Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all corporate or other action necessary on the part of Seller to execute and deliver this

Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby has been taken.

                  (c) Neither the execution and delivery of this Agreement by Seller nor the performance of its obligations hereunder, will:

                           (i) violate or conflict with any provision of the Certificate or Articles of Incorporation or Articles of Organization, as applicable, or Bylaws or operating agreement of Seller or any Subsidiary;

                           (ii) except as set forth on Schedule 4.7.1, breach or otherwise constitute or give rise to a default under any material contract, commitment or other obligation to or by which Seller or any Subsidiary is bound;

                           (iii) violate any material statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Seller or any Subsidiary is subject; or

                           (iv) except as set forth on Schedule 4.7.1, require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority.

                  4.3.3    OWNERSHIP AND CAPITALIZATION.

                  (a) Schedule 4.3.3 accurately sets forth the members and the percentage of membership interest owned by each member of each class of GMM. Schedule 4.3.3 accurately sets forth GMM's direct and indirect ownership interest in each of the Subsidiaries, and no other person or entity owns any ownership interest in the Subsidiaries other than as shown on Schedule 4.3.3. David 68 owns of record and beneficially 100% of the outstanding ownership interests of Hans MW, EU Medical and David 71. EU Medical and David 71, collectively, own of record and beneficially 100% of the outstanding ownership interests of Dia Real. GMAC owns of record and beneficially 100% of the outstanding capital stock of HMS and Self Care. Gainor Direct owns of record and beneficially 100% of the outstanding capital stock of AR Medical.

                  (b)      (i)      Schedule 4.3.3 accurately sets forth the
         authorized capital stock of each Corporation Subsidiary and the amounts of such capital stock issued and outstanding. Schedule 4.3.3 accurately sets forth the members and membership interest of each LLC Subsidiary and the amounts of such membership interests issued and outstanding.

                           (ii) All of the outstanding capital stock and membership or ownership interests, as applicable, of the Subsidiaries is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal or national and state securities laws. No event has occurred which could be registered as a repayment of share capital or could otherwise give rise to an obligation to inject capital contributions into the German Subsidiaries.

                           (iii) None of the capital stock or share capital or membership or ownership interests, as applicable, of any Subsidiary has been issued in violation of any preemptive or other material rights of its shareholders, members or owners.

                  (c) Other than as listed on Schedule 4.3.3, none of the Subsidiaries has outstanding any securities or other rights which are either by their terms or by contract convertible or exchangeable into capital stock or membership or other equity interest in such Subsidiary, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, the capital stock or membership or other equity interest (or securities convertible into capital stock or membership or other equity interest) in such Subsidiary. None of the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire or to register any shares of its capital stock or membership or other equity interests.

                  (d) Other than as listed on Schedule 4.3.3, there are no agreements to which Seller or any Subsidiary is a party in any way restricting the transfer of any shares of capital stock or membership or other equity interests of any Subsidiary.

                  (e) Any shares of capital stock or membership or other equity interest in Seller or the Subsidiaries which have been purchased or redeemed by the Seller or the Subsidiaries, as the case may be, have been purchased or redeemed in substantial compliance with all applicable national or federal and state laws, rules, regulations, and ordinances, including, without limitation, all federal and state securities laws. The purchase of the Interests and the consummation of the transactions contemplated hereby will not, with the giving of notice or lapse of time or both, result in a material default or acceleration of the maturity of, or otherwise materially modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Seller or the Subsidiaries, or any of them.

                  4.3.4 TITLE TO INTEREST AND ASSETS. Seller has good, valid and marketable title to its Interests and Assets, free and clear of any and all Liens except for the liens and encumbrances listed on Schedule 4.3.4 to be removed at or prior to Closing, and will transfer good, valid and marketable title thereto to Purchaser at Closing.

                  4.3.5 CORPORATE OR OTHER BOOKS AND RECORDS. The stock and membership records, minute books and other books and records of the Seller and the U.S. Subsidiaries fully and accurately reflect all issuances, transfers and redemptions of the capital stock or membership or other equity interests of the Seller and the U.S. Subsidiaries, as the case may be, correctly show the total number of shares of such capital stock or membership or other equity interests, as the case may be, issued and outstanding on the date hereof, accurately reflect in all material respects all corporate or other action taken by the officers, directors, managers, members or shareholders, as applicable, of the Seller and the U.S. Subsidiaries, as the case may be (including actions taken by consent without a meeting), and contain true and complete copies or originals of the Seller's and the U.S. Subsidiaries': (i) Certificate or Articles of Incorporation or Articles of Organization or other organizational documents, as the case may be, and all amendments thereto,

(ii) Bylaws or Operating Agreements or similar agreements, as the case may be, as amended and currently in force, and (iii) the minutes of all meetings or consent actions of their respective officers, directors, managers, members or shareholders, as applicable. Foreign Subsidiaries have complied with all similar requirements of their governing law. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such officers, directors, managers, members or shareholders except those contained in such minute books and all corporate or other actions of the Seller and the U.S. Subsidiaries were duly and validly taken in compliance with all applicable laws, rules, regulations and ordinances.

                  4.3.6    TAXES.

                  (a) The Seller and the Subsidiaries have duly filed and will file, either individually or as part of a consolidated return or otherwise, when due (i) all required federal, state, local and foreign "Tax" (as hereinafter defined) returns and reports; and (ii) all returns and reports of all other governmental units and agencies having jurisdiction with respect to Taxes imposed upon any of their respective income, properties, revenues, franchises, operations or other assets or Taxes imposed which might create a lien or encumbrance on any of their respective assets required to be filed by any of them prior to the date hereof. All such returns and reports are true, complete and correct in all material respects, and the Seller and the Subsidiaries have paid and will pay when due all Taxes as set forth in such returns or reports, and all such Taxes as set forth constitute all amounts which are due and owing by the Seller and the Subsidiaries. All federal, state, local and foreign Taxes and other governmental charges paid or payable by the Seller or the Subsidiaries have been timely paid, or have been accrued or reserved on the Seller's or the Subsidiaries' books in accordance with Internal Revenue Service rules and regulations and GAAP applied on a basis consistent with prior periods. Adequate reserves for the payment of Taxes have been established on the books of the Seller and the Subsidiaries, as applicable, for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing, the Seller and the Subsidiaries shall continue to maintain sufficient reserve accounts for the payment of expected Tax liabilities in accordance with GAAP applied on a basis consistent with prior periods. Except as set forth in Schedule 4.3.6, neither Seller nor any Subsidiary has received any notice of a Tax deficiency or assessment of additional taxes of any kind, and there is no threatened claim against Seller or any Subsidiary, or any reasonable basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period, and on the Closing Date there will be no such notice, no such claim and no basis for any such claim. Neither Seller nor any Subsidiary has executed or otherwise agreed to or is bound by any currently effective waiver of any statute of limitations with respect to payment or assessment of Taxes or other agreement altering or affecting any otherwise applicable statute of limitations with respect to the payment of Taxes or the filing of Tax returns. There are no rulings or closing agreements executed with any taxing authority relating to Seller or the Subsidiaries or any of their respective assets that will be binding upon Purchaser after the Closing Date. Except for claims for customs duties, no claim has ever been asserted by an authority in a jurisdiction where the Seller or the Subsidiaries do not file Tax returns that Seller or any Subsidiary is or may be subject to taxation by that jurisdiction.

                  (b) The Seller and the Subsidiaries have withheld proper and accurate amounts from all of their respective employees, independent contractors, creditors, shareholders, members or other third parties who have performed services in connection with the businesses of the Seller or any Subsidiary for all periods prior to the date hereof and will withhold proper and accurate amounts from the date hereof until Closing, all in compliance with the Tax withholding provisions of applicable federal, state, local and foreign Tax laws. All federal, state, local and foreign Tax returns, proper and accurate in all respects, have been filed by the Seller or the Subsidiaries for all periods for which returns were due with respect to withholding, social security, Medicare and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

                  (c) Each LLC Subsidiary has only one member and is treated as a disregarded entity separate from its owner for income Tax purposes under Treasury Regulation ss. 301.7701-3.

                  (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean any taxes, fees, levies, duties, charges or similar assessments (including interest, penalties and additions) imposed by or payable to any governmental or other taxing authority, whether foreign, federal, state, local or otherwise, including, without limitation, partnership, net income, gross income receipts, franchise, assets, withholding, excise, ad valorem, value added, capital gains, stamp, real and personal property assessment, sales, use, employment, social security and unemployment contributions, net worth, services, customs duties and other taxes or charges of any kind or nature.

                  (e) All transactions between the German Subsidiaries and any of their present or former shareholders or persons closely related to such shareholders have been conducted entirely on an arm's-length basis, and no event has occurred which could be regarded as the payment of a constructive dividend. The classification of the German Subsidiaries' equity for Tax purposes as at December 31, 1997 is true and accurate in all material respects.

                  4.3.7    FINANCIAL STATEMENTS. Attached hereto as Schedule
4.3.7 are true, correct and complete copies of (a) the audited consolidated financial statements of Seller and each Subsidiary for the fiscal years ended December 31, 1996 and December 31, 1997, including fiscal balance sheets, statements of income and retained earnings, statements of shareholders' or members' equity, statements of cash flows and related notes (all of the foregoing described financial statements being herein collectively referred to as the "Audited Financial Statements"); and (b) unaudited consolidating balance sheets of Seller and each Subsidiary dated September 30, 1998 (the "Unaudited Balance Sheets") and unaudited statements of income and cash flows for the nine-month period ended September 30, 1998 (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements") (the Audited Financial Statements and the Unaudited Financial Statements are collectively referred to hereinafter as the "Financial Statements"). Notwithstanding the foregoing, (i) audited financial statements for only 1997 for DIA Real have been prepared and are attached in Schedule 4.3.7 and (ii) no audited financial statements for Hans MW are available, and only unaudited financial statements for Hans MW are attached in Schedule 4.3.7. Except as set forth on Schedule 4.3.7 hereto, all of the Financial Statements were prepared in accordance with GAAP applied on a basis consistent with prior periods, except that the Unaudited Financial Statements do not contain normal year end adjustments and omit footnote disclosures required by GAAP. Except as set forth on Schedule 4.3.7 hereto, the Financial Statements present fairly the financial condition of Seller and each

Subsidiary as of the dates indicated therein and the results of operations and cash flows of Seller and each Subsidiary for the respective periods covered thereby and are consistent with the books and records of Seller and each Subsidiary.

                  4.3.8 ACCOUNTS. Schedule 4.3.8 contains a complete and accurate list of the names and addresses of each and every bank and other institution in which Seller or any Subsidiary maintains an account or safety deposit box, the account numbers of each such account, and the names of all persons who are presently authorized to draw thereon or have access thereto.

                  4.3.9    NOTES RECEIVABLE; ACCOUNTS RECEIVABLE; ACCOUNTS
PAYABLE.

                  (a) All notes receivable, accounts receivable and other receivables of the Seller or the Subsidiaries or due to the Seller or the Subsidiaries at September 30, 1998 are shown on the Unaudited Balance Sheets to the extent required by GAAP or are set forth on Schedule 4.3.9 as of the date thereof. Except to the extent such receivables were satisfied in full in the ordinary course of business since the date of the Unaudited Balance Sheets, all such notes receivable, accounts receivable and other receivables shown on the Unaudited Balance Sheets or on Schedule 4.3.9 and all such notes receivable, accounts receivable and other receivables arising since the date thereof (collectively, the "Receivables") have been and will be (except to the extent collected in the ordinary course of business consistent with past practice) genuine, legal and valid obligations of and bona fide claims against the respective makers thereof or debtors thereon for sales made, services performed or other charges arising on or before the date hereof, and all of the goods delivered and services performed that gave rise to such Receivables were delivered or performed in all material respects in accordance with the applicable orders, contracts, or client requirements therefor. All accounts payable shown on the Unaudited Balance Sheets represent, and all Current Liabilities to be reflected on the unaudited December 31, 1998 Balance Sheet will represent expenses incurred in the ordinary course of business consistent with past practices, except for accruals or payments incurred in connection with this Agreement.

                  (b) Except as set forth on Schedule 4.3.9, neither Seller nor any Subsidiary has written off any such Receivables since the date of the Unaudited Balance Sheets, except nonmaterial write-offs in the ordinary course of business consistent with past practice. All such Receivables are evidenced by written agreements, invoices or other instruments, true and correct copies of which will be made available to Purchaser for examination prior to the Closing. Except as set forth in Schedule 4.3.9, none of such Receivables is the subject of a pledge or assignment to secure debt, is subject to any security interest which will not be released by the Lien Releases, or has been placed for collection with any attorney or collection agency or similar individual or firm.

                  4.3.10   LIABILITIES.

                  (a) Neither Seller nor any Subsidiary has any debts, liabilities, or obligations of any kind in excess of $25,000 in the aggregate, whether accrued, absolute, known or unknown, contingent or otherwise, including but not limited to any (i) liability or obligation on account of any federal, state, local or foreign Taxes or penalties, or interest or fines with respect to such Taxes, (ii) liability arising from or by virtue of the production, manufacture, sale, lease, distribution, delivery or other transfer or disposition of personal property or services of any type, kind or variety, or
(iii) unfunded liability with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Seller or a Subsidiary or any other entity covering employees of Seller or a Subsidiary, except (1) those reflected on the Unaudited Balance Sheets, (2) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Unaudited Balance Sheets (none of which individually or in the aggregate has had, or will have a Material Adverse Effect), and (3) as specifically disclosed in Schedule 4.3.10. Except as set forth on Schedule 4.3.10, neither Seller nor any Subsidiary has any liability or obligation (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person or entity.

                  4.3.11 ORDINARY COURSE OF BUSINESS AND ABSENCE OF CHANGES. Except as set forth in Schedule 4.3.11, since September 30, 1998, Seller and each Subsidiary has operated its respective business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, and except as set forth in Schedule 4.3.11, since September 30, 1998:

                  (a) there has been no change in the business, assets, liabilities, results of operation, cash flow or financial condition of Seller or any Subsidiary, or in any of their respective relationships with suppliers, customers, employees, independent contractors, lessors, third party payors, regulators, vendors or others, which individually or in the aggregate could have a Material Adverse Effect;

                  (b) the properties and assets of Seller and each Subsidiary have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                  (c) the books, accounts (including, without limitation, methods, practices and principles of financial and tax accounting), and records of Seller and each Subsidiary have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

                  (d) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of, or other membership or equity interest in, Seller or any Subsidiary nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by Seller or any Subsidiary of any of the capital stock of, or other membership or equity interest in, Seller or such Subsidiary;

                  (e) there has been (i) no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Seller or any Subsidiary to any director, officer, manager, salaried employee, or agent earning $25,000 or more per annum; (ii) no general increase in the compensation or in the rate of compensation payable or to become payable to hourly employees or to salaried employees or fee-for-services contractors of Seller or any Subsidiary earning less than $25,000 per annum ("general increase" for the purpose hereof means any increase generally applicable to a class or group of employees or agents, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees or agents and not generally to a class or group thereof); (iii) no director, officer, manager or employee hired at a salary in excess of $25,000 per annum; and (iv) no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

                  (f) there has been no change in the Certificate or Articles of Incorporation, Articles of Organization, Operating Agreement or Bylaws or other organizational documents, as applicable, of Seller or any Subsidiary;

                  (g) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current Taxes not yet due and payable) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Seller or any Subsidiary or assumed by Seller or any Subsidiary with respect to any asset other than in the ordinary course of business;

                  (h) no obligation or liability of Seller or any Subsidiary has been discharged or satisfied, other than current liabilities reflected on the Unaudited Balance Sheets and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

                  (i) there has been no sale, transfer or other disposition of any asset of Seller or any Subsidiary, the fair market value of which individually exceeds $25,000 or in the aggregate exceeds $100,000, except for sales of inventory in the ordinary course of business consistent with past practice;

                  (j) there has been no amendment, termination or waiver of any right of Seller or any Subsidiary under any contract or agreement or governmental license, permit or permission which, individually or in the aggregate, has had or could result in a Material Adverse Effect;

                  (k) there has been no creation of, amendment to or contribution, grant, payment or accrual for or to the credit of any employee of Seller or any Subsidiary with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement;

                  (l) neither Seller nor any Subsidiary has (i) entered into any contract, agreement or commitment other than in the ordinary course of business consistent with past practices (none of which has had or will result in a Material Adverse Effect); or (ii) failed to perform its obligations under any of its contracts or agreements;

                  (m) no Seller or Subsidiary has failed to manage working capital components (including cash, receivables, other current assets, trade payables and other current liabilities) in a fashion consistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions; and

                  (n) no Subsidiary shall have assumed or otherwise become obligated to pay any liability of Seller other than liabilities properly related to the operations of such Subsidiary and not properly an obligation of Seller.

                  4.3.12   LITIGATION AND PROCEEDINGS. Except as set forth on
Schedule 4.3.12, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental or other investigations pending or, to the Knowledge of Seller (as defined below) or any Subsidiary, threatened against Seller or the Subsidiaries, or any of them, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against Seller or the Subsidiaries, or any of them, with respect thereto by any agency, arbitrator, court, commission or other authority which has not been paid or discharged. "Knowledge of Seller" means the actual knowledge of an executive officer of Seller. There are no pending or threatened claims against any of the officers, directors, employees, managers, members or shareholders of any Seller or any Subsidiary in connection with the business or affairs of Seller or such Subsidiary.

                  4.3.13   RESERVED.

                  4.3.14 INVENTORY. The inventory included in the Assets consists of items of a quality and quantity usable and salable in the ordinary course of the Business and are free of material defects, and the quantity of inventory is reasonable and warranted given the present and anticipated material circumstances of the Business.

         4.4      BUSINESS OPERATIONS.

                  4.4.1 CUSTOMERS AND ACCOUNTS. Schedule 4.4.1 contains a true, complete and accurate list of all customers and accounts (including, without limitation, third party payors) of Seller, Gainor North America, Gainor International, Gainor Europe, Gainor Direct, and AR Medical to whom sales of more than $25,000 were made during the period from January 1, 1997 through December 11, 1998; of Self Care to whom sales of more than $25,000 were billed during the period from January 28, 1998 through November 30, 1998; of HMS, constituting at least 75% of sales during the period from February 1, 1998 through November 30, 1998; and for the German Subsidiaries, to whom sales of more than US$25,000 were made since June 29, 1998. To the Knowledge of Seller, except as set forth on Schedule 4.4.1, relations with each such customer and account are strong, and Seller does not know of any customer or account who intends to discontinue the purchase of products or services from Purchaser or any Subsidiary on a basis consistent with past practice. Schedule 4.4.1 also lists all provider numbers for Seller and each Subsidiary (identified by name of provider, provider number and the applicable Seller or Subsidiary) pursuant to which any revenue included in the Financial Statements was collected from a third party payor.

                  4.4.2 SUPPLIERS. Schedule 4.4.2 contains a list of each supplier of goods or services to Seller or any Subsidiary to whom Seller or any such Subsidiary paid in the aggregate more than $50,000 during the period indicated on such Schedule, together with the amounts paid during such period. To the Knowledge of Seller, except as set forth on Schedule 4.4.2, relations with each supplier and account are strong, and Seller does not know of any supplier who intends to discontinue to supply products or services to Purchaser or any Subsidiary.

                  4.4.3    ENVIRONMENTAL.

                  (a) Except as set forth on Schedule 4.4.3, the Seller and the Subsidiaries have complied in all material respects at all times and are currently in compliance with all applicable laws, regulations, rules, judgments, orders and decrees pertaining to health, safety or environmental matters, including, without limitation, the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986), the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act (collectively, "Environmental Laws").

                  (b) Except as set forth on Schedule 4.4.3, neither Seller nor any Subsidiary has received any notice from any person or entity of (and neither Seller nor any Subsidiary is otherwise aware of) any event, condition, circumstance, activity, practice, incident, action or plan (including, without limitation, any intentional or unintentional release into the environment of any hazardous or toxic substances) which may interfere with the Seller's or any Subsidiary's operation of their respective businesses, prevent continued compliance by the Seller or any Subsidiary with all Environmental Laws, or otherwise give rise to any liability or serve as the basis for any claim, action, suit or proceeding, hearing or investigation under any Environmental Law.

                  (c) (i) Except as set forth on Schedule 4.4.3, no portion of the "Real Property" (as defined in Schedule 4.5.5) has been used by the Seller or any Subsidiary or to the Knowledge of Seller by any other party for the generation, handling, processing, use, refinement, recycling, treatment, storage or disposal of hazardous or toxic substances in any material amount which may give rise to liability; (ii) to Seller's knowledge, no underground tank or other underground storage receptacle for any hazardous or toxic substances, petroleum or petroleum products is or has been located on any portion of such Real Property; and (iii) there are no asbestos containing materials or structures located at or on any of the Real Property.

                  (d) Neither the Seller, any Subsidiary nor any of the Real Property listed on Schedule 4.5.5 is subject to any applicable Environmental Law requiring the performance of site assessments, the removal or remediation of hazardous or toxic substances, the giving of notice to any governmental agency or the recording or delivery of an environmental disclosure document or statement by virtue of the transactions contemplated by this Agreement.

                  4.4.4 INSURANCE. Schedule 4.4.4 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, the Seller, the Subsidiaries or any of their respective officers, directors or managers, all of which will be maintained through the Closing Date in full force and effect. Schedule 4.4.4 also contains a complete list of (i) all pending claims under any of such policies or bonds; (ii) all claims made within the last three (3) years under any of such policies or bonds; and (iii) any denial of coverage or reservation of rights to contest any such claim asserted by any insurer. All material terms, obligations and provisions of each of such policies and bonds have been complied with; all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Neither the Seller nor any Subsidiary will, as of the Closing Date, have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. The Seller and the Subsidiaries have heretofore made available to Purchaser a true, correct and complete copy of each such insurance policy and bond listed on Schedule 4.4.4, or a summary thereof, and none of such policies or bonds have since been modified in any respect.

                  4.4.5 POWERS OF ATTORNEY. Schedule 4.4.5 contains a complete and accurate list setting forth the names and addresses of all persons holding a power of attorney on behalf of any Subsidiary.

         4.5      CONTRACTS; PROPERTIES AND ASSETS.

                  4.5.1    CONTRACTS.

                  (a) Schedule 4.5.1 includes a list of all Seller and Subsidiary contracts or agreements with a value, expected payments or expected benefits in excess of $25,000, identified by the Seller and Subsidiary, and all other Seller and Subsidiary contracts or agreements that are material to the Seller's or any Subsidiary's businesses (true, correct and complete copies of which have been delivered to Purchaser), including without limitation the following:

                           (i) all agreements and participation agreements between Seller or any Subsidiary and any provider or pharmacy which serves Medicare or Medicaid patients;

                           (ii) all managed care contracts or approvals in a managed care plan or third-party program;

                           (iii)    all third-party payor contracts;

                           (iv) all agreements with Medicare, MediCal, and any state Medicaid agency or any fiscal intermediary for Medicare, MediCal, or any Medicaid agency;

                           (v) all agreements with billing agencies and financial or fiscal intermediaries;

                           (vi) all contracts or other documents regarding arrangements with referral sources and marketing agents; and

                           (vii) all agreements with any supplier to Seller or any Subsidiary (other than outstanding standard form purchase orders in amounts less than $25,000).

                  (b) True, correct and complete copies of each of the following documents received by the Seller or any of the Subsidiaries since January 1, 1998 have been made available to Purchaser and are listed on
Schedule 4.5.1:

                           (i) all notices or other correspondence with any third party payor terminating a contract or relationship and the reason for such termination and all notices or other correspondence alleging any breach of any such contract;

                           (ii) all notices or other correspondence with any managed care plan terminating a contract or relationship and the reason for such termination and all notices or other correspondence alleging any breach of any such contract;

                           (iii)    all notices, if any, to terminate a
         provider or participation agreement with Seller or any Subsidiary and all notices or other correspondence alleging a breach of any such agreement; and

                           (iv)     all discount pricing policies.

                  (c)      Except as set forth on Schedule 4.5.1:

                           (i)      Each contract required to be listed in
         Section 4.5.1(a) is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable against the other party or parties to such contracts in accordance with its terms; no such contract has been canceled or otherwise terminated, and to the Knowledge of Seller there is no threat to do so; no such contract requires assignment, and no such contract may be terminated, due to the transfer of the Interests or Assets to Purchaser;

                           (ii) There are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults under any of the Seller's or Subsidiaries' contracts; and

                           (iii) No Subsidiary is subject to any contract or agreement: (1) that contains covenants limiting the freedom of any Subsidiary to compete in any line of business in any geographic area;
         (2) that requires any Subsidiary to share any profits or make any payments or other distributions based on profits, revenues cash flows or referrals; or (3) pursuant to which third parties have been provided with products that can be returned to Seller or any Subsidiary in the event they are not sold.

                  4.5.2    LICENSES; INTELLECTUAL PROPERTY.

                  (a) Schedule 4.5.2 contains a correct and complete list of all (i) copyrights, registrations and registration applications, (ii) trademarks, (iii) service marks, (iv) logos, (v) trade names, (vi) patents, and
(vii) computer software (the "Owned Software"), except for commercially available over-the-counter "shrink-wrap" software (the "Business Software") (collectively, the "Intellectual Property") used by the Seller or any Subsidiary in the ordinary course of their respective businesses (including, to the extent applicable, registrations, applications, and renewals for registrations of each of the foregoing) or which are owned or held for use by the Seller or any Subsidiary in connection with the operation of their respective businesses. Such items comprise all such software, patents, copyrights, trademarks, service marks and trade names required for the Seller and the Subsidiaries to conduct their respective businesses as presently conducted. Schedule 4.5.2 also identifies all software and other Intellectual Property licensed from third parties to the Seller or any Subsidiary which is material to the business of the Seller or any Subsidiary (the "Licensed Software" and "Licensed Intellectual Property"). Except as set forth on Schedule 4.5.2 and except for the Business Software, the Seller and the Subsidiaries own all rights to use and protect, or hold a valid license to use and protect, all such Intellectual Property. Neither Seller nor any Subsidiary has violated or infringed in any material way any patent, copyright, trademark, service mark or other intellectual property rights of any other person or entity, and, to the Knowledge of Seller, there are no claims pending or threatened against the Seller or any Subsidiary asserting that the use of any Intellectual Property by the Seller or any Subsidiary infringes the rights of any other person or entity. Neither the Seller nor any Subsidiary has made or asserted any claim of violation or infringement of any Intellectual Property against any other person or entity, and neither the Seller nor any Subsidiary is aware of any such violation or infringement. Neither the Seller nor any Subsidiary has granted any outstanding licenses or other rights to any such Intellectual Property to any other person or entity.

                  (b) (i) The Business Software that is material to the operation of the Seller's or the Subsidiaries' respective businesses, (ii) the Owned Software, and (iii) any Licensed Software that has been incorporated into any Owned Software is "Year 2000 Compliant" except where the failure to be so compliant could not have a Material Adverse Effect. All hardware, computer equipment and firmware used by the Seller and/or any Subsidiary is Year 2000 Compliant except where the failure to be so compliant would not have a Material Adverse Effect. To the Knowledge of Seller, neither Seller nor any Subsidiary depends to any extent on embedded computer technology or computer information systems of its current vendors or suppliers that would, in the event that embedded computer chips or vendor/supplier computer systems fail to be Year 2000 Compliant, have a Material Adverse Effect. For the purposes of this Agreement, an item of computer hardware or software will be considered to be Year 2000 Compliant if it is capable of correctly processing, providing and/or receiving (including, without limitation, calculating, comparing and sequencing) date and time data from, into, within and between the years 1999 and 2000 and any other years in the Twentieth and Twenty-First centuries or it can be made so compliant or replaced without a material expenditure.

                  4.5.3    TITLE TO ASSETS. Except as otherwise noted on
Schedule 4.5.3 and for nonmaterial defects in title, the Subsidiaries have good and marketable title to all of their respective assets, as of the date hereof, free and clear of all Liens or claims of any kind or nature, and such property and assets (together with the "Leased Assets", "Real Property", as each is hereinafter defined, and the Intellectual Property and Contracts) constitute and include substantially all of the property and assets owned or leased by Seller and its Subsidiaries or used, in the conduct of the Subsidiaries' respective businesses. As of the date hereof, the Subsidiaries have the right to use all of the leased assets used by the Subsidiaries (collectively, the "Leased Assets") in connection with the operation of their respective businesses pursuant to valid and enforceable lease agreements, true and complete copies of which have been provided to

Purchaser. All of the properties and assets owned by the Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted). The businesses of the Seller and the Subsidiaries has been operated and performed through either the Seller or the Subsidiaries, and by acquiring the Interests and Assets, Purchaser is acquiring the entire business of the Seller and each of the Subsidiaries.

                  4.5.4 CONDITIONS OF PROPERTIES. All of the buildings leased by the Seller or any Subsidiary and equipment owned or leased by the Seller or any Subsidiary and used in their respective businesses are in good condition and repair in all material respects, normal wear and tear excepted, suited for the uses intended, and operated in conformity with all applicable building, zoning and other applicable ordinances, laws and regulations, and there are no proposed changes therein that would affect such properties or their use.

                  4.5.5    REAL PROPERTY AND LEASES.

                  (a)      Seller does not own any real property. Schedule
4.5.5 lists all real property previously owned at any point in the last three
(3) years by Seller or any Subsidiary (the "Owned Real Property").

                  (b) Schedule 4.5.5 lists all of the leases (the "Facility Leases") of real property (together with the Owned Real Property, the "Real Property") used by Seller or any Subsidiary in the operation of its respective business, copies of which have been delivered to Purchaser by Seller. Except as set forth on Schedule 4.5.5, each Facility Lease is valid, in full force and effect, and enforceable in accordance with its terms and constitutes a legal and binding obligation of each party thereto. Neither Seller nor any Subsidiary has given or received any notice of material default, termination or partial termination under any Facility Lease, and there is no existing or continuing material default by Seller or any Subsidiary or, to the Knowledge of Seller or any Subsidiary which default has not been cured, waived, or otherwise resolved, any other party in the performance or payment of any obligation under any Facility Lease.

                  (c) Except as set forth on Schedule 4.5.5, to the Seller's Knowledge neither Seller nor any Subsidiary has received notice that any zoning or similar land use restrictions are presently in effect or proposed by any governmental authority which would materially impair the use or occupancy of any of the Real Property for the purposes for which such Real Property is currently being used, and the Seller's and the Subsidiaries' use of the Real Property is in compliance in all material respects with all applicable building, zoning and land use laws and regulations and property rights of others, except to the extent such non-compliance would not have a Material Adverse Effect. To the Knowledge of Seller, no condemnation by taking or eminent domain of any Leased Real Property is pending or threatened.

                  (d) The copies of the Facility Leases heretofore furnished by the Seller or the Subsidiaries to Purchaser are true, correct and complete in all material respects, and such Facility Leases have not been modified in any respect and are in full force and effect in accordance with their respective terms.

                  (e) The interests of the Seller or the Subsidiaries, as applicable, in and under each of the Facility Leases are unencumbered and subject to no present claim, contest, action or threatened action at law or in equity.

                  (f) Except as set forth in Schedule 4.5.5, no rent has been paid for more than one month in advance (excluding any amounts paid in accordance with the Facility Leases as estimates of expenses or Lessee's share thereof) and no security deposit has been paid by, nor is any brokerage commission payable by the Seller or the Subsidiaries, or any or them, with respect to any Facility Lease pursuant to which the Seller or the Subsidiaries, or any of them, are lessees.

                  (g) There are no contractual obligations, agreements in principle or present plans for the Seller or the Subsidiaries to enter into new leases of real property or to renew or amend existing Facility Leases prior to the Closing Date.

                  (h) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property have had or are likely to have a Material Adverse Effect.

         4.6      EMPLOYEES AND BENEFITS.

                  4.6.1    DIRECTORS, OFFICERS AND MANAGERS.

                  (a) Schedule 4.6.1 correctly lists all of the present officers, directors and managers of the Seller and the Subsidiaries.

                  (b) Except as disclosed on Schedule 4.6.1, no director, officer or manager of Seller or any Subsidiary serves as a director, officer or manager of any other corporation or other entity on behalf of or as a designee of Seller or any Subsidiary.

                  4.6.2    EMPLOYEES.

                  (a) Schedule 4.6.2 sets forth a list of all employees of the Seller and Subsidiaries and as to each employee of Seller or any Subsidiary whose current compensation (salary and bonus) exceeds an annual rate of $25,000: his or her name, the Seller or Subsidiary he or she works for, the location of employment, the date on which he or she was hired, the basic weekly or hourly rate of pay (separately listing any bonus), such employee's accrued sick leave entitlement up to November 30, 1998, such employee's accrued vacation up to November 30, 1998, and all other benefits actually or contingently accruing to such employee as of November 30, 1998. Except as set forth on Schedule 4.6.2, neither Seller nor any Subsidiary has any obligation to pay severance to any employee under any circumstances, contingent or otherwise.

                  (b) Schedule 4.6.2 sets forth as to each officer or other manager employed by Seller or any Subsidiary, the information described in subsection (a) above, as well as the current compensation rate (salary, bonus, commission or other) for each such person.

                  (c) Except as set forth on Schedule 4.6.2, neither Seller nor any Subsidiary has entered into any written employment agreement or any other material written agreement with any employee, for a fixed term or otherwise.

                  (d) Since the date of the Unaudited Balance Sheets, no raises have been withheld in contemplation of the Closing of the transactions contemplated hereby.

                  (e) Except as set forth on Schedule 4.6.2, during the last three (3) years no significant accident or injury to any employee has occurred at any of the Seller's or any Subsidiary's premises.

                  (f) To the Knowledge of Seller, no key employee (including, without limitation, any licensed pharmacist, pharmacy assistant or physician) of any Subsidiary will voluntarily leave such Subsidiary or decline to continue employment, if offered, with Purchaser in connection with the sale of the Interests and Assets to Purchaser hereunder.

                  (g) The Seller and Subsidiaries have made available to Purchaser all employment records for each employee.

                  (h) To the Knowledge of Seller, no employee of any Subsidiary is subject to any no-compete, no-hire, non-solicitation or similar obligation pursuant to any employment or other agreement with any party which would prevent or limit such employee from performing any duty in furtherance of the businesses acquired by Purchaser hereunder following consummation of the transactions contemplated by this Agreement.

                  (i) Schedule 4.6.2 contains a list of all licensed pharmacists, pharmacy assistants and physicians employed or engaged by or contracted with or by Seller or any Subsidiary, the type of license, all states or other governmental entities which have licensed each such individual, the license number (if any), any employed physicians' DEA number and a list of all correspondence known to Seller relating to any adverse actions against any such persons, true, correct and complete copies of which are contained on Schedule
4.6.2. All such persons are properly licensed by all applicable governmental and regulatory agencies with respect to their activities on behalf of the Seller or the Subsidiaries, and to Seller's Knowledge there are no material problems or adverse actions regarding any such licenses.

                  4.6.3    COMPENSATION STRUCTURE - INDEPENDENT CONTRACTORS.
Schedule 4.6.3 contains a true and complete list of the names, titles, and compensation arrangements of each independent contractor of the Seller and Subsidiaries with annual payments or fees greater than $25,000. No such independent contractor of Seller or any Subsidiary has informed or advised Seller or such Subsidiary (nor is Seller otherwise aware) that such independent contractor does not intend to continue to provide services to the Subsidiaries after the date hereof. The Seller and Subsidiaries have heretofore provided Purchaser with copies of all written agreements, correspondence, memoranda and other written materials currently in effect with any such independent contractor. A list of such agreements is included in Schedule 4.6.3.

                  4.6.4    EMPLOYEE BENEFITS.

                  (a) Schedule 4.6.4 lists all "pension plans" (as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "welfare benefit plans" (as such term is defined in Section 3 of ERISA), bonus, stock option, stock purchase, restricted stock, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which Seller or any Subsidiary is a party or which are maintained, contributed to or sponsored by Seller or any Subsidiary for the benefit of any current or former employee, manager, officer or director of Seller or such Subsidiary (all such plans listed on Schedule 4.6.4 are sometimes referred to herein collectively as the "Plans" and individually as a "Plan").

                  (b) True and complete copies of all the Plans and Plan trusts, Summary Plan Descriptions, Actuarial Reports (if any) and Annual Reports on Form 5500 for the most recent 3 years with respect to the Plans, Internal Revenue Service determination letters, audit reports (if any) and any other related documents have been made available to Purchaser.

                  (c) Except as set forth on Schedule 4.6.4, with respect to each Plan: (i) no litigation or administrative or other proceeding is pending or threatened; (ii) the Plan has been administered in compliance with, and has been restated or amended so as to comply with, all applicable requirements of law including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor; and (iii) no Plan nor any trustee, administrator or fiduciary for U.S. Subsidiaries thereof has at any time been involved in any transaction relating to such Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  (d) Each Plan has been administered in all material respects in compliance with the terms of the Plan.

                  (e) Each "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") maintained by or on behalf of the Seller or any U.S. Subsidiary is listed on Schedule 4.6.4, and copies of such Pension Plans have been, or prior to the Closing Date will be, made available to Purchaser. The Pension Plans are qualified plans within the meaning of Section 401(a) of the Code, and the trusts thereunder are exempt from federal income tax under Section 501(a) of the Code, and the Seller's or U.S. Subsidiaries' predecessors, if any, have made or accrued, and as of the Closing Date will have made or accrued, all payments and contributions required to be made under the provisions of the Pension Plans or by law with respect to any period prior to the Closing Date. As of the date hereof, no contribution to any profit sharing plan maintained by the Seller or any U.S. Subsidiary has been authorized which has not been fully paid.

                  (f) Except as disclosed on Schedule 4.6.4 and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), neither Seller nor any Subsidiary has any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees. As of the Closing

Date, the Seller and Subsidiaries will have cured any material violations or deficiencies under applicable statutes, orders and regulations relating to their employee benefit plans or their administration thereof and will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, based on an actuarial valuation satisfactory to the actuaries of Purchaser representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plans.

                  (g) No fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under
Section 4042 of ERISA in connection with any plan which an "Affiliate" (as defined below) of Seller or any U.S. Subsidiary maintains within the meaning of
Section 4062 or 4064 of ERISA, and, in either case, the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of an Affiliate or Seller or any U.S. Subsidiary to the PBGC, which has had or could reasonably be expected to have a Materially Adverse Effect. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Section 414(c) of the Code of which Seller or any U.S. Subsidiary is also a member.

                  (h) Only current and former employees of the Seller and Subsidiaries or their dependents participate in the Plans.

                  (i) Neither Seller nor any U.S. Subsidiary is an affiliate with any entity other than entities required to be aggregated with it pursuant to Sections 414(b), (c), (m) or (o) of the Code. No Plan is cosponsored or has been adopted by any entity other than the Seller and the Subsidiaries.

                  (j) Except as set forth on Schedule 4.6.4, none of the German Subsidiaries maintains any Plan other than Plans required by law.

                  4.6.5    LABOR-RELATED MATTERS. Except as set forth on
Schedule 4.6.5, neither Seller nor any Subsidiary is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization. No German Subsidiary has employees who have formed a staff council (Betriebsraft). Neither Seller nor any Subsidiary is in violation of or default under any such collective bargaining or other agreement. The Seller and the Subsidiaries have complied in all material respects with all obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary and there are no charges, complaints, claims, or proceedings pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Seller or any such Subsidiary as to any of its respective employees or as to any person seeking employment therefrom, and no such violations exist.

                  4.6.6 TRANSACTIONS WITH MANAGEMENT. Schedule 4.6.6 contains a description, by name, amount and type, of all contracts with or commitments to present or former shareholders, directors, officers, members, managers, employees or agents of Seller or any Subsidiary, including any business directly or indirectly controlled by any such person, (other than contracts or commitments relating to services to be performed by an officer, director, employee, or agent as a currently employed employee or contracted agent of Seller or any Subsidiary).

         4.7      OTHER.

                  4.7.1 APPROVALS AND CONSENTS. Schedule 4.7.1 lists all consents or other approvals necessary in order for Seller, the Subsidiaries, and each of them, to consummate the transactions contemplated by this Agreement, including but not limited to all governmental and other regulatory approvals and consents of lenders, lessors, landlords and other third parties.

                  4.7.2 FRAUD AND ABUSE. Neither Seller nor any Subsidiary nor any person or entity providing services for their respective businesses have, engaged in any activities which are prohibited under Section 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following:
(a) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (b) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (c) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; (d) engaging in any activity which is a basis for exclusion from the Medicare, Medicaid and other federally-funded programs; or
(e) any violation of the Medicare or Medicaid requirements, including any fraud and abuse provisions, except (i) where such circumstances could not reasonably be expected to have a Material Adverse Effect or (ii) activities which a reasonably prudent person with knowledge of the underlying facts could reasonably conclude do not pose an unreasonable risk of violation of such law.

                  4.7.3 MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYOR PAYMENT LIABILITIES. Except as described in Schedule 4.7.3, neither Seller nor any Subsidiary has or as of the Closing Date will have, any material liability to any third party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, or to any other third party payor for the recoupment of any amounts previously paid to Seller or any Subsidiary (or any predecessor entity) by any such third-party fiscal intermediary, carrier, Medicaid program, Medicare program, or third party payor. Except as set forth on Schedule 4.7.3, there are no pending or, to the Knowledge of Seller, threatened actions by any third party fiscal intermediary or carrier administering any state Medicaid or the federal Medicare program, the Department of Health and Human Services, any state Medicaid agency, or any third party payor to suspend payments to Seller or any Subsidiary.

                  4.7.4    BILLING PRACTICES AND REFERRAL SOURCES.

                  (a) BILLING PRACTICES GENERALLY. All billing practices by the Seller and Subsidiaries to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct in all material respects and in substantial compliance with all applicable laws, regulations and policies of all such third party payors.

                  (b) TRANSACTIONS WITH REFERRAL SOURCES. Neither the Seller, any Subsidiary nor any of their directors, officers or managers, are a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, nursing facility, home health agency or other person who to Seller's Knowledge is in a position to make or influence referrals to or otherwise generate business for the Seller or any Subsidiary to provide services, lease space, lease equipment or engage in any other venture activity except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

                  4.7.5 CONTRIBUTIONS, PAYMENTS OR GIFTS. Neither the Seller, any Subsidiary nor any of their directors, officers or managers have directly or indirectly (i) made or agreed to make, or is aware that there has been made or that there are any agreements to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment, contribution or gift was made; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of their books or records for any reason or (iii) made, or agreed to make, or are aware that there has been made or that there are any agreements to make, any payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment.

                  4.7.6 PHYSICIAN SELF-REFERRALS. Neither Seller nor any Subsidiary has submitted any claims in connection with any referrals which violated any applicable self-referral law, including the Stark Law (42 U.S.C. ss. 1395nn) or any applicable state self-referral law as those laws are currently interpreted, except (i) to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent claims were submitted under circumstances that a reasonably prudent person with knowledge of the underlying facts would conclude do not pose an unreasonable risk of violating such law.

                  4.7.7 COMPLIANCE WITH LAWS. Seller and each Subsidiary and each of their respective predecessors in interest have complied and are in compliance in all material respects with all federal, foreign, state and local laws, rules, regulations and ordinances applicable to it or its business, including, without limitation, those enforced by the Food and Drug Administration ("FDA") and any similar foreign agencies, and any other laws, rules, regulations or ordinances regarding the design, manufacture and sale of medical devices and supplies. No present or past violation of any such law, rule, regulation or ordinance, whether known or unknown, has occurred which could or would materially impair the right or ability of Seller or any Subsidiary or any of their successors, officers, directors, managers, members, employees or agents to conduct their respective activities. All products manufactured, sold, licensed, leased or otherwise distributed by Seller or any Subsidiary or any of its predecessors in interest were free of material defects at the time of shipment and were manufactured in accordance with good manufacturing practices and other applicable requirements. All such products were labeled, packaged, and distributed in substantial compliance with all applicable domestic or foreign laws, rules, regulations and ordinances, and except as set forth on Schedule 4.7.7 no such products have been the subject of any recall or inquiry or investigation of any federal, state or local government authority or foreign jurisdiction (including, without limitation, the FDA). Except as set forth on Schedule 4.7.7, no product liability claim or any other claim premised in whole or in part on product liability is pending or threatened against Seller or any Subsidiary with respect to any such products nor are there any unasserted contingent liabilities involving product liability claims. No oral or written warranties have been made or given by Seller or any Subsidiary with respect to any such product other than those product warranties disclosed or contained in contracts on Schedule 4.5.1.

                  4.7.8    PERMITS. Except as set forth on Schedule 4.7.8:

                  (a) The Seller and the Subsidiaries and their employees, as applicable, hold all permits, licenses, franchises and authorizations from governmental and regulatory authorities necessary to conduct the Seller's and the Subsidiaries' businesses in the manner in which such businesses have been and are being conducted (the "Seller and Subsidiary Permits"). True, complete and correct copies of the Seller and Subsidiary Permits are contained on
Schedule 4.7.8, including but not limited to the following:

                           (i) a list of all countries, states and other jurisdictions from, in or to which the Seller or any Subsidiary mails prescription drugs, a description of any governmental permits or licenses held by the Seller and any of the Subsidiaries required to do so or regarding the use of the mails in any of such countries, states and other jurisdictions, and a statement as to where such mailings are made;

                           (ii) all medical, healthcare, and pharmacy related permits, licenses, franchises and authorizations from governmental and regulatory authorities, including DEA numbers and/or approvals, and Medicare, MediCal, and any Medicaid agency supplier or provider numbers and the Seller and Subsidiaries that use such number(s);

                           (iii) all approvals, certifications, or licenses granted by the FDA (including 510(k)s), with a description of the device or procedure so approved; and

                           (iv) all approvals by or participation in private accrediting agency programs, evidence of which has been provided to Purchaser.

                  (b) True, correct and complete copies of all correspondence regarding any material adverse information concerning any of the Seller and Subsidiary Permits, all material notices concerning any of the Seller and Subsidiary Permits, and other material information concerning the Seller and Subsidiary Permits are contained or described on Schedule 4.7.8.

                  (c) Except as set forth on Schedule 4.7.8, all of the Seller and Subsidiary Permits are fully transferable to Purchaser and none of the Seller and Subsidiary Permits will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby. With respect to those Seller and Subsidiary Permits set forth on
Schedule 4.7.8 which will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby, if any, all standards and conditions to be met by the Seller and Subsidiaries necessary for the reissuance of such Seller and Subsidiary Permits to Purchaser have been satisfied or obtained and will continue until the Closing to be satisfied by the operation of the Seller and the Subsidiaries. No event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Seller or material Subsidiary Permit or would result in any other material impairment of the rights of the holder of any Seller or material Subsidiary Permit.

                  (d) Seller and each Subsidiary has all necessary certificates of medical need and benefit assignments required to receive reimbursement from Medicare, Medicaid and MediCal and other third party payors for each of its customers who rely on third party payors for payment.

                  4.7.9    INVESTMENT REPRESENTATIONS.

                  (a) The Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrants and the Earn-Out Note (together with any underlying securities, collectively, the "Matria Securities") to be received by Seller pursuant to this Agreement are being acquired for Seller's own account for investment purposes only and not with a view to any distribution or public offering in violation of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) The Matria Securities to be received by Seller pursuant to this Agreement have not been registered under the Securities Act;

                  (c) Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act;

                  (d) The Purchaser has made available to Seller at reasonable times prior to Seller's execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Matria Securities and to obtain any additional information which Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to Seller;

                  (e) Seller understands and agrees that Seller may not sell or otherwise transfer any of the Matria Securities except pursuant to a registered offering or in one or more private transactions which, in the opinion of counsel reasonably satisfactory to Purchaser are not required to be registered under the Securities Act; and

                  (f) Seller acknowledges and agrees that each certificate representing the Matria Securities issued pursuant to this Agreement shall include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

Purchaser covenants to remove the legend on each such certificate once any such Matria Security may be sold without restrictions in accordance with the Securities Act and applicable state securities laws.

                  4.7.10 BROKERS. No broker, finder or other financial consultant has acted on behalf of Seller or any Subsidiary in connection with this Agreement or the transactions contemplated by this Agreement.

                  4.7.11 LIMITATION ON WARRANTIES. Except as expressly set forth in this Article 4, Seller makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of any of the assets of Seller or any of its Subsidiaries or the future profitability or future earnings performance of the Subsidiaries. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.


                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, and notwithstanding any independent investigation or verification undertaken by Seller or its representatives in connection herewith, Purchaser represents and warrants that the following representations and warranties are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by the Seller, be true and correct as of the Closing:

         5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority, and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted, where the absence of such could reasonably be expected to result in, individually or in the aggregate, a Purchaser Material Adverse Effect (as defined below). Purchaser and its subsidiaries are qualified to do business in all necessary jurisdictions except where the failure to so qualify would not have a Purchaser Material Adverse Effect.

         5.2 POWER AND AUTHORITY. Purchaser has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser.

         5.3 BINDING EFFECT. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

         5.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by Purchaser nor the performance by it of its obligations hereunder will:

         (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Purchaser;

         (b) except as set forth on Schedule 5.4, breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which Purchaser is a party or is bound, except to the extent any such breach or default would not have a Purchaser Material Adverse Effect;

         (c) violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Purchaser is subject; or

         (d) except as set forth on Schedule 5.4, require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any third party, court or governmental or regulatory authority.

         5.5      CAPITALIZATION.

         (a) The authorized capital stock of Purchaser consists of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of

Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which two series of the Preferred Stock have been designated: the Convertible Preferred Stock, consisting of 16,500 authorized shares, and the Redeemable Preferred Stock, consisting of 60,000 authorized shares. As of December 13, 1998, there were issued and outstanding 36,409,544 shares of Common Stock and no shares of the Preferred Stock. The shares of Convertible Preferred Stock and Redeemable Preferred Stock issuable to the Seller pursuant to this Agreement have the rights, preferences and limitations set forth in Schedules 1.4(b) and 1.4(c), respectively, and will be, when issued in accordance with the terms hereof, validly issued, fully paid, nonassessable and free of preemptive rights.

         (b) Except as set forth on Schedule 5.5(b) and except for (i) stock options issued subsequent to September 30, 1998 under Purchaser's 1997 Stock Incentive Plan and 1996 Directors' Non-Qualified Stock Option Plan (the "Purchaser Option Plans"); (ii) stock options exercisable under Purchaser's 1996 Employee Stock Purchase Plan (together with the options outstanding under the Purchaser Option Plans (the "Outstanding Purchaser Options"); (iii) the Rights Agreement, dated as of January 20, 1996, by and between Purchaser and SunTrust Bank, Atlanta, as Rights Agent, as amended (the "Purchaser's Shareholder Rights Plan"); and (iv) 1,278,180 at September 30, 1998 in principal amount of Purchaser's 8% Convertible Subordinated Debentures and Note due December 31, 2001 convertible into Purchaser's Common Stock at $4.90 per share, Purchaser is not a party to or bound by any option, call, warrant, conversion privilege or other agreement obligating Purchaser at present, at any future time, or upon occurrence of any event to issue or sell any shares of Purchaser Common Stock or other capital stock of Purchaser. Except as set forth on Schedule 5.5(b) and the Registration Rights Agreement to be delivered pursuant to Section 2.3(f) of this Agreement, Purchaser is not a party to any agreement obligating Purchaser to register any of its securities with the SEC or any other governmental agency, whether such registration obligation is presently existing or arises in the future or upon the occurrence of an event.

         5.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. Purchaser has filed with the Commission all required reports, schedules, forms, proxy, registration and other statements and other documents (collectively, the "SEC Documents"). As of the date of this Agreement, the last SEC Document filed by Purchaser was Purchaser's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of Purchaser under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue sky, securities or similar laws. The consolidated financial statements of Purchaser and its subsidiaries included in the SEC Documents (as amended or supplemented by any later filed SEC Document filed and publicly available prior to November 1, 1998), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in notes thereto) and fairly present the consolidated financial position, assets and liabilities of Purchaser and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents and except for this Agreement and the transactions contemplated herein since September 30, 1998, Purchaser and its subsidiaries have conducted their businesses, in all material respects, only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole, whether or not required by GAAP to be provided or reserved against on a balance sheet prepared in accordance with GAAP (a "Purchaser Material Adverse Effect"). Without limiting the generality of the foregoing, except as set forth on Schedule 5.7 hereto, or as disclosed in any SEC Documents filed with the Commission and publicly available prior to November 1, 1998 or as contemplated herein, since September 30, 1998, there has not been (i) any change by Purchaser in its accounting methods, principles or practices, (ii) any revaluation by the Purchaser of any of its or any of its subsidiary's material assets other than in the ordinary course of business consistent with past practice, (iii) any entry outside the ordinary course of business by Purchaser or any of its subsidiaries into any commitments or transactions material, individually or in the aggregate, to Purchaser and its subsidiaries taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Purchaser's capital stock or, any redemption, purchase or other acquisition of any of its securities, or (v) any grant or issuance of any Equity Securities of Purchaser or any of its subsidiaries. "Equity Securities" means, with respect to the Purchaser or any of its subsidiaries, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, (ii) any other equity securities issued by Purchaser or such subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Purchaser's or such subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by Purchaser or such subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by Purchaser's or such subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of Purchaser or such subsidiary, as the case may be, or other similar rights, (v) any written or oral rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing, (vi) any written or oral obligation of the Purchaser or such subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or oral obligations of Purchaser or such subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of Purchaser or such subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Purchaser or such subsidiary, as the case may be, may vote.

         5.8 NO SHAREHOLDER VOTE REQUIRED. No vote of the holders of any Equity Securities or other securities of Purchaser or any of its subsidiaries is required to approve or effect this Agreement and the transactions contemplated hereby.

         5.9 REPORTING COMPANY; FORM S-3. Purchaser is subject to the reporting requirements of the Exchange Act and its Common Stock is registered under Section 12 of the Exchange Act. Purchaser is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         5.10 TRADING ON NASDAQ. Purchaser's Common Stock is authorized for quotation on the Nasdaq National Market, and the trading in Purchaser's Common Stock on Nasdaq has not been suspended as of the date hereof and as of the Closing Date.

         5.11 BROKERS. Both parties acknowledge that Bowles Hollowell Conner & Co. ("BHC") has acted on behalf of Purchaser in connection with the transactions contemplated by this Agreement and that any and all fees of BHC shall be paid by the Purchaser. Other than BHC, no other broker, finder or other financial consultant has acted on behalf of Purchaser in connection with this Agreement or the transactions contemplated by this Agreement.

         5.12     ABSENCE OF LITIGATION; COMPLIANCE. Except as set forth on
Schedule 5.12 hereto or as disclosed in any SEC Documents filed with the SEC and publicly available prior to November 1, 1998, to the best of Purchaser's "Knowledge" (as defined below), there are no suits, claims, actions, proceedings or investigations pending or overtly threatened against Purchaser or any wholly-owned subsidiary, or any properties or rights of Purchaser or any wholly-owned subsidiary, before any court, arbitrator or "Governmental Entity" (as defined below), which (i) if determined adversely to Purchaser or any wholly-owned subsidiary could, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect; or (ii) seek to delay or prevent the consummation of the transaction contemplated by this Agreement. Neither Purchaser nor any of its wholly-owned subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which in the future could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated by this Agreement. To the best of Purchaser's Knowledge, neither Purchaser nor any of its wholly-owned subsidiaries is in violation of, nor has Purchaser or any subsidiary violated, any material provisions of any note, bond, mortgage, indenture, contract, agreement, lease, or other instrument or obligations to which Purchaser or any of its wholly-owned subsidiaries is a party or by which Purchaser, any of its wholly-owned subsidiaries or any of their respective properties are bound or affected except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

"Purchaser's Knowledge" means the actual knowledge of any executive officer of Purchaser.

         5.13 TAKEOVER STATUS. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws or applicable stock exchange rules or regulations, including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Parent or any of its subsidiaries is applicable to the transactions contemplated hereby, taken individually or in the aggregate.

         5.14 CORPORATE ACTION. Purchaser has taken all such actions as are necessary or desirable in order to (i) amend in a manner satisfactory to Seller's counsel Purchaser's Shareholder Rights Plan so that any acquisition of securities of Matria (but not dispositions) ("Purchases") contemplated or permitted by this Agreement and the acquisitions contemplated or permitted by the Standstill Agreement constitute neither a "triggering event" nor a "distribution date" as defined by such plan and so that neither Seller, MJG, nor SZI shall become "Acquiring Persons" within the meaning of Purchaser's Shareholder Rights Plan as a result of the Purchases contemplated or permitted by this Agreement or acquisitions contemplated or permitted by the Standstill Agreement; and (ii) satisfy the provisions of Section 203 of the Delaware General Corporation Law ("Section 203") with respect to approval of the Purchases contemplated or permitted by this Agreement and Purchases contemplated or permitted by the Standstill Agreement and to ensure that neither Seller nor any of its affiliates shall be an "Interested Shareholder" within the meaning of Section 203.

         5.15     INVESTMENT REPRESENTATIONS.

         (a) The Interests in the Subsidiaries (collectively the "Seller's Securities") to be acquired by Purchaser pursuant to this Agreement are being acquired for Purchaser's own account for investment purposes only and not with a view to any distribution or public offering in violation of the Securities Act;

         (b) The Seller's Securities to be received by Purchaser pursuant to this Agreement have not been registered under the Securities Act;

         (c) Purchaser is an "Accredited Investor" within the meaning of Rule 501 of the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Seller's Securities, and has the ability to bear the economic risks of its investment;

         (d) Seller has made available to Purchaser at a reasonable time prior to Purchaser's execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the Seller's Securities and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to Purchaser;

         (e) Purchaser understands and agrees that Purchaser may not sell or otherwise transfer any of the Seller's Securities except pursuant to a registered offering or in one or more private transactions that, in the opinion of counsel reasonably satisfactory to Seller, such transaction or transactions are not required to be registered under the Securities Act; and

         (f) Purchaser acknowledges and agrees that each certificate representing the Seller's Securities acquired pursuant to this Agreement shall include a legend in substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE SELLER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE SELLER THAT IT MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

         5.16 LIMITATION ON WARRANTIES. Except as expressly set forth in this Article 5, Purchaser makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation as to physical condition or value of the assets of Purchaser or any of its Subsidiaries or the future profitability or future earnings performance of the Purchaser and its Subsidiaries.

         5.17 COMPLIANCE WITH SECURITIES LAWS. Purchaser has not taken, and will not take, any action which would subject the issuance and sale of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrant and the Earn-Out Note pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Seller in Section 4.7.8, the sale of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrant and the Earn-Out Note pursuant to this Agreement and the issuance of Common Stock upon exercise of the Warrant from time to time complies with all applicable requirements of applicable federal and state securities and blue sky laws.


                                   ARTICLE 6
                 CONDUCT OF BUSINESS OF COMPANY PENDING CLOSING

         Except as otherwise expressly provided herein, Seller covenants and agrees that, without the prior written consent of Purchaser in each instance, between the date hereof and the Closing Date:

         6.1 CONDUCT OF BUSINESS. The Seller and the Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact their present business organizations, keep available the services of their respective present officers, managers, employees and agents and preserve their goodwill and their relationships with customers, suppliers, lenders and others having business dealings with each of them.

         6.2 MAINTENANCE OF PROPERTIES. The Seller and the Subsidiaries will maintain their respective properties and assets in good operating condition, ordinary wear and tear excepted.

         6.3 INSURANCE. The Seller and the Subsidiaries will maintain and keep in full force and effect all of the insurance referred to in Section 4.4.4 hereof or other insurance equivalent thereto in all material respects.

         6.4 ISSUANCE OF SECURITIES. Neither Seller nor any Subsidiary will sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock or other equity interest or any class of securities convertible into, or rights, warrants or options to acquire, any such shares, other equity interests or other convertible securities or enter into any agreement with respect to the foregoing. Neither Seller nor any Subsidiary shall exercise any option or warrant to purchase the capital stock or other equity interest of any Seller, Subsidiary or other entity owned or held by Seller or such Subsidiary.

         6.5 DIVIDENDS. Except as expressly agreed to by Purchaser and Seller in writing, no dividend, distribution or payment will be declared or made in respect of the capital stock or other equity interests of Seller or any Subsidiary, except for the regular quarterly distribution to Seller's members for taxes and neither Seller nor any Subsidiary will, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or other equity interests or enter into any agreement with respect to the foregoing.

         6.6 AMENDMENT OF CHARTER. Except as may be necessitated by this Agreement, neither the Seller nor any of the Subsidiaries will amend or cause to be amended its respective Articles of Incorporation, Articles of Organization, Operating Agreement, Bylaws or other organizational documents.

         6.7 NO ACQUISITIONS. Neither the Seller nor any of the Subsidiaries will acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Seller or any Subsidiary other than the cartoning machine nor will any of the Seller or Subsidiaries enter into any agreement with respect to the foregoing.

         6.8 DISPOSITION OF ASSETS. Other than in the ordinary course of business consistent with past practice, the transfers expressly permitted pursuant to Section 4.3.11 hereof, or the sale of eleven acres of undeveloped land located in McDonough, Georgia, neither the Seller nor any of the Subsidiaries will sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein or sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset or enter into any agreement with respect to the foregoing.

         6.9 COMPENSATION. No increase will be made in the compensation payable or to become payable by any of the Seller or any Subsidiary to any director, officer, manager, salaried employee or agent; no "general increase" (as defined in Section 4.3.11(f) hereof) will be made in the compensation payable or to become payable to any hourly or salaried employees or agents of any of the Seller or any Subsidiary; no increase will be made in any payment of or commitment to pay any bonus, profit sharing, severance pay or other extraordinary compensation to any employee or agent of any of the Seller or any Subsidiary; and neither the Seller nor any of the Subsidiaries will enter into any agreement with respect to the foregoing.

         6.10 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in Section 4.3.8 hereof, except in the ordinary course of business, consistent with past practice, and then only after first notifying Purchaser of each such change.

         6.11 INDEBTEDNESS. Neither the Seller nor any of the Subsidiaries will incur any indebtedness for borrowed money or purchase money indebtedness or capital lease obligations or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or enter into any agreement with respect to the foregoing.

         6.12 PAYMENT OF DEBT. Except as expressly agreed to by Purchaser and Seller in writing, neither the Seller nor any of the Subsidiaries will pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability or enter into any agreement with respect to the foregoing other than in the ordinary course of business or as required by the terms of any instrument evidencing or governing the same.

         6.13 BENEFIT PLANS. Other than in the ordinary course of business consistent with past practice, neither the Seller nor any of the Subsidiaries will enter into or amend, or make or authorize the making of any contributions to, any bonus, incentive compensation, deferred compensation, severance, profit sharing (including, without limitation, the adoption of any resolution or taking of any other action for or with respect to the contribution of any sum pursuant to the terms of any existing profit sharing or similar plan), retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, including, without limitation, any employee benefit plan, except as and to the extent required by law or regulation.

         6.14 CONTRACTS. Neither the Seller nor any of the Subsidiaries will enter into any contract, except in the ordinary course of business consistent with past practice, provided that the written consent of Purchaser shall be required before any of the Seller or any Subsidiary enters into any contract with annual payments thereunder in an amount greater than $25,000.

         6.15 BOOKS AND RECORDS. The books and records of the Seller and the Subsidiaries will be maintained in the usual, regular and ordinary course of business consistent with past practice.

         6.16 OTHER ACTIONS. None of the Subsidiaries or the Seller, or any of them, will take any action that would or could reasonably be expected to result in any of the representations and warranties concerning the Subsidiaries or the Seller set forth in this Agreement becoming untrue in any respect at any time on or prior to the date this Agreement terminates.

         6.17 SELLER TO ADVISE PURCHASER OF CHANGES. Seller shall promptly advise Purchaser in writing of any change or event having, or which can reasonably be foreseen to have, a Material Adverse Effect.


                                   ARTICLE 7
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Purchaser:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein or in any certificate, Schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

         7.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by such party prior to or at the Closing.

         7.3 DELIVERIES. Seller shall have delivered or caused to be delivered to Purchaser each and every item required to be delivered by Seller pursuant to Section 2.2 hereof, including the Lien Releases, Standstill Agreement, the Lucor Management Agreement, the Bill of Sale, and the Restrictive Covenant Agreement.

         7.4 APPROVALS. Purchaser and Seller shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, without limitation, the waiting period under the HSR Act, and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of the Subsidiaries to be conducted following the Closing Date.

         7.5 FINANCING OBTAINED BY THE PURCHASER. The Purchaser shall have completed the financing of the purchase of the Interests and Assets on terms satisfactory to Purchaser in its sole discretion.

         7.6 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this

Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         7.7 CONSENTS AND APPROVALS OF THIRD PARTIES. All consents, authorizations and approvals to the transactions contemplated by this Agreement necessary to the consummation of such transactions or that are required pursuant to the terms of any material agreement or arrangement to which any of the Seller or the Subsidiaries is a party or by which any of the Seller or the Subsidiaries is bound or in order to preserve any right, license, Medicare Authorization or franchise held or owned by the Seller or the Subsidiaries shall have been duly obtained except where the failure to obtain such consent, authorization or approval will not have a Material Adverse Effect, and such consents, authorizations or approvals shall be in form and substance reasonably satisfactory to Purchaser and without condition, cost or expense to Purchaser. The foregoing shall include, without limitation, the consent of Nissho Corporation ("Nissho") to the assignment by Seller to a Subsidiary designated by Purchaser, of the exclusive distributorship agreement between Nissho and Seller dated as of November 14, 1997.

         7.8 RESIGNATIONS. Purchaser shall have received copies of written resignations from all persons serving as directors, officers and managers of the Subsidiaries except for such officers, directors and managers as Purchaser shall designate in writing to the Seller; such resignations shall be effective on or prior to the Closing Date.

         7.9 OPINIONS OF SELLER'S AND SZI'S COUNSEL. Purchaser shall have received the opinions of Nelson, Mullins, Riley & Scarborough, L.L.P. and Rosenberg & Liebentritt, P.C. referenced in Sections 2.2(d) and 2.2(e) in form reasonably satisfactory to Purchaser.


                                   ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF THE SELLER

         All of the obligations of Seller under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Seller:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted herein.

         8.2 PERFORMANCE OF AGREEMENTS. Purchaser shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         8.3 DELIVERIES. Purchaser shall have delivered to the Seller each and every item required to be delivered by Purchaser pursuant to Section 2.3 hereof including the Registration

Rights Agreement, the Standstill Agreement, the Lucor Management Agreement, the Warrant Agreement and the Assumption Agreement.

         8.4 APPROVALS. The Seller and the Subsidiaries shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, without limitation, the waiting period under the HSR Act and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of the Subsidiaries to be conducted following the Closing Date.

         8.5 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         8.6 ACTIONS OF PURCHASER. Purchaser has taken all such actions as are necessary or desirable in order to (i) amend in a manner satisfactory to Seller's counsel Purchaser's Shareholder Rights Plan so that any acquisition of securities of Matria (but not dispositions) ("Purchases") contemplated or permitted by this Agreement and the acquisitions contemplated or permitted by the Standstill Agreement constitute neither a "triggering event" nor a "distribution date" as defined by such plan and so that neither Seller, MJG, nor SZI shall become "Acquiring Persons" within the meaning of Purchaser's Shareholder Rights Plan as a result of the Purchases contemplated or permitted by this Agreement or acquisitions contemplated or permitted by by the Standstill Agreement; and (ii) satisfy the provisions of Section 203 of the Delaware General Corporation Law ("Section 203") with respect to approval of the Purchases contemplated or permitted by this Agreement and Purchases contemplated or permitted by the Standstill Agreement and to ensure that neither Seller nor any of its affiliates shall be an "Interested Shareholder" within the meaning of Section 203; and (iii) MJG's and SZI's representative shall have been elected to, and shall continue to be incumbent members of, Purchaser's Board of Directors pursuant to and upon the terms and conditions set forth in the Standstill Agreement.

         8.7 CERTIFICATES OF DESIGNATION. At or before the Closing Date, Purchaser shall have taken all necessary corporate action to designate the relative powers, designations, preferences and relative, participating, optional or other rights of the Convertible Preferred Stock and the Redeemable Preferred Stock, whether by amending Purchaser's Certificate of Incorporation or by filing a Certificate or Certificates of Designation. Such action shall be consistent with the description of such rights and preferences of the Convertible Preferred Stock set forth on Schedule 1.4(b) and of the Redeemable Preferred Stock set forth on Schedule 1.4(c) hereof, and in any event shall be in form and substance satisfactory to Seller's counsel.

         8.8 OPINION OF PURCHASER'S COUNSEL. Seller shall have received the opinion of Troutman Sanders LLP referenced in Section 2.3(e) in form reasonably satisfactory to Seller.

                                   ARTICLE 9
                                INDEMNIFICATION

         9.1      SURVIVAL OF REPRESENTATIONS.

         (a) Except as otherwise provided in this Section 9.1, the representations and warranties made by Seller in or pursuant to this Agreement shall survive the Closing for a period of 18 months. The representations and warranties made by Seller in Section 4.3.6 shall survive the Closing until 60 days following the expiration of all applicable statutes of limitation with respect to the subject matter of such Section, and any extensions thereof; the representations and warranties made by Seller in Sections 4.7.2, 4.7.5 and
4.7.6 with respect to Seller and the Subsidiaries other than Gainor North America, Gainor Direct, Gainor Europe and Gainor International shall survive the Closing for a period of 2 years; the representations and warranties made by Seller in Sections 4.7.3 and 4.7.4 with respect to Seller and the Subsidiaries other than Gainor North America, Gainor Direct, Gainor Europe and Gainor International shall survive Closing for a period of 5 years; and the representations and warranties made by Seller in Section 4.3.3, other than subsection (e), shall survive the Closing indefinitely.

         (b) Notwithstanding the foregoing, if the Purchaser or any Subsidiary suffers a Loss and with respect to the event giving rise to such Loss Seller or any Corporation Subsidiary is entitled to indemnification under
Section 6.9 of the Asset Purchase Agreement dated November 14, 1997 between Seller, Universal Self Care, Inc. ("Universal") and certain other parties (the "Universal Self Care Agreement") and such right to claim indemnity under the Universal Self Care Agreement has not expired, Purchaser and Seller (or its successors and assigns) shall jointly pursue a claim for indemnification against Universal under the Universal Self Care Agreement (a "Universal Claim"). Purchaser and Seller shall each bear one-half of the expenses of asserting a Universal Claim but Purchaser shall be entitled to receive any recovery on such Universal Claim. Without limiting the generality of the foregoing, with respect to any Loss incurred by Purchaser or any Subsidiary which is the subject of a Universal Claim, (1) Seller agrees to assert its right of setoff under its Convertible Subordinated Promissory Note dated January 28, 1998 (the "Universal Self Care Note") for the amount of any such Loss and Purchaser shall have the right to cancel the Offset Shares (as defined in Section 9.2(e)(ii)) in the manner provided in Section 9.2(e) to the extent of any such set-off and (2) Seller shall assign to Purchaser its rights in any escrow established pursuant to Section 5 of the Universal Self Care Note to the extent of any such Loss. In furtherance of the foregoing, Seller agrees that it will not waive, release or relinquish any of its rights to receive indemnification from Universal (or its successors or assigns) under the Universal Self Care Note (whether for breach of representations, warranties, covenants or otherwise) whether in connection with the discount of the Universal Self Care Agreement or for any other reason without the prior written consent of Purchaser.

         (c) Except for the representations and warranties made by Purchaser in Section 5.5, which shall survive the Closing indefinitely, the representations and warranties made by the Purchaser in or pursuant to this Agreement shall not survive the Closing.

         (d) Notwithstanding the foregoing provisions of this Section 9.1, subject to any applicable statute of limitations, any party may make a claim at any time based on fraud or violation of the Commission's Rule 10b-5 in connection with any representation or warranty.

         9.2      INDEMNIFICATION.

         (a) BY SELLER. From and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Purchaser, its affiliates (including, without limitation, the Subsidiaries), and their respective officers, directors, managers, members, shareholders, employees, representatives, successors and assigns from and against any and all direct or indirect claims, losses, liabilities, Taxes, damages (including, without limitation, special and consequential damages), costs (including court costs) and expenses (including, without limitation, all reasonable attorneys' and accountants' fees and expenses) (collectively "Losses"), arising out of or in connection with (i) any breach, inaccuracy or untruth of any representation or warranty made by Seller contained in this Agreement or the Schedules hereto, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; (ii) any breach of or noncompliance by Seller with any covenant or agreement of Seller contained in this Agreement;
(iii) the claims set forth on Schedule 4.3.12; (iv) the indemnification obligations of GMAC under the Universal Self Care Agreement; (v) any Excluded Liability or Subsidiary Excluded Liability; and (vi) any contract or relationship between Seller, any Subsidiary or any member of Seller and BT Bankers Trust or any of its affiliates; provided, however, if Purchaser is not entitled to indemnification under Section 9.2(a)(v) because the Excluded Liability has been assumed by Gainor North America under the Subsidiary Assumption Agreement, this shall in no way limit the right of Purchaser to indemnification under Section 9.2(a)(i) if the facts that would constitute the Subsidiary Assumed Liability give rise to such a right thereunder.

         (b) BY PURCHASER. From and after the Closing, Purchaser shall indemnify, reimburse, defend and hold harmless the Seller, its affiliates, and their respective officers, directors, managers, members, shareholders, employees, representatives, successors or assigns from and against any and all Losses arising out of or in connection with (i) any breach, inaccuracy or untruth solely of any representation or warranty of Purchaser contained in
Section 5.5 only, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; (ii) any breach of or noncompliance by Purchaser with any covenant or agreement of Purchaser contained in this Agreement; or (iii) Purchaser's operation of the Business following the Closing. Without limiting the generality of the foregoing, Purchaser shall have no liability whatsoever, whether pursuant to this Section 9.2(b) or otherwise, for any breach of any other representation or warranty of Purchaser set forth in this Agreement, other than with respect to Section 5.5.

         (c) DEFINITIONS. A person entitled to make a claim for indemnification hereunder shall be referred to as an "Indemnified Party." A person obligated for indemnification hereunder shall be referred to as an "Indemnifying Party." A person entitled to make a claim for indemnification pursuant to Section 9.2(a) shall be referred to as a "Purchaser Indemnified Party," and a person entitled to make a claim for indemnification pursuant to
Section 9.2(b) shall be referred to as a "Seller Indemnified Party."

         (d) CLAIM THRESHOLD. Notwithstanding the foregoing, no claim for indemnification under Section 9.2(a) or Section 9.2(b) may be made by an Indemnified Party against an Indemnifying Party unless and until the cumulative total of all Losses suffered by such Indemnified Party exceeds or is reasonably expected to exceed $500,000 (the "Threshold"); provided, however, that any Loss incurred by Purchaser or its affiliates resulting from or arising out of (i) the claims set forth on Schedule 4.3.12, (ii) the indemnification obligations of GMAC under the Universal Self Care Agreement, (iii) any Excluded Liability; or (iv) any Subsidiary Excluded Liability shall not be subject to such Threshold; and provided further, that any Loss incurred by Seller or its affiliates resulting from or arising out of any Subsidiary Assumed Liability, as defined in the Subsidiary Assumption Agreement, shall not be subject to such Threshold. In addition, the Threshold and the other provisions of this Section 9.2(d) shall not be applicable to any Universal Claim which shall be handled in the manner set forth in Section 9.1(b). Once Losses exceed the Threshold, the Indemnified Party suffering such Losses may recover all Losses in excess of $250,000. The foregoing limitations shall not apply to any Loss either intentionally caused by the Indemnifying Party or of which the Indemnifying Party had Knowledge prior to the Closing.

         (e) SECURITY AND PRIORITY OF RECOURSE. The obligations of Seller under this Section 9.2 shall be secured as follows:

                  (i) Purchaser shall have the right to offset any Loss against any Cash Adjustment payable pursuant to Section 1.6;

                  (ii) During the 18-month period following the Closing, the Purchaser shall have the right to recover any Loss required to be indemnified pursuant to Section 9.2(a) by cancellation of the Convertible Preferred Stock, the Redeemable Preferred Stock, the Warrants and the Earn-Out Note (collectively, but excluding any underlying Common Stock, the "Offset Shares"), to the extent of the Loss, on a pro rata basis as among each separate class, series or type of instrument comprising the Offset Shares, with the Offset Shares to be valued for such purpose as follows: the Convertible Preferred Stock, at the higher of its liquidation preference or the aggregate Current Market Price Per Share of the underlying Common Stock, the Redeemable Preferred Stock, at its liquidation preference, the Earn-Out Note, at its principal amount, and the Warrants, at the excess of the Current Market Price Per Share (as defined in the Warrants) over the exercise price of the Warrants; provided, however, that if the exercise price of the Warrants is equal to or less than the Current Market Price Per Share at the time such right of cancellation is exercised, the Warrants shall be valued at zero and the amount of Warrants to be cancelled shall be the same percentage of the total outstanding Warrants as the percentage of the total outstanding Redeemable Preferred Stock that is cancelled to offset such Loss. Seller shall have the right to pay in cash any Loss that would otherwise be paid by cancellation pursuant to this Section 9.2(e)(ii). In the event Seller has distributed or otherwise sold, assigned, transferred or disposed of any Offset Shares within 18 months after the Closing Date, if Purchaser elects to exercise its right of cancellation under this Section 9.2(e)(ii), Purchaser will exercise such rights as follows:

                           (A) Purchaser shall allocate to each Member Group (as hereinafter defined) such Member Group's Pro Rata Share (as hereinafter defined) of the Loss;

                           (B) Purchaser shall cancel Offset Shares held by a Member Group in an amount equal to the Member Group's Pro Rata Share of the Loss on a pro rata basis as among each separate class, series or type of instrument comprising the Offset Shares held by the Member Group;

                           (C) If (1) Purchaser has not recovered the entire amount of the Loss after exercising its rights under subparagraphs (A) and (B) above because one or more Member Groups held an insufficient amount of Offset Shares to satisfy such Member Group's Pro Rata Share of the Loss, and
                  (2) any other Member Group continues to hold any Offset Shares, Purchaser shall be entitled to recover the deficiency against any Offset Shares held by any such other Member Group (irrespective of whether any such other Member Group has already satisfied its Pro Rata Share of the Loss in accordance with subparagraphs (A) and (B) above) by cancelling Offset Shares held by each such other Member Group (on a pro rata basis if there is more than one such other Member Group, based on each such other Member Group's Pro Rata Share of the Loss referred to in subparagraph (A) above) on the same basis as specified in subparagraph (B) above;

                           (D) Each Member Group (and each member thereof) may elect in its sole discretion to satisfy any portion of the Loss which would otherwise be satisfied by cancellation of some or all of its Offset Shares hereunder by paying Purchaser an amount in cash equal to such portion of the Loss, in which event Purchaser would not be entitled to exercise the rights of cancellation hereunder with respect to the portion of the Loss so satisfied in cash (it being specifically understood that the relevant Member Group (or member thereof) may select to pay cash in lieu of cancellation of any portion of any class, series or type of instrument or any combination thereof comprising Offset Shares which are held by it);

                           (E) For purposes of this Section 9.2(e)(ii), "Member Group" shall mean, with respect to any member of Seller, such member together with each transferee or subsequent holder of such member's Offset Shares or any subsequent transferee or holder (other than any member of any other Member Group). "Pro Rata Share" shall mean, with respect to, (1) any Member Group in which Mark J. Gainor is a member, 81.25%, (2) any Member Group in which EGI-Gainor Investors, L.L.C. or SZ Investments, L.L.C. is a member, 16.01%, and (3) any Member Group in which Nissho is a member, 2.74%.

                  (iii) For periods following the 18-month period after the Closing, the Purchaser shall have the right to recover any Loss required to be indemnified pursuant to Section 9.2(a) by cancellation, to the extent of the Loss, of any outstanding principal and the related accrued interest under the Earn-Out Note up to, but not exceeding $15,000,000 in principal amount, and, to the extent the original principal amount of the Earn-Out Note is less than $15,000,000, Purchaser shall have the right to recover any Loss required to be indemnified pursuant to Section 9.2(a) by cancellation, to the extent of the Loss, of the Redeemable Preferred Stock at the rate of $1.10 of face amount of such Redeemable Preferred Stock for each $1.00 of Loss. Any right of cancellation of any outstanding principal and the related accrued interest under the Earn-Out Note pursuant to this Section 9.2(e)(iii) shall expire as to the lesser of one-third of the original principal amount of the Earn-Out Note or $5,000,000 on each of the fourth, fifth and sixth anniversaries of the Closing as to claims made by Purchaser after each such anniversary for indemnification of Losses hereunder. Any right of cancellation of the Redeemable Preferred Stock under this Section 9.2(e)(iii) shall expire as to one-third of the amount originally subject to such cancellation on each of the eighth, ninth and tenth anniversaries of the Closing as to claims made by Purchaser after each such anniversary for indemnification of Losses hereunder.

                  (iv) In the event Purchaser asserts a claim for indemnification against Seller and seeks to exercise its right of offset against the Offset Shares pursuant to this Section 9.2(e), and Seller disputes such claim (by delivery of written notice to Purchaser within 30 days following receipt of notice of such claim pursuant to
         Section 9.2(g)), Purchaser agrees not to cancel any instruments representing the Offset Shares until such dispute is finally resolved; provided that Purchaser may suspend any payments and distributions owing under such Offset Shares until such dispute is finally resolved.

         (f)      PROCEDURES.

                  (i) The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party; provided, however, the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense, and if the Indemnifying Party does not provide a competent and vigorous defense then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such reasonable cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof.

                  (ii) An Indemnifying Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed (provided that an Indemnified Party shall not be deemed to be unreasonably withholding its consent if such settlement does not include a full release of the Indemnified Party).

                  (iii) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of: (A) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (B) the entry of an unappealable judgment or final appellate decision against the Indemnified party, (C) the settlement of the claim, (D) with respect to indemnities for

         Taxes, upon the issuance of any final resolution by a taxation authority, or (E) with respect to claims before any administrative or regulatory authority when the Loss is finally determined and not subject to further review or appeal; provided, however, the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expenses reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

         (g) NOTICE OF CLAIM. To seek indemnification hereunder, an Indemnified Party shall notify the Indemnifying Party of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof. No Indemnified Party may make a claim for breach of a representation or warranty against an Indemnifying Party unless the Indemnified Party delivers written notice of such breach (specifying in reasonable detail the nature of such breach) to the Indemnifying Party prior to the end of the survival period of such representation or warranty under
Section 9.1(a) or (c). Provided that the Indemnified Party delivers written notice of such breach to the Indemnifying Party in accordance with the preceding sentence, the expiration of any representation or warranty in accordance with the provisions of Section 9.1(a) or (c) shall not affect the Indemnified Party's right to pursue any claim for a breach of such representation or warranty.

         (h) NO PREJUDICE. Nothing herein shall prevent an Indemnified Party from making a claim for a Loss hereunder notwithstanding its Knowledge of the Loss or possibility of the Loss on, prior to, or after the Closing Date; provided that each party agrees to notify the other party of any material loss of which it has Knowledge prior to the Closing, but any Indemnified Party's failure to provide such notice shall not relieve the Indemnifying Party of any of its obligations hereunder or create in the Indemnifying Party any right to indemnification.

         (i) OTHER RIGHTS; INDEMNIFICATION; EXCLUSIVE REMEDY OF INDEMNIFIED PARTIES. Indemnification pursuant to the provisions of this Article 9 shall be the exclusive remedy of the Indemnified Parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement; provided, however, that nothing herein shall be deemed to limit an Indemnified Party's right to assert claims based on fraud or from pursuing equitable relief (including, without limitation, injunctive relief). Except for actions based on fraud, the only legal action which may be asserted by an Indemnified Party with respect to any matter which is the subject of this
Article 9 shall be a contract action to enforce, or to recover damages for the breach of, this Article 9.

         (j) LIMITATION ON INDEMNIFICATION OBLIGATIONS. The obligations of any Indemnifying Party under Sections 9.2(a) or (b) are subject to the limitations that any insurance proceeds (net of applicable deductibles) actually received by the Indemnified Party in connection with the event giving rise to the claim for indemnification shall be netted against the Indemnified Party's Losses arising out of such event.

         (k) TAX BENEFIT. The amount of any recovery by Indemnified Parties pursuant to Section 9.2(a) or (b), as the case may be, shall be net of any foreign, Federal, state and/or local income tax benefits inuring to the Indemnified Parties as a result of the state of facts which entitled the Indemnified Parties to recover from the Indemnifying Parties pursuant to
Section 9.2(a) or (b).

                                   ARTICLE 10
                                  TERMINATION

         This Agreement may be terminated by Purchaser or Seller for the reasons set forth in this Article 10 at any time prior to or on the Closing Date upon written notice to the other parties as follows. These events of termination are intended to operate independently from any other agreements, representations, warranties and/or conditions contained in this Agreement.

         10.1 MATERIAL ADVERSE CHANGE - SUBSIDIARIES. By Purchaser if, after the date hereof, any event or events occur which have, individually or in the aggregate, a Material Adverse Effect or if the Seller or any of the Subsidiaries shall have suffered a material loss of or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of the Seller and the Subsidiaries, taken as a whole, to conduct their businesses.

         10.2 MATERIAL ADVERSE CHANGE - PURCHASER. By Seller if, after the date hereof, any event or events occur which have, individually or in the aggregate, a Purchaser Material Adverse Effect or Purchaser shall have suffered a material loss of or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of the Purchaser and its subsidiaries, taken as a whole, to conduct their businesses.

         10.3 NONCOMPLIANCE OF SELLER. By Purchaser, if the terms, covenants or conditions of this Agreement to be complied with or performed by Seller before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date and such non-compliance or non-performance shall not have been waived by Purchaser.

         10.4 NONCOMPLIANCE OF PURCHASER. By Seller, if the terms, covenants or conditions of this Agreement to be complied with or performed by Purchaser before the Closing shall not have been complied with or performed in all material respects at or before the Closing Date and such non-compliance or non-performance shall not have been waived by Seller.

         10.5 FAILURE TO DISCLOSE - SELLER. By Purchaser, if it learns of any material fact or condition not disclosed in this Agreement or the Schedules which was required to be disclosed by the Seller pursuant to any provision of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of the Seller or the Subsidiaries which has a Material Adverse Effect.

         10.6 FAILURE TO DISCLOSE - PURCHASER. By the Seller, if it learns of any material fact or condition not disclosed in this Agreement which was required to be disclosed by Purchaser.

         10.7 ADVERSE PROCEEDINGS. By the Seller or Purchaser, if any action, suit or proceeding shall have been instituted against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Seller or Purchaser, makes consummation of the transactions herein contemplated inadvisable.

         10.8 TERMINATION DATE. By the Seller or Purchaser, if the Closing has not been consummated on or prior to February 28, 1999.

         10.9 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1 or 10.6, or pursuant to Section 10.4 or 10.5 for a breach that is not willful or intentional, or pursuant to Section 10.7 in the absence of any material breach hereunder by Purchaser or Seller, all rights and obligations of the parties hereto under this Agreement shall terminate, and no party hereto shall have any further liability or obligation hereunder to any other party hereto, except that the provisions of Section 3.1 hereof shall survive the termination of this Agreement for any reason. If this Agreement is terminated pursuant to Section 10.2, or 10.3, or, in the case of 10.4 or 10.5 for a breach that is willful or intentional, the complying party or parties shall be entitled to exercise and pursue all rights and remedies available to it or them hereunder, at law, in equity or otherwise, and shall be entitled to recover from the other party or parties all of its or their out-of-pocket expenses incurred in connection with or relating to the negotiation, preparation, execution and delivery of this Agreement.


                                   ARTICLE 11
                                   [RESERVED]

[RESERVED]


                                   ARTICLE 12
                                 MISCELLANEOUS

         12.1 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given 3 business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on receipt if received on a business day or on the first business day following receipt if not received on a business day; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or by nationally recognized private courier, or deposited in the Untied States mail, postage prepaid, registered or certified mail, on or before 2 business days after its delivery by facsimile. All notices shall be addressed as follows:

         (a)      To Purchaser:

                  Matria Healthcare, Inc.
                  1850 Parkway Place, 12th Floor
                  Marietta, Georgia 30067
                  Attn:  General Counsel
                  Phone Number: (770) 767-8332
                  Facsimile Number: (770) 767-7769

         With copies to:

                  Troutman Sanders LLP
                  NationsBank Plaza
                  600 Peachtree Street, N.E., Suite 5200
                  Atlanta, Georgia 30308-2216
                  Attn:  James L. Smith, III, Esquire
                  Phone Number: (404) 885-3111
                  Facsimile Number: (404) 962-6687

         (b)      To Seller:

                  Gainor Medical Management, L.L.C.
                  2205 Highway 42 North
                  P. O. Box 353
                  McDonough, Georgia  30253-0353
                  Attn:  Mark J. Gainor
                  Phone Number: (770) 474-0474
                  Facsimile Number: (770) 474-1600

         With a copy to:

                  Nelson Mullins Riley & Scarborough, L.L.P.
                  First Union Plaza, Suite 1400
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia  30309
                  Attn:  Philip H. Moise
                  Phone Number: (404) 817-6141
                  Facsimile Number: (404) 817-6050

         With a copy to:

                  Rosenberg & Liebentritt, P.C.
                  Two North Riverside Plaza
                  Suite 1600
                  Chicago, Illinois  60606
                  Attn:  Joseph Paolucci, Esquire
                  Phone Number: (312) 466-3885
                  Facsimile Number: (312) 454-0335

         12.2 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the matters contained herein and the agreements referred to herein contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated herein.

         12.3 WAIVER; AMENDMENT. Prior to or on the Closing Date, each party hereto shall have the right to waive any default in the performance of any term of this Agreement by any other party hereto, to waive or extend the time for the fulfillment by such other party of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to such party's obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon the other parties hereto unless confirmed in writing. No waiver by any party of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all of the parties hereto.

         12.4 COUNTERPARTS, FAXED SIGNATURES, HEADINGS, ETC. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other gender as well.

         12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Purchaser, Seller and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party, except that Purchaser may assign this Agreement to any wholly owned subsidiary; provided that such assignment shall not relieve Purchaser of its obligations hereunder.

         12.6 GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         12.7 REMEDIES, DAMAGES, INJUNCTIONS AND SPECIFIC PERFORMANCE. It is expressly understood and agreed that many of the covenants, agreements and services to be rendered and performed by the parties pursuant to this Agreement shall survive the Closing Date and are special, unique, and of an extraordinary character, and in the event of any default, breach or threatened breach by either party of any term, provision or Section of this Agreement to be performed by such persons, or any of them, hereunder, either party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain damages for any breach of this Agreement; (ii) order the specific performance thereof; or (iii) enjoin the other party from breaching such provisions.

         12.8 SEVERABILITY, INTERPRETATION. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein and all terms, provisions, Sections, sub-sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the parties hereto. This Agreement shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties.

         12.9 FURTHER ASSURANCES. Upon the reasonable request of any other party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

         12.10 LAW AND GAAP APPLICABLE TO FOREIGN SUBSIDIARIES. For purposes of this Agreement, including but not limited to for purposes of the representations contained in Article 4, unless otherwise stipulated, the laws, regulations, rules, judgments, orders, decrees, book keeping and accounting rules applicable to the Foreign Subsidiaries are those applicable in their own jurisdiction or in the jurisdiction where they are exercising substantial business activities. In no case shall this contract require the Foreign Subsidiaries to comply with any laws, regulations, rules, judgments, orders, decrees or bookkeeping and accounting rules unless they are applicable to the affected Foreign Subsidiary under general principles of law.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                "SELLER"

                                GAINOR MEDICAL MANAGEMENT, LLC



                                By:    /s/ Mark J. Gainor
                                   ------------------------------------------
                                Name:  Mark J. Gainor
                                       --------------------------------------
                                Title: President and CEO
                                       --------------------------------------


                                "PURCHASER"

                                MATRIA HEALTHCARE, INC.



                                By:    /s/ Donald R. Millard
                                   ------------------------------------------
                                Name:  Donald R. Millard
                                       --------------------------------------
                                Title: President and Chief Executive Officer
                                       --------------------------------------



                                       [CORPORATE SEAL]

                                   EXHIBIT A


         THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, OR IN THE ABSENCE OF RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MAKER THAT THEY MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

         THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
(13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF CANCELLATION AS PROVIDED IN A PURCHASE AND SALE AGREEMENT DATED AS OF DECEMBER 21, 1998, A COPY OF WHICH MAY BE OBTAINED FROM MAKER.


                  NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE

                                                               Atlanta, Georgia
$____________                                              __________ ___, 2000


         FOR VALUE RECEIVED, the undersigned, MATRIA HEALTHCARE, INC., a Delaware corporation (the "Maker"), promises to pay to GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company (together with any subsequent holders or transferees hereof, individually and collectively, the "Holder"), at _____________ ______________________________, or at such other address as Holder may designate to Maker from time to time in writing, the principal sum of _____________________ and No/100 Dollars ($_____________), in
immediately available funds and in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment together with (i) interest on the principal amount from time to time outstanding under this Non-Negotiable Subordinated Promissory Note (this "Note") until said principal amount is paid in full, payable as provided herein and (ii) any and all other amounts that may be due by the Maker to the Holder pursuant to this Note.

         Interest shall accrue on the unpaid principal balance of this Note from time to time outstanding and shall be payable as follows:

(A)                        interest shall accrue at the fixed rate of eight
                  percent (8%) per annum on the principal amount outstanding from time to time under this Note and shall be due and payable to Holder in arrears on January 1, April 1, July 1 and October 1 of each year this Note remains outstanding; and

(B)                        interest shall accrue at the fixed rate of four
                  percent (4%) per annum on the principal amount outstanding from time to time under this Note ("Specified Interest") and shall be due and payable to Holder on each of the "Third Anniversary", the "Fourth Anniversary" and the "Maturity Date" (each as defined below).

Interest shall accrue on the basis of the actual number of days elapsed based on a 360 day year made up of twelve thirty day months.

         Provided that the following payment will not result in a default under the Maker's Senior Debt (as defined herein) and unless sooner accelerated by Holder pursuant to the terms hereof, the Maker shall prepay to Holder on the third anniversary of the date of this Note (the "Third Anniversary") (i) [$____________], such amount being one-third of the initial principal amount of this Note, and (ii) all Specified Interest then outstanding. Provided that the following payment will not result in a default under the Maker's Senior Debt and unless sooner accelerated by Holder pursuant to the terms hereof, the Maker shall prepay to Holder on the fourth anniversary of the date of this Note (the "Fourth Anniversary") (i) [$____________], such amount being one-third of the initial principal amount of this Note, and (ii) all Specified Interest then outstanding. Subject to the subordination provisions set forth in this Note and unless sooner accelerated by Holder pursuant to the terms hereof, the Maker shall pay to Holder on the fifth anniversary of the date of this Note (the "Maturity Date") (i) the remaining principal balance of this Note, (ii) all accrued but unpaid interest thereon, and (iii) all other amounts owing hereunder, if any.

         If any date for the payment of principal or interest, as set forth above, falls on Saturday, Sunday or a holiday for which banks are authorized to be closed in Atlanta, Georgia, then such payment shall be made on the next business day for which banks are not so authorized and interest shall continue to accrue thereon. Payments received by Holder after 2:00 p.m., Atlanta, Georgia time on any business day shall not be credited as received until the following business day.

         Upon the occurrence of an "Acceleration Event" (as defined below) and during the continuance thereof, the outstanding principal balance of this Note shall bear interest at a rate per annum ("Default Interest") equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by applicable law. Maker shall pay Default Interest upon demand by Holder, provided that the payment of such Default Interest shall not be required to be made for so long as such payment is not permitted under the Maker's Senior Debt Documents (as hereinafter defined).

         Maker covenants and agrees that the indebtedness evidenced by this Note shall be senior in right of payment to all promissory notes issued by the Maker to sellers or their affiliates or shareholders in connection with acquisitions consummated after the date hereof ("Junior Seller Notes"), and each of the Junior Seller Notes shall contain a legend clearly stating that such note is subordinate in right of payment to the Holder hereof and shall contain subordination provisions, acknowledged by the holder thereof, substantially similar to those contained in numbered paragraphs 1 through 13 (except 5(b)) hereof.

         This Note is issued pursuant to that certain Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement"), by and between the Maker and Gainor Medical Management, LLC and represents an "Additional Purchase Price Payment" due under the Purchase Agreement. Capitalized terms used in this Note but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. This
Note is subject to certain rights of cancellation pursuant to Article 9 of the Purchase Agreement. If the Maker is entitled to cancel all or a portion of this Note pursuant thereto, notice of cancellation shall be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the cancellation date, to the Holder. In addition to any information required by law, such notice shall set forth the cancellation date and the amount of principal and accrued interest outstanding hereunder to be cancelled. In case less than the total amount of principal and accrued interest outstanding hereunder is to be cancelled, a new note in substantially the same form as this Note representing the total principal and accrued interest that was not cancelled will be issued to the Holder upon surrender of this Note without cost to Holder. Except as set forth in this paragraph, Maker waives and agrees not to assert any right of setoff or offset against Holder in connection with any amounts due under this Note.

         Maker shall be entitled, at any time and from time to time, without the consent of Holder and without paying any penalty or premium therefor, to prepay all or any portion of the outstanding principal and accrued interest owing thereon due hereunder by delivering 30 days' prior written notice to Holder; provided that no such prepayment shall be made to the extent such prepayment is then prohibited by the terms of any of Maker's Senior Debt.

         Any of the following shall constitute an "Acceleration Event" under this Note:

         (a) Maker fails to pay any installment of principal or interest within 10 days after such installment is due;

         (b) Maker fails to pay any other amount due and owing under this Note within 30 days following receipt by Maker of written notice from Holder that such amount is due and owing to Holder;

         (c) Maker (i) files a voluntary petition or assignment in bankruptcy or a voluntary petition, assignment or answer seeking liquidation, reorganization, arrangement, or readjustment of its debts under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any similar federal, state or foreign law pertaining to insolvency or debtor relief, (ii) enters into an agreement indicating its consent to or approval of any such petition or proceeding, (iii) applies for or consents to the appointment of a receiver, custodian or trustee of Maker, or of all or substantially all of its property, (iv) makes an assignment for the benefit of its creditors, (v) becomes insolvent or is unable or fails to pay its debts generally as they become due or (vi) takes corporate or other official action in furtherance of the foregoing;

         (d) there is filed against Maker an involuntary petition in bankruptcy seeking the liquidation, reorganization, arrangement or readjustment of Maker's debts or any



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

                  similar relief under the Bankruptcy Code or any similar state, federal or foreign law, which remains undismissed or unstayed for a period of 90 days;

         (e) the occurrence of a Change in Control of Maker, which for purposes of this subparagraph (e), shall mean any of the following events: (i) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than an "Existing Stockholder" (as hereinafter defined) is or becomes the direct or indirect beneficial owner of shares of the Maker's capital stock representing greater than 50% of the power to vote in the election of directors under ordinary circumstances or (ii) the Maker sells, transfers or otherwise disposes of all or substantially all of the assets of the Maker other than in a transaction between the Maker and a wholly-owned subsidiary of the Maker in which the wholly-owned subsidiary assumes this Note pursuant to an assignment and assumption agreement in form and substance acceptable to the Holder and such wholly-owned subsidiary causes a law firm acceptable to the Holder to issue a legal opinion as to the corporate authority and capacity of the subsidiary, the enforceability of this Note (as assumed) and such other matters as the Holder may reasonably require, all in form and substance satisfactory to each Holder in its reasonable discretion, or (iii) the Maker is a party to a merger or a consolidation in which the holders of the Maker's voting securities prior to such merger or consolidation own, directly or indirectly, securities representing less than 50% of the voting power in the surviving entity. "Existing Stockholder" shall mean Mark J. Gainor, SZ Investments, LLC., any holder of Convertible Preferred Stock, Redeemable Preferred Stock or Warrants or any affiliate of any of them;

         (f) the failure of the Maker to comply with or perform any other provision of this Note (and not constituting an Acceleration Event under any of the other provisions of this paragraph) and continuance of such failure for 30 days following receipt of written notice thereof by Maker from Holder; or

         (g) the acceleration of any of Maker's Senior Debt or the taking of any collection action by any of the "Senior Debt Holders" against the Maker or any of its subsidiaries or their respective properties.

         Subject at all times to the subordination provisions set forth below in this Note, including without limitation the standstill provisions of paragraph 5 below, (i) if an Acceleration Event described in subparagraphs (c) or (d) above shall occur, this Note and all interest and other amounts due hereunder shall become immediately due and payable, all without notice of any kind, and (ii) upon the occurrence and during the continuation of an Acceleration Event (including, without limitation, an Acceleration Event under subparagraphs (c) or (d) above), the Holder (x) may, at its option, declare this Note and all interest and other amounts due hereunder immediately due and payable, and (y) shall have all of the rights and remedies provided to it at law or in equity.

         Until this Note has been fully satisfied in cash, Maker shall mail to Holder within 105 days after the close of each fiscal year of Maker and within 50 days after the close of each of the first three quarters of each fiscal year of Maker financial statements, including any notes thereto (and, in the case of fiscal year end, an auditors' report by a firm of established national reputation) and the Management's Discussion and Analysis of Financial Condition and Results of Operations, for Maker comparable to those required to be included in annual and quarterly reports furnished pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Until this Note has been fully satisfied in cash, Maker will not enter into any material transaction with any Affiliate (as hereinafter defined) of Maker (other than the Holder of this Note or any wholly-owned subsidiary of Maker) unless such transaction is on terms and conditions at least as favorable to Maker as could be obtained through arm's length negotiations with an independent third party. For purposes of this Note, an "Affiliate", as applied to any person or entity, shall mean any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with that person or entity. For the purposes of this definition, "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Maker agrees to pay all costs of collection of this Note in the event of nonpayment as required hereunder, including reasonable attorneys' fees and court costs actually incurred.

         Except as expressly provided herein, Maker hereby waives presentment, demand, protest, notice of dishonor or protest, notice of nonpayment, notice of maturity, notice of acceleration of maturity, diligence of collection and all other notices of any kind.

         No failure or delay on the part of the Holder in the exercise of any right, power or privilege under this Note shall impair such right, power or privilege or be construed to be a waiver of any default or Acceleration Event or acquiescence therein nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies under this Note are cumulative to and not exclusive of any rights or remedies otherwise available.

         Any consent, notice or other communication herein required or permitted shall be given in writing and in the manner set forth in Section 12.1 of the Purchase Agreement and shall be given to the addresses of the Holder and the Maker set forth therein or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

         The obligations, duties and rights of Maker under this Note are personal to Maker and may not be assigned or assumed without the prior written consent of Holder; provided, however, subject to compliance with applicable securities laws and provided that any transferee agrees in writing to be bound by the terms and conditions hereof, Holder may assign all or a portion of its interest in this Note, to any member of Holder as of the Closing Date or any "Permitted Transferee" (as such term is defined in that certain Standstill Agreement dated _____________, 1999 between Maker, Mark J. Gainor and SZ Investments, L.L.C.) (each, an "Assignee"), or may sell or convey participations interests in this Note to any member of Holder as of the Closing Date or any Permitted Transferee. Upon an assignment by a Holder of an interest in the Note, and at the request of Holder, Maker will issue a note to each such Assignee in the principal amount assigned and shall also reissue this Note so that each Holder shall hold a note in the face principal amount of the indebtedness owing to such Holder, and the aggregate principal balance of the notes shall equal the then outstanding principal balance owed by Maker to Holder hereunder. The percentage of principal held by any Holder of the then outstanding principal balance of the indebtedness of Maker to Holder hereunder shall be the "Percentage Interest" of such party in the indebtedness evidenced hereby.

         Subject to the terms of the Subordination provisions of this Note and any applicable Senior Debt (to the extent any such provisions, agreements or instruments require the consent of any other parties), and except as set forth in the next succeeding sentence, this Note may be altered, amended or modified by a writing signed by Maker and the Holders which, in the aggregate, hold a Percentage Interest equal to, in the aggregate, at least sixty-six percent (66%), but excluding for purposes of this calculation any Percentage Interest held by the Maker or an Affiliate of Maker. The following waivers, alterations, amendments or modifications of this Note require the written consent of Holders which, in the aggregate, hold a Percentage Interest equal to at least ninety percent (90%), but excluding for purposes of this calculation any Percentage Interest held by the Maker or an Affiliate of Maker: any change in the principal amount or the Maturity Date of this Note or the manner, place or time of any payment of principal; any change in the interest rate or the manner, place or time of any payment of interest; any change in the entitlement of each Holder to receive principal, interest and other amounts due under this Note in proportion to their respective Percentage Interest; any change in the Acceleration Events or any waiver of any default or Acceleration Event; any assumption or assignment of the obligations, duties or rights of Maker under this Note; and any change to this paragraph.

         The provisions of this Note shall be construed and interpreted, and all rights and obligations of the parties under this Note determined, in accordance with the laws of the State of Georgia without regard to principles of conflicts of law.

         It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Maker and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid or agreed to be paid to the Holder hereof, or collected by the Holder, for the use, forbearance or detention of the money loaned or to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or any other documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person making such payment on Maker's behalf. All sums paid or agreed to be paid to the Holder hereof for the use, forbearance or detention of the indebtedness of Maker evidenced hereby outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the Holder.

         Maker warrants and represents to the Holder that the indebtedness evidenced by this Note is with respect to an exempt transaction under the Truth-In-Lending Act, 15 U.S.C. 1601, et seq. and that this Note is made for business or commercial purposes (and not for personal or agricultural purposes).

         Time is of the essence with respect to the performance of the obligations of Maker under this Note.

         MAKER AND HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND THAT OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER AND THE HOLDER IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

                              SUBORDINATION TERMS

         This Note and the entire indebtedness evidenced hereby from time to time, whether for principal, interest or any other amounts payable hereunder or in respect hereof, shall be subject, subordinate and junior in all respects to the following: (i) all "Obligations" of Maker under and as such term is defined in the Credit Agreement dated as of __________, 1999 (as amended, modified, extended or restated, the "Credit Agreement"), among the Maker, the Lenders party thereto from time to time, and First Union National Bank, as Administrative Agent (in such capacity, together with any successor or replacement agent under such agreement or any refinancing or replacement agreement, the "Agent") (as such may be amended, modified, supplemented or restated from time to time, the "Senior Credit Facility"); (ii) all obligations of Maker to any lender or group of lenders for borrowed money, whether to refinance, in whole or in part, the indebtedness owing under the Credit Agreement pursuant to an infusion of new money that pays in full the Obligations under the Senior Credit Facility or consisting of a new credit facility which is established after the Senior Credit Facility has been terminated (as such new facility may be amended, modified, supplemented or restated from time to time, the "New Senior Credit Facility"); and (iii) all obligations of Maker to holders of any non-investment grade securities (as such may be amended, modified, supplemented or restated from time to time, the "High Yield Debt").

         All indebtedness, obligations and liabilities of Maker under the Senior Credit Facility, the New Senior Credit Facility, or the High Yield Debt, whether such indebtedness, obligations and liabilities are now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether for principal, interest (including interest accruing after the filing of a petition initiating any bankruptcy, insolvency or a similar proceeding as described in Section 9.1(f) or Section 9.1(g) of the Credit Agreement, whether or not such interest is an allowed claim enforceable against the Maker in any such proceeding), and all other obligations or liabilities (including all fees, taxes, additional compensation, expense reimbursements and indemnification) now or hereafter payable under or with respect to any of the foregoing are collectively referred to as the "Senior Debt". All documents evidencing the Senior Credit Facility, the New Senior Credit Facility, or the High Yield Debt, including without limitation, all credit agreements, security agreements, pledge agreements, notes, bonds or other instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, investment property, securities, financing statements, certificates, powers of attorney, stock powers or similar documents, agreements or certificates, are hereinafter referred to as the "Senior Debt Documents".

         By its acceptance of this Note, Holder covenants and agrees that the subordination terms set forth below shall inure to the benefit of the "Lenders" under and as such term is defined in the Senior Credit Facility from time to time party thereto (hereinafter the "Senior Lenders"), the lenders from time to time party to any New Senior Credit Facility (hereinafter the "New Senior Lenders"), and the holders from time to time of any High Yield Debt (the "High Yield Debt Holders"; the Senior Lenders, the New Senior Lenders and the High Yield Debt Holders are hereinafter collectively sometimes referred to as the "Senior Debt Holders"), and the successors and assigns of any of the Senior Debt Holders.

         Holder hereby covenants and agrees that it will, upon the Maker's request, from time to time enter into such subordination agreements as requested by Maker or a Senior Debt Holder to evidence the subordination of the indebtedness evidenced hereby to the Senior Debt to the fullest extent provided hereunder with respect to debt subordination, the restrictions placed on Holder's acceleration of the debt evidenced hereby and the enforcement of remedies against Maker.

         In the event Maker fails to pay the principal balance of this Note on the Maturity Date, Holder shall be entitled in connection with (i) a modification of the Senior Credit Facility other than a modification resulting from a default or event of default thereunder, (ii) a refinancing of the senior indebtedness of Maker pursuant to a proposed New Senior Credit Facility, or any negotiations resulting from the occurrence of an event of default thereunder; or (iii) the issuance of new High Yield Debt, or any negotiations resulting from the occurrence of an event of default thereunder, to participate in such negotiations to express its position concerning its rights under this Note. However, the consent of Holder to the terms of such modification, new financing or placement of new High Yield Debt or modification thereof shall not be required to be obtained as a condition to such transactions, and Holder shall not have standing to object to Maker's consummation of the transaction contemplated by any of (i), (ii) or (iii) of this paragraph on terms Maker and deems appropriate in its sole and absolute discretion.

         1. SUBORDINATION. Anything in this Note to the contrary notwithstanding, all principal, interest and other amounts due or to become due on this Note shall be subordinate and junior in right of payment to the extent set forth herein to the prior payment in full in cash of all Senior Debt.

         2. PRIORITY AND PAYMENT OVER UPON INSOLVENCY AND DISSOLUTION. In the event of (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith relative to the Maker or to its assets, (ii) any liquidation, dissolution or other winding up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Maker, then and in any such event the Senior Debt Holders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt before the Holder of this Note shall be entitled to receive and retain any payment on account of the principal, interest or other amounts due or to become due on this Note and to that end the Senior Debt Holders shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker which is subordinated to the payment of this Note, which may be payable or deliverable in respect of this Note in any such case, proceeding, dissolution, liquidation or other winding up or event. Accordingly, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, which would otherwise have been made to the Holder of this Note but for the provisions of this Section 2 shall instead be made by the Maker or by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Maker directly to the Senior Debt Holders (or the agent or trustee for the Senior Debt Holders on their behalf) for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Debt Holders.

         If, notwithstanding the foregoing provisions of this Section 2, the Holder of this Note shall have received any payment of distribution of assets of the Maker of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker which is subordinated to the payment of this Note, before all amounts due or to become due on or in respect of all Senior Debt have been paid in full in cash, then and in such event such payment or distribution shall be received in trust for the Senior Debt Holders and shall be forthwith paid over or delivered by the Holder of this Note receiving the same directly to the Senior Debt Holders (or to the agent or trustee for the Senior Debt Holders on their behalf) or, to the extent legally required, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making such payment or distribution of assets of the Maker, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Debt Holders. Notwithstanding anything set forth in this Section 2 or elsewhere in this Note, the Maker may make and the Holder may retain any payment received on account of this Note prior to the occurrence of an event described in clauses (i) through (iii) of this Section 2 or clauses (i) through (ii) of Section 3.

         3. PAYMENT ON NOTE SUSPENDED WHEN SENIOR DEBT IS IN DEFAULT. In the event and during the continuation of (i) any default in the payment of principal of or interest on any Designated Senior Debt (as hereinafter defined), whether at maturity, at a date fixed for prepayment or by declaration of acceleration or otherwise, or any default in the payment of any other obligations or liabilities constituting Designated Senior Debt, or (ii) any other event of default (after expiration of any applicable grace or cure periods) with respect to any Designated Senior Debt which would permit the holders of such Designated Senior Debt (or a person or persons, including the agent or trustee for such holders, acting on their behalf) to declare such Designated Senior Debt to become due and payable prior to the date on which it would otherwise have become due and payable, then in the case of either (i) or
(ii) above, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Maker which is subordinated to the payment of this Note) shall be made by the Maker on account of the principal of or interest on this Note or on account of the purchase or other acquisition by it of this Note. The "Designated Senior Debt" shall mean, all Senior Debt under the Senior Credit Facility or the New Senior Credit Facility, and, provided there is no Senior Credit Facility or New Senior Credit Facility, then Designated Senior Debt shall mean the High Yield Debt.

         If, notwithstanding the foregoing provisions of this Section 3 or the provisions of Section 5, the Maker shall make any payment or distribution on or with respect to this Note prohibited by the foregoing provisions of this
Section 3 or the provisions of Section 5, or the Holder of this Note shall have received any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker which is subordinated to the payment of this Note, at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 3 or the provisions of Section 5, then and in such event such payment or distribution shall be received in trust for the Senior Debt Holders and shall be forthwith paid over or delivered by the Holder of this Note receiving the same directly to the Senior Debt Holders (or to the agent or trustee for the Senior Debt Holders on their behalf) or, to the extent legally required, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making such payment or distribution of assets of the Maker, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Debt Holders. Nothing set forth in this Section 3 or elsewhere in this Note, shall prohibit or restrict the Holder from accepting and retaining for its own account at any time common stock in the Maker or its Affiliate (but nothing herein shall require the Holder to accept or require the Maker to offer such common stock) in full or partial payment of amounts due under this Note.

         4. OBLIGATION TO PAY NOTE NOT IMPAIRED; PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The subordination provisions of this Note are intended solely for the purpose of defining the relative rights of the Holder of this Note on the one hand and the Senior Debt Holders on the other hand. It is and shall be the intent of the parties that these provisions shall constitute a present assignment by the Holder of this Note of its rights to receive payments or distributions of cash, property and securities of the Maker otherwise payable to the Holder of this Note in the circumstances described in Sections 2 and 3 hereof. Nothing contained herein shall (i) impair or affect, as among the Maker, its creditors (other than the Senior Debt Holders) and the Holder of this Note, the obligation of the Maker, which is absolute and unconditional, to pay the Holder of this Note the principal of and interest on this Note as of when the same shall become due and payable in accordance with their terms, or
(ii) affect the relative rights against the Maker of the Holder of this Note and the creditors of the Maker (other than the Senior Debt Holders), or (iii) prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the instrument or instruments governing this Note, subject to the rights, if any, under this Note of the Senior Debt Holders to receive cash, property and securities otherwise payable or deliverable to the Holder and subject to the other subordination provisions of this Note.

         5.       ACTIONS AGAINST THE MAKER. (a) No Holder of this Note will
(i) declare this Note or any portion hereof due and payable before the stated maturity hereof (other than any Acceleration Event described in paragraphs (c) or (d) of the definition thereof, which results in an automatic acceleration of this Note) or commence any action or proceeding against the Maker to recover all or any part of this Note, (ii) ask, demand, sue for, or take other collection action against the Maker, directly or indirectly, in cash, property or securities or other property or by set-off or in any manner (including without limitation from or by way of collateral) receive payment of all or any part of this Note, or (iii) join with any creditor in bringing any proceeding against the Maker under Title 11 of the United States Code or any other state or federal insolvency statute, unless and until, in each case under (i), (ii) and (iii) above, either (a) the requisite percentage of the Senior Debt Holders necessary to take such action under the instrument or instruments governing the Senior Debt shall have commenced or joined action or (b) all Senior Debt has been paid in full in cash, all commitments to extend credit under the Senior Debt Documents have been terminated, and all letters of credit issued pursuant to the Senior Debt Documents have been canceled or otherwise terminated, all as more fully set forth in Section 3 hereof.

         (b) Notwithstanding the foregoing paragraph 5(a) or anything else set forth in this Note, in the event (i) Maker fails to pay the principal balance of and any other amounts due under this Note on the Maturity Date, (ii) the Senior Credit Facility Maturity Date has occurred and (iii) solely as to the Senior Credit Facility (and not the New Senior Credit Facility or the High Yield Debt), no event described in clauses (i) through (iii) of Section 2 or clauses (i) through (ii) of Section 3 exists, Holder shall be allowed to accelerate the obligations due under this Note and to exercise such remedies as are available to Holder under this Note or applicable law provided that Holder forbear from exercising any remedies for a period of not less than one hundred eighty days (180) after the Maturity Date (hereinafter the "Standstill Period"). Any cash or property acquired by Holder in connection with its exercise of its remedies under the Note or any judgment obtained by Holder in connection with the Note shall be held in trust for the benefit of the Senior Debt Holders until all Senior Debt has been paid in full, in cash, all commitments to extend credit to Maker pursuant to the Senior Debt Documents have been canceled or otherwise terminated, and all letters of credit issued pursuant to the Senior Debt Documents have been canceled or otherwise terminated, all as more fully set forth in Section 3 hereof. The "Senior Credit Facility Maturity Date" shall mean the earlier of (x) March __, 2004, subject to extension of such date to the then-current maturity date of that certain Credit Agreement dated as of _____________, 1999 among the Maker, the Lenders and the Agent, as amended, modified or extended, but (as to extensions) only to the extent that the March ___ 2004 maturity date is being extended because of a default or event of default under the Senior Credit Facility or in connection with a workout of the Maker's obligations under the Senior Credit Facility required in order to avoid a future default or event of default thereunder or
(y) the date the Obligations under and as such term is defined in the Credit Agreement executed in connection with the Senior Credit Facility are paid in full and the Credit Agreement has been terminated by the Agent.

         6. SUBROGATION. Subject to the payment in full in cash of all Senior Debt, the termination of all commitments to extend credit under the Senior Debt Documents, and the cancellation or termination of all letters of credit issued pursuant to the Senior Debt Documents, the Holder of this Note shall be subrogated to the extent of the payments or distributions made to the Senior Debt Holders pursuant to these provisions to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Debt Holders of any cash, property or securities to which the Holder of this Note would be entitled but for these provisions, and no payments over pursuant to the provisions of Section 2 or 3 to the Senior Debt Holders by the Holder of this Note shall, as among the Maker, its creditors (other than the Senior Debt Holders) and the Holder of this Note, be deemed to be a payment or distribution by the Maker to or on account of the Senior Debt.

         7. PROOFS OF CLAIM. The Holder of this Note or any trustee or other person acting on its behalf may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holder of this Note in respect of this Note allowed in any bankruptcy, insolvency or other judicial proceedings relative to the Maker (or any other obligor on this Note, including any guarantor), its creditors or its property. Any term or provision of this Section 7 to the contrary notwithstanding, however, if any bankruptcy, insolvency or judicial proceeding referred to above is commenced by or against the Maker, and so long as all Senior Debt has not been paid in full: (i) each of the Senior Debt Holders (and the agent or trustee of such Senior Debt Holders on their behalf) is hereby irrevocably authorized and empowered (in its own name or in the name of the Holder of this Note or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such proceeding and give acquittances therefor, to file claims and proofs of claims, to vote the claims of the Holder of this Note in any proceeding (and for that purpose, the Holder of this Note hereby irrevocably assigns to the Senior Debt Holders the right to file a proof of claim in the Holder's name and to vote its claims in any such proceeding), and to take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of such Senior Debt Holders or Holder of this Note with respect hereto, and (ii) the Holder of this Note shall duly and promptly take, for the account of the Senior

Debt Holders, such action as the Senior Debt Holders (or the agent or trustee for the Senior Debt Holders on their behalf) may request (a) to collect all amounts payable by the Maker in respect of this Note and to file the appropriate claims or proofs of claim in respect of this Note, (b) to execute and deliver to the Senior Debt Holders such assignments or other instruments as the Senior Debt Holders (or the agent or trustee for the Senior Debt Holders on their behalf) may request in order to enable the Senior Debt Holders (or the agent or trustee for the Senior Debt Holders on their behalf) to enforce any and all claims with respect to any and all security interests and other liens securing payment of all amounts payable in respect of this Note and (c) to insure that all payments and distributions made in respect of any such proceedings are made to the Senior Debt Holders as it or their interests may appear.

         8. RELIANCE ON SUBORDINATION. The Holder of this Note by its acceptance hereof consents and agrees that all Senior Debt shall be deemed to have been made or incurred at the request of the Holder of this Note and in reliance upon the subordination of this Note pursuant to the subordination provisions hereof.

         9. RESTRICTIONS ON CERTAIN ACTIONS. The Holder of this Note by its acceptance hereof agrees not to sell, assign or transfer all or any part of this Note while any Senior Debt remains unpaid unless such sale, assignment or transfer is made expressly subject to these provisions. The Holder of this Note represents that no other subordination of this Note is in existence on the date hereof, and such Holder agrees that this Note will not be subordinated to any indebtedness owed to any person other than the Senior Debt Holders. Until the Senior Debt has been paid in full, no Holder of this Note will file or create, or cause to be filed or created, any lien or encumbrance of any kind upon the assets of the Maker or any of its subsidiaries, without the prior consent of the Senior Debt Holders.

         10. CHANGES. The Senior Debt Holders may at any time, and from time to time, without the consent of or notice to the Holder of this Note, without incurring responsibility to such Holder, and without impairing or releasing any of the rights of the Senior Debt Holders, or any of the obligations of the Holder of this Note hereunder:

                  (i) change the time, amount, manner, place or terms of payment of, or change or extend the time of payment of, or renew or otherwise alter, any of the Senior Debt Documents, or any other instrument or agreement evidencing any Senior Debt or securing payment thereof or relating to the Senior Debt in any manner;

                  (ii) sell, exchange, release or otherwise deal with any collateral for all or any of the Senior Debt (whether or not in a commercially reasonable manner);

                  (iii) release anyone liable in any manner for the payment or collection of any Senior Debt;

                  (iv) exercise or refrain from exercising any rights against the Maker or others (including the Holder of this Note);

                  (v) apply any sums received by the Senior Debt Holders, by whomsoever paid and however realized, to the payment of the Senior Debt in such manner as the Senior Debt

Holders, in their sole discretion, shall deem appropriate; and

                  (vi) take any other action which might otherwise constitute a defense available to, or a discharge of, this Note in respect of these provisions.

         11. CONTINUED EFFECTIVENESS. These provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Senior Debt Holders upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, all as though such payment had been due but not made at such time.

         12. AMENDMENTS. The subordination provisions of this Note are for the benefit of the Senior Debt Holders and, so long as any Senior Debt remains unpaid, may not be amended, modified, rescinded or canceled in whole or in part in any manner that would be adverse to any holder of Senior Debt without the prior written consent of such holder.

         13. BINDING AFFECT; ASSIGNMENT. This Note shall be binding upon and inure to the benefit of Maker and Holder and their respective successors and permitted assigns, and representatives. Holder may not assign its rights or obligations under this Note (by operation of law or otherwise) other than to any Permitted Transferee or Assignee as expressly provided in this Note without the prior written consent of Maker, and any attempted assignment without consent where required shall be void. The subordination provisions of this Note shall inure to the benefit of the successors and assigns of each of the Senior Debt Holders.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the day and year first above written.

                                MAKER:

                                MATRIA HEALTHCARE, INC.



                                By:
                                   --------------------------------------------
                                Title:
                                      -----------------------------------------



Accepted and agreed
this _____ day of ___________, 2000.

HOLDER:

GAINOR MEDICAL MANAGEMENT, L.L.C.



By:
   -----------------------------------
Title:
      --------------------------------

                                   EXHIBIT B


                                    FORM OF
                          BILL OF SALE AND ASSIGNMENT



         FOR VALUE RECEIVED, and in further consideration of the mutual covenants and conditions set forth in, and pursuant to the terms of, that certain Purchase and Sale Agreement (the "Purchase Agreement") (unless otherwise defined herein, all capitalized terms shall have the respective meanings assigned to such terms in the Purchase Agreement), dated as of December 21, 1998, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser"), and GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company ("Seller"), Seller hereby grants, conveys, sells, transfers, assigns and sets over unto Purchaser all of Seller's right, title and interest, and good and marketable title, in and to all of the interests and assets set forth on Exhibit A attached hereto and made a part hereof (collectively, the "Interests and Assets").

         TO HAVE AND TO HOLD FOREVER the above described property unto Purchaser, for the use and benefit of Purchaser and its successors and assigns.

         This Bill of Sale and Assignment is made pursuant to the terms of the Purchase Agreement and is entitled to all benefits thereof. The representations, warranties, covenants and indemnities provided in the Purchase Agreement shall continue in full force and effect as provided therein and shall not be deemed modified, waived or amended in any respect whatsoever by reason of this Bill of Sale and Assignment.

         This Bill of Sale and Assignment shall be binding upon, inure to the benefit of and be enforceable by Seller and Purchaser and their respective successors and assigns.

         IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute and deliver this Bill of Sale and Assignment as of this ___ day of _________, 1999.


                                   GAINOR MEDICAL MANAGEMENT, L.L.C.



                                   By:
                                         -------------------------------------
                                   Name: Mark J. Gainor, President

                                                [CORPORATE SEAL]


Accepted and agreed to this
____ day of ______________, 1999:

MATRIA HEALTHCARE, INC.


By:
      --------------------------------
Name:                      , President
      ---------------------

[CORPORATE SEAL]

                                   EXHIBIT A


                              INTERESTS AND ASSETS

                                   EXHIBIT C


                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into as of this ______ day of January, 1999, by and between Matria Healthcare, Inc., a Delaware corporation, (the "Company"), Lucor Holdings, LLC, a Georgia limited liability company ("Lucor"), Mark J. Gainor, a Georgia resident ("MJG"), and J. Michael Highland, a Georgia resident ("JMH").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain subsidiaries of the Company have acquired substantially all of the assets of Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM"), including all of the equity interests of GMM's subsidiaries (the "Subsidiaries") pursuant to the terms of that certain Purchase and Sale Agreement (the "Purchase Agreement") dated as of December 21, 1998, by and among Company and GMM; and

         WHEREAS, MJG and JMH are stockholders, officers and directors of Lucor and expect to provide services to the Company hereunder through Lucor and are executing this Agreement solely for the purpose of agreeing to be bound by Sections 9 and 10 hereof; and

         WHEREAS, the execution and delivery of this Agreement is a material condition for the Company to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, Lucor and the Company hereto agree as follows:

         1. RETENTION OF MANAGER. Subject to each of the terms, conditions and provisions of this Agreement, the Company hereby retains Lucor and Lucor hereby agrees to be retained by the Company and the Subsidiaries to perform those managerial functions set forth in Section 4 of this Agreement.

         2.       TERM.

         2.1 Subject to the provisions for termination set forth herein, the term of this Agreement shall be from the date hereof through December 31, 2008.

         2.2 The Company, by written notice to Lucor, authorized by a majority of the directors other than those who are partners, principals or employees of Lucor (or an affiliate of Lucor), may terminate this Agreement for justifiable cause, which shall mean any of the following events: material breach by Lucor of any of its obligations hereunder (including, without limitation, failure to make available the services of MJG as provided in paragraph 4 below); misappropriation by Lucor of funds or property of the Company or the Subsidiaries, or other willful breach in the course of its duties hereunder; any attempt by Lucor, MJG or JMH to secure personal profit related to the business of the Company and not fairly disclosed to and approved by the Board of Directors of the Company or gross neglect by Lucor in the fulfillment of its obligations hereunder.

         2.3 Either party, by sixty (60) days' prior written notice to the other party, may terminate this Agreement effective as of the end of each calendar year during the Term hereof.

         3.       COMPENSATION.

         3.1 As compensation to Lucor for its management services to the Company and the Subsidiaries under this Agreement in 1999, the Company, on behalf of itself and the Subsidiaries, agrees to pay Lucor a fee at the annual rate of Eight Hundred Thousand Dollars ($800,000). Such fee shall be payable monthly in arrears, on or before the last day of each month, commencing on January 31, 1999. Payment shall be prorated for any partial month during the term hereof.

         3.2 For years subsequent to 1999, Lucor's compensation under this Agreement will be established by agreement between Lucor and the Board of Directors based on the level of compensation paid Lucor in 1999, the number of employees of Lucor providing management services to the Company, Lucor's performance in the previous year, inflation and other relevant factors.

         3.3 Compensation payable hereunder is intended to cover all expenses incurred by Lucor in connection with providing management services to the Company hereunder. Unless approved in advance by the Chief Executive Officer of the Company, the Company will not reimburse Lucor, MJG or JMH, for out-of-pocket or other costs and expenses (including travel expenses) incurred by it or any of its employees or affiliates in connection with (i) providing the services under this Agreement; or (ii) serving as an officer of the Company. Unbudgeted approved expenses as set forth in the preceding sentence shall be reimbursed, if reasonable, upon receipt by the Company of invoices from Lucor providing information reasonably required by the Company. Provided further, MJG acknowledges and agrees that as long as this Agreement is in effect, MJG shall not receive any Board of Directors' fees or participate in the Company's Director Stock Option Plan.

         4. DUTIES AS MANAGER. Lucor's duties under this Agreement shall include providing management services to the diabetes disease management and microsampling businesses operated by the Company, the Subsidiaries and Diabetes Management Services, Inc., with overall responsibility for the management of such businesses, subject to the direction and oversight of the Chief Executive Officer of the Company (the "Services"). Services shall include, without limitation, identifying and implementing other acquisition opportunities or joint ventures and business development projects agreed upon by Lucor and the Company's Chief Executive Officer. Lucor agrees that substantially the full-time services of its officer, MJG, will be included in the Services provided hereunder.

         5. AUTHORITY OF MANAGER. Except as may be authorized by the Chief Executive Officer of the Company, Lucor shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or any Subsidiary or to obtain or incur any right, obligation or liability on behalf of the Company.

         6. INDEPENDENT CONTRACTOR. Lucor shall act as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. Neither the Company nor any Subsidiary shall have any obligation to provide health insurance, life insurance, worker's compensation, or other benefits, or to pay or withhold employment taxes with respect to Lucor personnel. To the extent permitted by applicable law and the Company's insurance carriers, at the request of Lucor, the Company will include Lucor employees in Company's group health and worker's compensation programs, provided that Lucor shall pay the Company the Company's cost of providing such coverage upon the Company's invoice therefor.

         7. DISPUTES OVER REQUIRED EXPENDITURES WITH RESPECT TO CALENDAR YEAR 1999. Notwithstanding the limitations on Lucor's authority and the requirement that Lucor act under the direction of the Chief Executive Officer of the Company, as set forth above, any dispute over required expenditures with respect to calendar year 1999 shall be resolved in accordance with Section 1.5 of the Purchase Agreement.

         8.       BOOKS AND RECORDS.

                  (a) Lucor's books and records with respect to the Services and any reimbursable costs ("Books and Records") shall be kept at Lucor's office located at 2317 Forest Drive, Jonesboro, Georgia 30236. The Books and Records shall be kept in accordance with recognized accounting principles and practices, consistently applied, and shall be made available for the Company or the Company's representatives' inspection and copying at all times during regular office hours. Lucor shall not be required to maintain the Books and Records for more than three (3) years after termination of this Agreement.

                  (b) Lucor shall have access at all reasonable times to the premises, business properties, assets, financial statements and other books and records of the Subsidiaries, to the extent necessary for Lucor to perform its duties hereunder, and the Company agrees to cause its officers and employees, and the officers and employees of the Subsidiaries and DMS, to cooperate with Lucor in carrying out its duties hereunder.

         9.       CONFIDENTIAL INFORMATION.

         9.1 The parties acknowledge that during the course of provision of the Services, the Company may disclose confidential information to Lucor, MJG and JMH or its affiliated companies. Lucor, MJG and JMH shall treat such information as the Company's confidential property and safeguard and keep secret all such information about the Company, including reports and records, customer lists, trade lists, trade practices, and prices pertaining to the Company's business coming to the attention or knowledge of Lucor, MJG or JMH because of any activities conducted by Lucor, MJG or JMH under or pursuant to this Agreement.

         9.2 Lucor, MJG and JMH shall exercise their best efforts and shall cause any of their affiliated companies to exercise their best efforts to prevent any confidential information from being disclosed to third parties, except as necessarily required in the performance of the Services and except under terms of confidentiality satisfactory to the Company. This obligation shall remain in effect until the Company shall release Lucor or its affiliated companies from their obligations under this paragraph 9, but in no event later than three (3) years after the completion of the Services. Lucor shall not use any of the Company's confidential information in any way that is detrimental to the interests of the Company, directly or indirectly, either during the term of this Agreement or at any time thereafter.

         10.      DEFINITIONS.

         10.1 For purposes of this Section 10, the following terms shall have the following respective meanings:

                  (a) "Competing Business" shall mean a business that, wholly or partly, directly or indirectly, is engaged in (i) providing, selling or marketing lancet or lancing devices, microsampling, sale of diabetes supplies or diabetic disease management; or (ii) designing, developing, manufacturing, testing, selling, marketing or distributing products or equipment relating thereto.

                  (b) "Competitive Position" shall mean: (i) Lucor's, MJG's or JMH's direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (ii) Lucor, MJG or JMH serving as a director, officer, consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business.

                  (c) "Covenant Period" shall mean the period of time commencing with the date of this Agreement and continuing for a period of three (3) years after the termination of this Agreement.

                  (d) "Restricted Territory" shall mean the United States, the United Kingdom and Germany.

         10.2 During the Covenant Period, Lucor, MJG and JMH, and each of them, agrees that he/it will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or attempt to enter into a Competitive Position in the Restricted Territory.

         10.3 During the Covenant Period, Seller, MJG and JMH, and each of them, agrees that it/he will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, solicit any customer of the Subsidiaries (or any actively sought or prospective customer of the Subsidiaries) for or on behalf of any Competing Business to purchase any products offered by the Company.

         10.4 During the Covenant Period, Lucor, MJG and JMH, and each of them, agrees that it/he will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or other personnel of the Company or the Subsidiaries to terminate, alter or lessen that party's affiliation with the Company or the Subsidiaries or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company or the Subsidiaries. For purposes of this Section

10.4, "key or material" employees, consultants, contractors or other personnel shall mean those such persons or entities who have direct access to or have had substantial exposure to confidential information or trade secrets of the Company or the Subsidiaries.

         10.5 During the Covenant Period, Lucor, MJG and JMH, and each of them, shall not make any statement or other communication that impugns or attacks the reputation or character of the Company or the Subsidiaries, or materially damages the goodwill of the Company or the Subsidiaries, take any action that would interfere with any contractual, customer or referral source relationships of the Company or the Subsidiaries in a way, including, without limitation, any action that would result in a diminution of business, or otherwise take any action that is detrimental to the best interests of the Company or the Subsidiaries.

         11. INDEMNIFICATION. The Company agrees to indemnify and hold Lucor and its partners, officers, directors and agents harmless from damages, losses or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid directly or indirectly, by Lucor as a result or arising out of any actions taken by Lucor in connection with the performance of the Services under this Agreement except to the extent that such actions resulted solely from the gross negligence or willful misconduct of Lucor. The Company hereby further agrees to reimburse Lucor for all reasonable fees and expenses (including attorneys' fees) incurred in connection with defending any such claim to which Lucor is a party, as such fees and expenses are incurred by Lucor.

         12.      NOTICES AND COMMUNICATIONS.

         12.1 All communications relating to the day-to-day activities necessary to render the Services shall be exchanged between the respective representatives of the Company and Lucor, who will be designated by the parties promptly upon commencement of the Services.

         12.2 All other notices, demands and communications required or permitted hereunder shall be in writing and shall be delivered personnally to the respective representatives of the Company and Lucor set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective: (i) if delivered personally, on delivery; or (ii) if mailed, 48 hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:

                  If to the Company:

                           Matria Healthcare, Inc.
                           1850 Parkway Place, 12th Floor
                           Marietta, Georgia 30067
                           Attention:  General Counsel
                           Telephone:  (770) 767-8332
                           Telecopy:   (770) 767-7769

                  With a copy to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                           Attention:  James L. Smith, III, Esq.
                           Telephone:  (404) 885-3111
                           Telecopy:   (404) 962-6687

                  If to Lucor:

                           Lucor Management Company, Inc.
                           2205 Highway 42 North
                           McDonough, Georgia 30253-0353
                           Attention:  Mark J. Gainor
                           Telephone:  (404) 474-0474
                           Telecopy:   (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA 30307
                           Attention:  Philip H. Moise, Esq.
                           Telephone:  (404) 817-6141
                           Telecopy:   (404) 817-6050

                  If to MJG:

                           Mark J. Gainor
                           2205 Highway 42 North
                           McDonough, Georgia 30253-0353
                           Attention:  Mark J. Gainor
                           Telephone:  (404) 474-0474
                           Telecopy:   (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA 30307
                           Attention:  Philip H. Moise, Esq.
                           Telephone:  (404) 817-6141
                           Telecopy:   (404) 817-6050

                  If to JMH:

                           J. Michael Highland
                           2205 Highway 42 North
                           McDonough, Georgia 30253-0353
                           Telephone:  (404) 474-0474
                           Telecopy:   (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA 30307
                           Attention:  Philip H. Moise, Esq.
                           Telephone:  (404) 817-6141
                           Telecopy:   (404) 817-6050

         13. ASSIGNMENTS. Lucor shall not assign this Agreement in whole or in part without the prior written consent of the Company, and the Company shall not assign this Agreement in whole or in part without the prior written consent of Lucor; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to affiliates or wholly-owned subsidiaries; and provided further, that any such assignment shall not relieve the assignor of any of its obligations under this Agreement.

         Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         14. APPLICABLE LAW AND SEVERABILITY. This document shall, in all respects, be governed by the laws of the State of Georgia applicable to agreements executed and to be wholly performed within the State of Georgia. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any contrary present or future statute, law, ordinance or regulation, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

         15. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

         16. ATTORNEYS' FEES. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

         17. CAPTIONS. The captions appearing at the commencement of the paragraphs herein are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

         18. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto and expressly states that an amendment, change or modification of this Agreement is intended.

         19. SEPARATE COUNTERPARTS. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same instrument.

         20. ENTIRE AGREEMENT. This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                    MATRIA HEALTHCARE, INC.



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    LUCOR HOLDINGS, LLC



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------



                                    ------------------------------------------
                                    MARK J. GAINOR



                                    ------------------------------------------
                                    J. MICHAEL HIGHLAND

                                   EXHIBIT D


                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT (the "Agreement") dated as of this _____ day of January, 1999, is between MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), MARK J. GAINOR, a Georgia resident ("MJG"), and SZ INVESTMENTS, L.L.C., a Delaware limited liability company ("SZI").

                              Statement of Purpose

         MJG Affiliates (as defined below) and SZI Affiliates (as defined below) are members of Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM"). GMM and Matria have entered into a Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement"), pursuant to which Matria will acquire substantially all of the assets of GMM, including its interests in its subsidiaries, for consideration consisting, in part, of Redeemable Preferred Stock, Warrants, Convertible Preferred Stock and an Earn-Out Note (each as defined below) of Matria. Upon consummation of the transactions contemplated by the Purchase Agreement, MJG and SZI will own indirectly through their respective Affiliates approximately 10.74% and 1.66%, respectively, of the Fully Diluted Common Stock (as defined below) of Matria. In addition, the MJG Affiliates and/or SZI Affiliates may acquire Common Stock of Matria in the open market after the closing of the Purchase Agreement. As a condition to consummation of the Purchase Agreement, MJG, SZI and Matria have agreed to enter into this Agreement with respect to the ownership, voting and disposition of the Voting Securities (as defined below) of Matria owned by the MJG Affiliates and/or the SZI Affiliates.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings specified below, and terms used herein and not defined herein shall have the meaning given in the Purchase
Agreement:

         "Affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof; provided, that in no event shall MJG and SZI be deemed to be Affiliates of each other.

         "Beneficial Ownership" means beneficial ownership as defined in Rule 13d-3 of the Exchange Act.

         "Board" means the Board of Directors of Matria.

         "Change in Control" means any of the following events: (i) any Person, other than an "Existing Shareholder" (as hereinafter defined) is or becomes the direct or indirect beneficial owner of shares of the Matria's capital stock representing greater than 50% of the power to vote in the election of directors under ordinary circumstances, or (ii) Matria sells, transfers or otherwise disposes of all or substantially all of the assets of Matria other than in any transaction between Matria and a wholly-owned subsidiary of Matria, or (iii) Matria is a party to a merger or a consolidation in which the holders of Matria's voting securities prior to such merger or consolidation own, directly or indirectly, securities representing less than 50% of the voting power in the surviving entity.

         "Common Stock" means (a) the Common Stock of Matria, par value $.01 per share, as described in the Certificate of Incorporation of Matria or any shares of capital stock issued in exchange, redemption or conversion thereof, and (b) any other class of capital stock of Matria whether currently outstanding or as may be hereafter issued or authorized for issuance having the right to share in distributions either of earnings or assets without limit as to amount or percentage.

         "Convertible Preferred Stock" means the Series A Convertible Preferred Stock of Matria, par value $.01 per share, issued pursuant to the Purchase Agreement and described in the Certificate of Incorporation of Matria.

         "Disinterested Majority" means a majority of the members of the Board other than the representatives of the MJG Affiliates and/or the SZI Affiliates nominated and elected to the Board pursuant to Section 4.1 or 4.2 below.

         "Earn-Out Note" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Shareholder" shall mean Mark J. Gainor, SZ Investments, L.L.C., any holder of any of the Convertible Preferred Stock, the Redeemable Preferred Stock or the Warrants, or any affiliate of any of them.

         "Fully Diluted" means, with respect to the Common Stock, all of the outstanding Common Stock of Matria determined as if any security or obligation directly or indirectly exercisable for or convertible into Common Stock had been so exercised or converted.

         "Institutional Investor" shall mean any bank, thrift, investment company registered under the Investment Company Act of 1940, pension fund or insurance company, or any "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

         "Investor" means any of the MJG Affiliates and the SZI Affiliates individually, and "Investors" means all of the MJG Affiliates and SZI Affiliates collectively.

         "Market Price" means, per share of Common Stock, as of the date of notice of repurchase pursuant to Section 3.5 or as of the date of any notice of acceptance of a director's resignation pursuant to Section 4.1, (a) if such Common Stock is listed on a national securities exchange or traded on The Nasdaq National Market System ("NMS"), the average mean between the highest price and the lowest price of which the Common Stock shall have been sold regular way on the national securities exchange (or if traded on more than one such exchange, the principal exchange on which such shares are traded) or the NMS each day in the 20 consecutive trading days ending on said date, or (b) if the Common Stock shall not be listed on a national securities exchange or traded on the NMS but shall be traded in the over-the-counter market and quotations therefor are reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the average during the 20 consecutive trading days ending on such date of the last price (if such last price is then reported on a real-time basis) or each such day, or, if the last price is not then so reported, the mean between the bid and asked prices last reported on each such day, by NASDAQ for the over-the-counter market on said date, or (c) if at any time quotations for the Common Stock shall not be reported by NASDAQ for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the NMS, the fair market value per share of Common Stock as determined by the Board on the basis of available prices for such Common Stock or in such other manner as the Board may deem reasonable.

         "MJG Affiliates" means MJG and any Affiliate of MJG (in each case exclusive of any SZI Affiliate).

         "MJG Minimum Ownership" means the direct or indirect beneficial ownership by any MJG Affiliates and their Permitted Transferees (other than any SZI Affiliate) of Convertible Preferred Stock, Redeemable Preferred Stock, Warrants, Common Stock and/or the Earn-Out Note having an aggregate value of at least $25,000,000. For purposes of this definition, "value" shall be determined as follows: for Convertible Preferred Stock and Redeemable Preferred Stock, the aggregate liquidation preference of such stock plus all accrued and unpaid dividends thereon; for Common Stock, the aggregate Market Price of such stock; for Warrants, the excess (if any) of the aggregate Market Price of the Common Stock issuable upon exercise of such Warrants over the aggregate exercise price of such Warrants; and for the Earn-Out Note, the outstanding balance plus all accrued and unpaid interest owed thereon, not to exceed $10,000,000 in the aggregate.

         "Permitted Transferee" means (i) any member of GMM as of the date of the Purchase Agreement, (ii) any Affiliate of any such member, (iii) any employee or consultant of any Investor or Rosenberg & Liebentritt, P.C., (iv) the spouse, siblings, ancestors, and lineal descendants of any of the foregoing, and (v) any trust, family limited partnership or similar entity established for the benefit of any of the foregoing; provided that, in each case, such Person agrees in a writing, delivered to Matria, to be bound by the provisions of this Agreement (if not already so bound).

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

         "Redeemable Preferred Stock" means the Series B Redeemable Preferred Stock of Matria, par value $.01 per share, issued pursuant to the Purchase Agreement and described in the Certificate of Incorporation of Matria.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SZI Affiliate" means SZI and any of its Affiliates under control of or common control with SZI (in each case exclusive of any MJG Affiliates); provided, however, that, notwithstanding the foregoing, no Person shall be deemed to be an SZI Affiliate unless (i) Sam Zell or any other executive officer of SZI has actual knowledge of the relevant action to be attributed to the SZI Affiliate hereunder or (ii) in the case of publicly held entities that might otherwise fall within this definition, unless Sam Zell or any other executive officer of SZI took any action, directly or indirectly, to cause, suggest, encourage or assist such publicly held entity to take the relevant action to be attributed to the SZI Affiliate hereunder.

         "Voting Securities" means, collectively, Common Stock, any preferred stock of Matria that is entitled to vote generally for the election of directors, any other class or series of Matria securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature that are directly or indirectly convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Matria preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Matria securities that is entitled to vote generally for the election of directors.

         "Warrants" means the warrants to purchase Common Stock of Matria issued pursuant to the Purchase Agreement.

         2.1      Representations and Warranties of Investors:

         (a)      MJG represents and warrants to Matria as follows:

                  (i) MJG has full legal right, power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of MJG enforceable against MJG in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether asserted at law or in equity).

                  (ii) Neither the execution and delivery of this Agreement by MJG nor the consummation by MJG of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to MJG, or any contract, commitment, agreement, arrangement or restriction of any kind to which MJG is a party or by which MJG is bound.

         (b)      SZI represents and warrants to Matria as follows:

                  (i) SZI has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by SZI and the consummation by SZI of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or other action on behalf of SZI. This Agreement is a valid and binding obligation of SZI enforceable against SZI in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether asserted at law or in equity).

                  (ii) Neither the execution and delivery of this Agreement by SZI nor the consummation by SZI of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the certificate of formation or other organizational or governing documents of SZI, any statute, law, regulation, order or decree applicable to SZI, or any contract, commitment, agreement, arrangement or restriction of any kind to which SZI is a party or by which SZI is bound.

         2.2 Representations and Warranties of Matria. Matria hereby represents and warrants to each Investor as follows:

                  (a) Matria has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Matria and the consummation by Matria of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on behalf of Matria. This Agreement is a valid and binding obligation of Matria enforceable against Matria in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether asserted at law or in equity).

                  (b) Neither the execution and delivery of this Agreement by Matria nor the consummation by Matria of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of Matria, any statute, law, regulation, order or decree applicable to Matria, or any contract, commitment, agreement, arrangement or restriction of any kind to which Matria is a party or by which Matria is bound.

         3.1      Restrictions on Certain Actions by Investors. Subject to
Section 3.2 hereof, until the fifth anniversary of this Agreement, unless otherwise approved by a Disinterested Majority, neither MJG, whether directly or indirectly through any MJG Affiliate, nor SZI, whether directly or indirectly through any SZI Affiliate, shall:

                  (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, any (i) assets, businesses or properties of Matria other than in the ordinary course of business or (ii) any Voting Securities:

                  (b) participate in the formation or encourage the formation of any group (other than any group consisting exclusively of the Investors and/or their Permitted Transferees), or join or in any way participate with any Person (other than the Investors and/or their Permitted Transferees), which owns or seeks to acquire beneficial ownership of Voting Securities;

                  (c) solicit, or participate in any "solicitation" of "proxies" (other than with respect to Voting Securities held by the Investors and/or their Permitted Transferees and/or in compliance with this Agreement) or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to Matria, in each case in opposition to the recommendation of a Disinterested Majority;

                  (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Matria or induce any Person (other than the Investors and/or their Permitted Transferees) to initiate any stockholder proposal, in each case in opposition to the recommendation of a Disinterested Majority;

                  (e) except as contemplated by the terms of the Convertible Preferred Stock, the Redeemable Preferred Stock or this Agreement, seek to place more than one representative of each of the MJG Affiliates and the SZI Affiliates on the Board of Directors of Matria, seek the removal of any member of the Board of Directors of Matria or seek to have called any meeting of the stockholders of Matria, in each case in opposition to the recommendation of a Disinterested Majority;

                  (f) deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities, other than any such trust, agreement or other arrangement involving no Person other than the Investors and their Permitted Transferees;

                  (g) otherwise act, alone or in concert with any other Person (other than the Investors and/or their Permitted Transferees), to seek to control the management, Board, policies or affairs of Matria or solicit, propose, seek to effect or negotiate with any other Person (including, without limitation, Matria, but excluding any Investor and its Permitted Transferees) with respect to any form of business combination or other extraordinary transaction with Matria or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to Matria or any of its subsidiaries, solicit, make or propose or negotiate with any other Person (other than the Investors and/or their Permitted Transferees) with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of Matria or any of its subsidiaries, in each case in opposition to the recommendation of a Disinterested Majority, or publicly disclose an intent, purpose, plan or proposal with respect to Matria, any of its subsidiaries or any securities or assets of Matria or any of its subsidiaries, that would violate the provisions of this Section 3.1, or assist, participate in, facilitate or solicit any effort or attempt by any Person to do or seek to do any of the foregoing; or

                  (h) request Matria (or its directors, officers, employees or agents) to amend or waive any provision of this Agreement (including, without limitation, this Section 3.1(h)) or otherwise seek any modification to or waiver of any of the agreements or obligations of the Investors under this Agreement in each case in opposition to the recommendation of a Disinterested Majority.

         3.2 Certain Permitted Actions. Notwithstanding the limitations and restrictions set forth elsewhere in this Agreement:

                  (a) The Investors and their Permitted Transferees shall have the right to acquire the Convertible Preferred Stock and the Redeemable Preferred Stock and to convert the Convertible Preferred Stock and acquire Common Stock issuable upon conversion of the Convertible Preferred Stock (or upon conversion, exercise or exchange of any securities received from Matria in exchange for the Convertible Preferred Stock) and shall have the right to acquire any Matria securities distributed as a dividend, because of an adjustment resulting from the operation of anti-dilution provisions, or otherwise in respect of Convertible Preferred Stock or any securities received from Matria in exchange for the Convertible Preferred Stock.

                  (b) The Investors and their Permitted Transferees shall have the right to acquire the Warrants and to exercise the Warrants and acquire Common Stock issuable upon exercise of the Warrants (or upon conversion, exercise or exchange of any securities received from Matria in exchange for the Warrants) and shall have the right to acquire any Matria securities distributed as a dividend, because of an adjustment resulting from the operation of anti-dilution provisions, or otherwise in respect of the Warrants or any securities received from Matria in exchange for the Warrants.

                  (c) In addition to any Matria securities acquired pursuant to paragraphs (a) or (b) of this Section 3.2, the Investors and their Permitted Transferees shall have the right to acquire Voting Securities so long as immediately after such acquisition the Investors and their Permitted Transferees collectively would have Beneficial Ownership of no more than an aggregate of 35% of the Fully Diluted Common Stock;

                  (d) Notwithstanding anything to the contrary in this Agreement, the Investors shall have the right to discuss any business matters (including but not limited to subjects that may be within the matters listed in Section 3.1 of this Agreement) privately with the chief executive officer and other senior executive officers of Matria (and Matria agrees that its chief executive officer and other senior executive officers will make themselves reasonably available for such discussions). Notwithstanding anything to the contrary in this Agreement, the Investors also may discuss their investment in Matria with each other, their Permitted Transferees, their own stockholders, and members and with the investment community, provided that such discussions are not for the purpose of circumventing Section 3.1 hereof.

                  (e) As a holder of Common Stock, Convertible Preferred Stock and Warrants, the Investors and their Permitted Transferees may exercise Rights under Matria's Stockholder Rights Plan and may acquire the securities issuable upon exercise of those Rights.

                  (f) Any purchase of Common Stock by the Investors or their Permitted Transferees which was contemplated and permitted under the Confidentiality Agreement referred to in Section 3.1 of the Purchase Agreement shall be deemed a permitted action hereunder.

         3.3 Voting. In connection with either (a) the election or removal of directors of Matria or (b) any stockholder proposals with respect to Matria in opposition to the recommendation of a Disinterested Majority, MJG shall, and shall direct the MJG Affiliates to, and SZI shall, and shall direct the SZI Affiliates to, vote all Voting Securities owned by them (a) in accordance with the recommendation of Matria's Board of Directors with respect to such matter, or (b) in the absence of a recommendation, in the same proportion as the votes cast by all other holders of Voting Securities with respect to such matter; provided that each Investor and its Permitted Transferees shall retain the right to vote, in their sole and absolute discretion, all Voting Securities owned by such Investor and its Permitted Transferees with respect to the following matters:

                  (a) the election of individuals proposed by the Investors to serve as members of the Board in accordance with Section 4.1 or
4.2 of this Agreement;

                  (b) the election of individuals proposed by the holders of the Convertible Preferred Stock or the Redeemable Preferred Stock in accordance with the terms of such securities; and

                  (c) matters respecting which a class or series vote of the Convertible Preferred Stock or the Redeemable Preferred Stock is provided pursuant to law or pursuant to Matria's charter or by-laws.

By voting as directed by Matria, the Investors and their Permitted Transferees shall not be deemed to have waived any rights (i) that they may have to enforce their rights under Matria's Certificate of Incorporation, Matria's Bylaws, the Purchase Agreement or the Delaware General Corporation Law to challenge the actions taken or (ii) which they would otherwise be entitled to exercise under
Section 262 of the Delaware General Corporation Law.

         3.4      Restrictions on Transfer.

         (a) Until the second anniversary of this Agreement, neither the MJG Affiliates nor the SZI Affiliates will sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement, arrangement or understanding with respect to the foregoing) (individually and collectively, "Sell") any Voting Securities, except for the dispositions described in Section 3.4(c) below, which, to the extent provided in Section 5.1 hereof, are subject to the right of first offer specified in
Section 5.1 hereof.

         (b) From and after the second anniversary of this Agreement and until the fifth anniversary of this Agreement, neither the MJG Affiliates nor the SZI Affiliates will Sell any Voting Securities except for (i) the dispositions described in Section 3.4(c) below and (ii) the sale or other disposition of any Voting Securities to any Person or group if, after due inquiry, the Investor reasonably believes such Person or group would not have Beneficial Ownership of 15% or more of the then outstanding Common Stock, after taking such sale or other disposition into account, in each case, which, to the extent provided in
Section 5.1 hereof, are subject to the right of first offer specified in
Section 5.1 hereof.

         (c) The Investors and their Permitted Transferees may Sell Voting Securities (i) pursuant to a transaction approved in writing by a Disinterested Majority; (ii) pursuant to (A) a "qualifying offer" (as hereinafter defined) or
(B) a "qualifying tender offer" (as hereinafter defined); (iii) in a transfer made by any Investor or its Permitted Transferees to any other Investor or any Permitted Transferee or any other Investor's Permitted Transferees provided the transferee agrees in a writing, delivered to Matria, to be bound by the provisions of this Agreement (if not already bound) (provided that the transferor of such Voting Securities shall also continue to remain bound by the terms of this Agreement, unless Matria shall otherwise, consent in writing, such consent not to be unreasonably withheld); (iv) pursuant to a bona fide pledge of Voting Securities by the Investor and its Affiliates as security for bona fide indebtedness to a brokerage firm or financial institution not affiliated with the Investor or any of its Affiliates for money borrowed or pursuant to such pledge by such pledgee; (v) in "brokers' transactions" (as such term is defined in Rule 144(g) of the Securities Act, which definition shall apply for all purposes of this Agreement) on the NMS, or if any particular series of Voting Securities is not listed on the NMS, on the principal national securities exchange on which such Voting Securities are listed or admitted to trading, and if not so listed or admitted, in the over-the-counter market, subject in all cases to the volume limitations presently set forth in Rule 144(c)(1) of the Securities Act; (vi) in a registered public offering pursuant to the Registration Rights Agreement; (vii) constituting 5% or less of the then outstanding Common Stock on a Fully Diluted basis (or, with the prior written consent of Matria, more than 5%) to any Institutional Investor whom Investor reasonably believes is Purchasing for investment and not with a view toward effecting or assisting in a change of control; (viii) to any Person or group if, after due inquiry, the Investor reasonably believes such Person or group would not own 5% or more of the then outstanding Common Stock; or (ix) as a result of a merger, consolidation, share exchange or liquidation of the Investor in which the Investor is not the survivor, provided that the surviving or successor entity and each entity that "controls" (as that term is defined in Rule 405 of the Securities Act) the surviving or successor entity agrees in writing with Matria to be bound by the provisions of this Agreement.

         For purposes of this Agreement, a "qualifying offer" shall mean (i) any tender offer or exchange offer commenced by Matria for any Voting Securities; and (ii) any acquisition transaction involving any Voting Securities proposed by a Person or entity other than Matria (A) which is approved by, or not opposed by, a Disinterested Majority of the Board of Directors of Matria, or (B) where such third party offeror already owns at least 50% of the outstanding Voting Securities. For purposes of this Agreement, a "qualifying tender offer" shall mean any acquisition transaction involving any Voting Securities which is a bona fide tender offer or exchange offer that is commenced by a third party offeror who does not already own at least 50% of the outstanding Voting Securities at a price per share greater than the closing price per share on the principal securities exchange on which the Matria Common Stock is then traded on the last trading day prior to the first public announcement of such offer, if upon consummation thereof, such third party offeror would be the beneficial owner of 50% or more of the shares of Matria Common Stock then outstanding.

         3.5 Repurchase of Common Stock. In the event that MJG and SZI, whether directly or indirectly through any Affiliate, shall at any time without the express approval of a Disinterested Majority have in the aggregate Beneficial Ownership of Common Stock in excess of 35% of the Fully Diluted Common Stock of Matria (whether due to redemption, open market repurchases, an issuer tender offer or otherwise), Matria shall have the right and option, in addition to any other remedy for breach of this Agreement, to repurchase shares of Common Stock held by MJG Affiliates or the SZI Affiliates (other than shares of Common Stock acquired upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants) in order to reduce such beneficial ownership of Common Stock to such percentage. Such right and option may be exercised by Matria by delivering written notice to MJG or SZI, as the case may be, on any business day at the address set forth in Section 7(h) and the closing of the repurchase shall occur at the principal office of Matria within 10 business days of the date of such notice. At such closing, Matria shall tender the Market Price per share of the Common Stock subject to repurchase in immediately available funds and the selling party shall deliver certificates for the shares to be purchased duly endorsed for transfer to Matria together with a certificate to the effect that such selling party owns the shares to be transferred free and clear of any and all liens, claims and other adverse interests other than restrictions imposed by applicable securities laws.

         3.6 Dispositions in Certain Events. If an Investor acquires any Voting Securities in violation of this Agreement, it will immediately dispose of such Voting Securities to Persons which are not Investors in a manner permitted by Section 3.4. If Matria shall enter into a definitive agreement providing for a transaction that will result in a Change in Control, the restrictions in Section 3.5 hereof shall terminate immediately.

         3.7 Legend on Certificates. Any certificate representing shares of Voting Securities held by Investors or their Affiliates shall bear a conspicuous legend referring to the restrictions on transfer and voting agreements set forth in this Agreement.

         4.1 Nominations to the Board. Upon closing of the transactions contemplated by the Purchase Agreement, Matria shall exercise its good faith efforts (including effecting any increase in the size of the Board, if necessary) and take all necessary or appropriate action to insure that (a) MJG or such other individual as MJG shall designate shall be nominated to a class of directors of the Board at each annual meeting at which the term of office of such Person as a director would otherwise expire commencing as of the Closing Date and continuing until the earlier of the fifth anniversary of this Agreement or until the MJG Minimum Ownership is no longer satisfied; and (b) Rod F. Dammeyer or such other individual as SZI shall designate shall be nominated to a class of directors of the Board to serve thereon commencing as of the Closing Date and continuing for a single three year term. In the event that the MJG Minimum Ownership is not satisfied, MJG's nominee shall immediately withdraw as a nominee or resign as a director, as the case may be, and MJG shall no longer have any rights under this Section 4.1 whether or not such party may thereafter acquire the MGJ Minimum Ownership. Provided that MJG or his designee is otherwise qualified to serve as a director and MJG or his designee fails to be nominated to serve as director, MJG shall be released from his obligation under this Agreement.

         4.2 Death, Permanent Disability or Resignation of Board Representatives. In the event that any representative nominated and elected to the Board pursuant to Section 4.1 ceases to be a member of the Board by reason of his death, permanent disability or resignation (other than a resignation required pursuant to Section 4.1), Matria shall exercise its good faith efforts, consistent with the fiduciary obligations of the Board under applicable law, to replace any such representative with another designee of the applicable party or his personal representative.

         4.3 Reporting Obligations. As long as any Investors and/or their Permitted Transferees holds any Convertible Preferred Stock, Redeemable Preferred Stock, Warrants or Common Stock and/or any amount of principal or interest is owed under the Earn-Out Note, Matria shall deliver to MJG or SZI (who in turn shall be entitled to distribute copies of the same to any MJG Affiliate, SZI Affiliate and/or their Permitted Transferees who hold any of the foregoing securities or instruments) at the addresses set forth in Section 6.1 hereof:

         (a) within 105 days after the close of each fiscal year and within 50 days after the close of each of the first three quarters of each fiscal year financial statements, including any notes thereto (and, in the case of fiscal year end, an auditors' report by a firm of established national reputation) and the Management's Discussion and Analysis of Financial Condition and Results of Operations, for Matria and its subsidiaries in the form required to be included in an annual or quarterly reports furnished pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

         (b) within 30 days after the end of each calendar month, a consolidated and consolidating balance sheet, income statement and cash flow statements, and consolidated shareholders' equity statement for Matria and its subsidiaries for the immediately preceding calendar month.

         4.4 Reports Under the Exchange Act. With a view to making available to the Investors and their Permitted Transferees the benefits of Rule 144 and any other rule or regulation of the Securities and Exchange Commission that may at any time permit an Investor to sell securities of Matria to the public without registration or pursuant to a registration on Form S-3, Matria agrees to:

         (a) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its reasonable efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required under the Securities Act and the Exchange Act; and

         (c) furnish to any Investor and its Permitted Transferees forthwith upon request (i) a written statement by Matria as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Matria and such other reports and documents so filed by Matria, and (iii) such other information (and Matria shall take such action) as may be reasonably requested in availing the Investor or its Permitted Transferees of any rule or regulation of the Securities and Exchange Commission which permits the selling of any such securities without registration or pursuant to such form.

         5.1 Right of First Offer. In the event that an Investor desires to sell all or part of its holding of Voting Securities (the "Shares") pursuant to the terms of Section 3.4(b)(ii), Section 3.4(c)(ii)(B), Section 3.4(c)(vii), and Section 3.4(c)(viii) hereof, such Investor shall first give written notice of such intent to Matria. Matria shall have a period of 30 days from the receipt of such written notice to deliver to such Investor an irrevocable written offer (a "Purchase Offer") to purchase such Shares for cash at the price and upon such other terms and conditions as are set forth in the Purchase Offer. In the event Matria delivers such Purchase Offer within the 30 day period, such Investor may accept or reject in its sole and absolute discretion such Purchase Offer by delivering written notice of acceptance or rejection within 30 days of the receipt of such Purchase Offer. In the event of acceptance of such Purchase Offer, the closing of the sale of the Shares shall occur in the manner provided in the Purchase Offer. In the event Matria fails to deliver a Purchase Offer or such Investor rejects such Purchase Offer, such Investor shall have a period of 120 days following the earlier of the expiration of the 30 day period referred to above or the express rejection of the Purchase Offer to sell the Shares in accordance with Section 3.4(b)(ii), or
Section 3.4(c)(ii)(B), or Section 3.4(c)(vii) or Section 3.4(c)(viii) hereof free and clear of the terms of this Agreement; provided, that (i) the terms of such sale shall be more favorable than the terms contained in the Purchase Offer, if any, and (ii) upon the expiration of the 120 day period, such Shares, if not then sold pursuant to Section 3.4(b)(ii), Section 3.4(c)(ii)(B), Section 3.4(c)(vii) or Section 3.4(c)(viii) shall once again be subject to the right of first offer contained herein.

         6.1      Miscellaneous.

                  (a) Liability of Investors. Any liability or obligation of any kind whatsoever under this Agreement shall be several and not joint as between any MJG Affiliate(s) and their Permitted Transferees, on the one hand, and any SZI Affiliate(s) and their Permitted Transferees, on the other hand. Notwithstanding anything to the contrary in this Agreement, in no event shall any MJG Affiliate be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, any person or group who is not an MJG Affiliate. Notwithstanding anything to the contrary in this Agreement, in no event shall any SZI Affiliate be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, any person or group who is not an SZI Affiliate.

                  (b) Interpretation. For all purposes of this Agreement, the term Matria Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of Matria Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of Matria, (ii) any consolidation, merger or share exchange of Matria with or into another corporation or (iii) any sale of all or substantially all the assets of Matria.

                  (c)      Enforcement.

                           (i) The Investors, on the one hand, and Matria, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

                           (ii) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                           (iii) MJG and SZI each shall take all action as may be necessary to cause its respective controlled Affiliates to comply with the terms of this Agreement and any violation of this Agreement by any MJG Affiliate or SZI Affiliate shall be deemed a violation by MJG or SZI, as the case may be.

                  (d) Entire Agreement. This Agreement, the Purchase Agreement and the documents referred to as Exhibits to the Purchase Agreement constitute the entire understanding of the parties with respect to the transactions contemplated by them. This Agreement may be amended only by an agreement in writing executed by all the parties.

                  (e) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

                  (f) Heading. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

                  (h) Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail postage paid.

                  If to Matria:

                           Matria Healthcare, Inc.
                           1850 Parkway Place
                           12th Floor
                           Marietta, Georgia 30067
                           Attention: General Counsel
                           Telecopy Number: (770) 767-7769

                  with a copy to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E.
                           Suite 5200
                           Atlanta, Georgia 30308-2216
                           Attention: James L. Smith, III, Esq.
                           Telecopy Number: (404) 962-6687

                  If to MJG:

                           Mr. Mark J. Gainor
                           Gainor Medical Management, LLC
                           2205 Highway 42 North
                           P.O. Box 353
                           McDonough, Georgia 30253-0353
                           Telecopy Number: (770) 474-1600

                  with a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           First Union Plaza, Suite 1400
                           999 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Attention: Philip H. Moise, Esq.
                           Telecopy Number: (404) 817-6050

                  If to SZI:

                           SZ Investments, L.L.C.
                           Two North Riverside Plaza, Suite 600
                           Chicago, Illinois  60606
                           Attention: Rod F. Dammeyer
                           Telecopy Number: (312) 454-0610
                  with a copy to:

                           Rosenberg & Liebentritt, P.C.
                           Two North Riverside Plaza, Suite 1600
                           Chicago, Illinois  60606
                           Attention: President
                           Telecopy Number: 312-454-0335

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

                  (i) Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent.

                  (j) Change in Control. Notwithstanding anything to the contrary in this Agreement, all of the provisions of this Agreement shall terminate in the event of a Change in Control of Matria.

                  (k) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.



                                    MATRIA HEALTHCARE, INC.



                                    By:
                                        --------------------------------------
                                        Title:
                                              --------------------------------



                                        --------------------------------------
                                        MARK J. GAINOR



                                    SZ INVESTMENTS, L.L.C.



                                    By:
                                        --------------------------------------
                                        Title:
                                              --------------------------------

                                   EXHIBIT E


                         RESTRICTIVE COVENANT AGREEMENT


         THIS RESTRICTIVE COVENANT AGREEMENT (the "Agreement") is made and entered into this _____ day of January, 1999 (the "Closing Date"), by and among GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company ("Seller"), MARK J. GAINOR, a Georgia resident ("MJG"), SZ INVESTMENTS, L.L.C., a Delaware limited liability company ("SZI"), and MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria").

                                  BACKGROUND:

         A. Contemporaneously with the execution of this Agreement, Matria is effectively acquiring all of the Interests and Assets pursuant to the terms of, and as defined in, that certain Purchase and Sale Agreement (the "Purchase Agreement"), dated as of December 21, 1998, among Matria and Seller.

         B. MJG and SZI are members of Seller and will benefit from Matria's acquisition of the Interests and Assets pursuant to the Purchase Agreement.

         C. As a material inducement for Matria to enter into the Purchase Agreement, Seller, MJG and SZI have agreed to enter into this Agreement.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings and other terms used herein shall have the meanings given in the Purchase Agreement:

                  (a) "Competing Business" shall mean a business that, wholly or partly, directly or indirectly, is engaged in (i) providing, selling or marketing lancet or lancing devices, microsampling or diabetic disease management; or (ii) designing, developing, manufacturing, testing, selling, marketing or distributing products or equipment relating thereto; provided, however, MJG's involvement pursuant to that certain Management Agreement, by and among Matria and MJG, among others, dated January 19, 1999, shall not constitute a competing business for purposes of this Agreement.

                  (b) "Competitive Position" shall mean: (i) Seller, MJG or SZI's direct or indirect equity ownership (excluding ownership of less than two percent (2%) of the outstanding common stock or equity interests of any publicly held company) or control of any portion of any Competing Business; or (ii) Seller, MJG or SZI serving as a director, officer, consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business.

                  (c) "Confidential Information" shall mean all valuable, proprietary and confidential business information belonging to or pertaining to Seller or the Subsidiaries that does not constitute a Trade Secret and that is not generally known by or available to the competitors of Seller or the Subsidiaries but is generally known only to Seller and Subsidiaries and those of its employees, independent contractors, customers or agents to whom such information must be confided for internal business purposes.

                  (d) "Covenant Period" shall mean the period of time commencing with the Closing Date and continuing for a period of five
         (5) years hereafter.

                  (e) "Restricted Territory" shall mean North America, Europe and Japan.

                  (f) "Trade Secrets" shall mean all information of Seller and the Subsidiaries defined as such under applicable law.

         2. CONFIDENTIALITY. Seller, and MJG and SZI (as members of Seller), were exposed to and had access to Trade Secrets and Confidential Information. Seller, MJG and SZI hereby acknowledge and agree that the Trade Secrets and Confidential Information represent a substantial investment of Matria, and that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information or any other violation of the confidentiality provisions of this Section 2, would be wrongful and could cause immediate and irreparable injury to Matria. Accordingly, each of Seller, MJG and SZI hereby agrees severally and not jointly that he/it will not, without the express prior written consent of Matria, distribute, sell, market, publish, disclose, transfer, assign, disseminate or otherwise communicate to any other person or entity, or use, copy or appropriate for or on behalf of himself/itself or any other person or entity: (a) any Confidential Information during the Covenant Period; or (b) any Trade Secret at any time during which such information constitutes a trade secret under applicable law. Each of Seller, MJG and SZI agrees severally and not jointly that he/it will adhere to all reasonable confidentiality requirements that Matria may establish from time to time, with respect to the Confidential Information and Trade Secrets, and will immediately notify Matria of any unauthorized disclosure or use of any Trade Secret or Confidential Information by him/it. Each of Seller, MJG and SZI also agrees severally and not jointly to assist Matria, at Matria's sole expense and to the extent reasonably necessary, in the procurement of any protection of Matria's rights in or to any Trade Secrets or Confidential Information.

         3. NONCOMPETITION. During the Covenant Period, each of Seller, MJG and SZI agrees severally and not jointly that he/it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or attempt to enter into a Competitive Position in the Restricted Territory.

         4. NONSOLICITATION OF CUSTOMERS. During the Covenant Period, each of Seller, MJG and SZI agrees severally and not jointly that he/it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit any customer of the Subsidiaries (or any actively sought or prospective customer of the Subsidiaries) for or on behalf of any Competing Business to purchase products or services offered by Matria or any Subsidiary.

         5. NONSOLICITATION OF PERSONNEL. During the Covenant Period, each of Seller, MJG and SZI agrees severally and not jointly that he/it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or other personnel of Matria or the Subsidiaries to terminate, alter or lessen that party's affiliation with the Subsidiaries or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Subsidiaries. For purposes of this Section 5, "key or material" employees, consultants, contractors or other personnel shall mean those such persons or entities who have direct access to or have had substantial exposure to Confidential Information or Trade Secrets.

         6. GOODWILL. During the Covenant Period, each of Seller, MJG and SZI agree severally and not jointly to not make any statement or other communication that impugns or attacks the reputation or character of the Subsidiaries, or materially damages the goodwill of the Subsidiaries, take any action that would interfere with any contractual, customer or referral source relationships of the Subsidiaries in a way that would result in a diminution of business, or otherwise take any action that is detrimental to the best interests of the Subsidiaries.

         7. CORPORATE NAMES. Each of Seller, MJG and SZI hereby agrees severally and not jointly that he/it will no longer use, and is hereby prohibited from using, any corporate name, trade name or advertising symbol associated with, or similar to those of "Gainor Medical"; provided, however, MJG may use his name in a business not in the healthcare industry.

         8. ACKNOWLEDGMENTS. Each of Seller, MJG and SZI acknowledges and agrees severally and not jointly that the business of the Subsidiaries is conducted and is known throughout the Restricted Territory and that the Subsidiaries' reputation and goodwill are an integral part of its business success throughout the Restricted Territory. If Seller, MJG or SZI deprives Matria of any of the Subsidiaries' goodwill or in any manner utilizes the Subsidiaries' reputation or goodwill in competition with the Subsidiaries, Matria will be deprived of the benefits it has bargained for pursuant to the Purchase Agreement. Accordingly, each of Seller, MJG and SZI hereby acknowledges and agrees severally and not jointly that the covenants contained in Sections 2, 3, 4, 5, 6, 7 and 8 hereof (the "Protective Covenants") are made by him/it (and shall be treated) as "ancillary to the sale of the business" under the Purchase Agreement. Each of Seller, MJG and SZI further acknowledges and agrees severally and not jointly that the Protective Covenants are reasonable as to time, scope and territory given Matria's need to protect the Trade Secrets and Confidential Information of the Subsidiaries. In the event any covenant or agreement in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         9. SPECIFIC PERFORMANCE. Each of Seller, MJG and SZI hereby acknowledges and agrees severally and not jointly that any breach of a Protective Covenant by him/it will cause irreparable damage to the Subsidiaries and Matria, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of Seller, MJG and SZI agrees severally and not jointly that, in addition to any other remedy that may be available at law, in equity, or hereunder, Matria shall be entitled to specific performance and injunctive relief, without posting bond or other security to enforce or prevent any violation of any of the Protective Covenants by him/it.

         10.      MISCELLANEOUS.

                  (a) This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by all parties hereto. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (c) This Agreement may not be assigned, in whole or in part, by Seller, MJG or SZI, without the prior written consent of Matria, or by Matria except to one of its Affiliates, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

                  (d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (e) If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

                  (f) This Agreement shall not be construed more strongly against any party hereto regardless of which party is responsible for its preparation. The headings herein are for convenience of reference only and shall not be deemed to be a part of this Agreement. A pronoun in one gender includes and applies to the other gender as well.

                  (g) Upon the reasonable request of any party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

                  (h) All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

                  (j) Liability of Seller, MJG and SZI. Any liability or obligation of any kind whatsoever under this Agreement shall be several and not joint as between or among any of Seller, MJG and/or SZI. Notwithstanding anything to the contrary in this Agreement: (i) in no event shall Seller be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, MJG or SZI; in no event shall MJG be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, Seller or SZI; and (ii) in no event shall SZI be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, Seller or MJG.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the day and year first above written.


                                    "MATRIA"

                                    MATRIA HEALTHCARE, INC.



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                              [CORPORATE SEAL]

                                    "SELLER"

                                    GAINOR MEDICAL MANAGEMENT, L.L.C.



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    "MJG"



                                    ------------------------------------------
                                    Mark J. Gainor



                                    "SZI"

                                    SZ INVESTMENTS, L.L.C.



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   EXHIBIT F


                         REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made and entered into as of this ______ day of January, 1999, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria") and Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM" or individually, an "Investor" and together with those persons deemed to become "Investors" under Section 3.8, the "Investors").

         WHEREAS, Matria and GMM entered into a Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement"), pursuant to which Matria acquired certain assets of GMM in exchange for cash, Convertible Preferred Stock, Redeemable Preferred Stock, Warrants and the Earn-Out Note (as those terms are defined in the Purchase Agreement) of Matria.

         WHEREAS, the Investor will beneficially own the Convertible Preferred Stock and Warrants to be issued pursuant to the Purchase Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as provided in the Purchase Agreement. "Matria Shares" means Common Stock of Matria acquired by Investors upon conversion of the Convertible Preferred Stock or exercise of the Warrants and any additional Common Stock acquired by the Investors, including, but not limited to, Common Stock purchased in accordance with the Standstill Agreement, issued as a dividend, stock split, distribution by way of merger, consolidation, reorganization or exchange for, or in respect of, such Common Stock.

         2.1      Demand Registration.

                  (a) Upon the written demand of either Mark J. Gainor ("MJG") or SZ Investments, L.L.C., a Delaware limited liability company ("SZ") (or its successors) or any Investor who holds at least 10% of the outstanding Matria Shares (any of such persons, an "Initiating Investor"), to Matria (a "Demand") at any time and from time to time during the Demand Period (as defined below), but not more than once in any 365-day period and thereafter during the term of the Standstill Agreement so long as the person requesting registration remains an Affiliate (as that term is defined in the Securities
Act) (the "Demand Period") requesting that Matria effect the registration under the Securities Act, Matria will promptly give written notice (a "Demand Notice") of such Demand to all Investors. The Demand Period shall mean the period beginning the date hereof and ending the later of (i) the date five (5) years after the date of this

Agreement, (ii) as to demands made by MJG, SZ or any of their Permitted Transferees, the date on which MJG, SZ and their Permitted Transferees own in the aggregate less than 15% of the then outstanding Common Stock, (iii) as to demands made by MJG or his Permitted Transferees the date on which MJG and his Permitted Transferees own in the aggregate less than 10% of the then outstanding Common Stock or (iv) as to demands made by SZ or its Permitted Transferees the date on which SZ or its Permitted Transferees own in the aggregate less than 10% of the outstanding Common Stock.

                  (b) Each other Investor may request that Matria effect the registration under the Securities Act of additional Matria Shares of such Investor by delivering written notice to Matria specifying such number of Matria Shares within 20 days of receipt of the Demand Notice. In the event that Matria receives requests for the registration under the Securities Act of Matria Shares representing at least an aggregate of thirty-three percent (33%) of the Matria Shares initially issuable upon conversion of the Convertible Preferred Stock and exercise of the Warrants (or if a lesser number of Matria Shares are outstanding or subject to issuance upon conversion or exercise of outstanding Convertible Preferred Stock or Warrants, representing at least an aggregate of the lesser of 1% of the then outstanding Common Stock or 50% of the remainder of the Matria Shares then outstanding and subject to such issuance but not less than 500,000) within such 20-day period Matria shall give written notice (a "Registration Notice") to all Investors that Matria will be filing a registration statement (including registrations filed under Section
2.3 hereof, a "Registration Statement") pursuant to this Section 2.1 and will thereupon use its reasonable best efforts promptly to effect the registration under the Securities Act of (i) the Matria Shares that Investors have requested to be registered within 20 days of the receipt of the Demand Notice, (ii) any additional Matria Shares that Investors have requested to be registered within 10 days of receipt of the Registration Notice. To the extent permitted by paragraph (c) below, such Registration Statement may include shares to be sold by Matria and other persons with contractual registration rights. If the registration of which Matria gives a Demand Notice is for an underwritten public offering, Matria Shares and shares held by other Matria shareholders with contractual registration rights that are to be included in the underwriting may be included in such registration, and Matria shall, with the consent of Investors holding a majority of the Matria Shares to be registered, which shall not be unreasonably withheld, have the right to designate the managing underwriter(s) in any such underwritten public offering. Investors who include Matria Shares in a registration pursuant to this Section 2.1 shall bear the cost of any underwriters' discounts and commissions relating to their Matria Shares that are sold and the fees and disbursements of any counsel representing the selling Investors.

                  (c) If Matria shall furnish to the Investors a certificate signed by Matria's chief executive officer stating that, because of unannounced material pending acquisitions or other undisclosed material facts, in the good faith judgment of the Board of Directors of Matria, it would not be in the best interests of Matria and its shareholders generally to sell shares pursuant to such Registration Statement for a period not to exceed 90 days from the date of such officer's certificate, the Investors shall agree that they shall not sell securities pursuant to such Registration Statement during such period; provided, however, that Matria shall be entitled to give such notice only once in any 365-day period. Matria has not previously and will not on or after the date of this Agreement, enter into any agreement granting to any other person the right to participate in an underwritten offering of Common Stock under a Registration Statement filed pursuant to this
Section 2.1 unless, (i) MJG and SZ consent in writing to such grant; or (ii) under the terms of such agreement, such person may include securities in such registration statement only to the extent that such inclusion will not reduce the amount of the Investors' Matria Shares included in the Registration Statement.

                  (d) Unless otherwise requested by the Investors of a majority of shares being registered, the Registration Statement filed pursuant to this Section 2.1 shall be a shelf registration statement on an appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission, as hereinafter defined). Matria shall use its reasonable best efforts to keep such Registration Statement continuously effective for a period expiring, subject to Section 2.6, on the earlier of (i) the date on which all of the Matria Shares covered by the Registration Statement have been sold pursuant thereto or (ii) 270 days.

         2.2 Expenses. Matria is obligated to use its reasonable best efforts to effect any and all demand registrations under Section 2.1 and, with respect to each such registration, Matria shall bear all expenses other than underwriting discounts and commissions, if any, in connection with registrations, filings or qualifications pursuant to Section 2.1 or 2.3, including without limitation all registration, filing and qualification fees, printers' and accounting fees and the fees and disbursements of counsel for Matria.

         2.3 Piggyback Registration. If, at any time during the Demand Period, Matria proposes to register any of its securities under the Securities Act (except pursuant to a Registration Statement filed on Form S-8 or Form S-4, or such other form as shall be prescribed under the Act for the same purposes), Matria will at each such time give prompt written notice to Investors (but in no event less than 30 days before the anticipated filing of the Registration Statement) of its intention to do so and the proposed minimum offering price per Matria Share, and upon the written request of any Investor given within 20 days after Matria's giving of such notice, Matria will use its reasonable best efforts to effect the registration of the Matria Shares which it shall have been so requested to register by including the same in such Registration Statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. If the registration of which Matria gives notice pursuant to this Section 2.3 is for an underwritten public offering, Matria shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that (i) Matria shall use its commercially reasonable best efforts to cause the managing underwriter(s) to include the Matria Shares requested to be included in the registration in the underwriting; and (ii) if the managing underwriter(s) advises the Investors in writing that it cannot sell the total amount of securities which they, Matria and all other selling stockholders intend to include in such offering at prices acceptable to Matria and the holders of a majority of the Common Stock being sold (the "Majority Holders"), the amount of securities to be offered for the accounts of all Investors shall be reduced pro rata (based upon the amount of securities each such selling stockholder sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount that may, in the opinion of such managing underwriter(s), be sold at prices that are acceptable to Matria and the Majority Holders (which amount may be zero, if so recommended by such managing underwriter(s)). Any Registration Statement filed pursuant to this Section 2.3 may be withdrawn at any time at the discretion of Matria.

         2.4 Registration In Connection with Underwritten Public Offering. If a registration under Section 2.1 or 2.3 shall be in connection with an underwritten public offering, each holder of Matria Shares shall be deemed to have agreed by acquisition of such Matria Shares not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Matria Shares, and to use such holder's reasonable best efforts not to effect any such sale or distribution of any other equity security of Matria or of any security convertible into or exchangeable or exercisable for any equity security of Matria (other than as part of such underwritten public offering) within such period (not to exceed 120 days) after the effective date of such Registration Statement as shall be requested by the managing underwriter for such offering and agreed to by all executive officers and directors of Matria.

         2.5      Obligations with Respect to Registration.

                  (a) In connection with the registration of the Matria Shares, Matria shall:

                           (i)      promptly prepare and file with the
                  Securities and Exchange Commission (the "Commission") a Registration Statement (which shall be available for the sale of the Matria Shares in accordance with the intended method or methods of distribution by the selling Investors thereof and shall include pledgees of any selling Investor in the "plan of distribution") (x) as soon as possible after the lapse of the ten-day period following the Registration Notice or (y) within the time period set forth in Section 2.3, and file any amendments (including post-effective amendments) and supplements to the Registration Statement and to any prospectus included therein (the "Prospectus") as may be necessary to keep such Registration Statement continuously effective and respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and (z) comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Matria Shares covered by such Registration Statement for the periods specified in Section 2.1(c) or, in the case of piggyback registration, the period necessary to complete the distribution of the Matria Shares covered thereby, in each case with any extension of such period under Section 2.6.

                           (ii) notify the Investors and confirm such advice in writing, (v) when such Registration Statement becomes effective, (w) when the filing of any post-effective amendment to such Registration Statement or supplement to the Prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (x) of any request by the Commission for any amendment of or supplement to such Registration Statement or the Prospectus or for additional information and (y) of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, and, if such stop order shall be entered, Matria shall use its reasonable best efforts promptly to obtain the lifting thereof (z) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the applicable Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (iii)    furnish at Matria's expense to the
                  Investors without charge (x) at a reasonable time prior to the filing thereof with the Commission a copy of the Registration Statement in the form in which Matria proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such Registration Statement; and promptly following the effectiveness thereof, a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and (y) such number of copies of the preliminary, any amended preliminary, and final Prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Matria Shares covered by such Registration Statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while Matria is required under the provisions hereof to cause the Registration Statement to remain effective;

                           (iv) use its reasonable efforts to register or qualify the Matria Shares by the time the Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Investor whose Matria Shares covered by the Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a selling Investor, whichever is shorter; provided, however, that in connection therewith, Matria shall not be required to (x) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 2.5(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction;

                           (v) cooperate with each seller of Matria Shares and each underwriter participating in the disposition of such Matria Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

                           (vi) if reasonably requested by the managing underwriter(s) or a selling Investor in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the holders of a majority in number of the Matria Shares being sold agree should be included therein solely relating to (x) the number of Matria Shares being sold to such underwriter(s), (y) the purchase price being paid therefor by such underwriter(s) and (z) with respect to any other terms of the offering of the Matria Shares to be sold in such offering which may affect the underwriter(s) or the selling Investors;

                           (vii) cooperate with the selling Investors of Matria Shares to facilitate the timely preparation and delivery of certificates representing Matria Shares to be sold and not bearing any Securities Act legend; and enable certificates for such Matria Shares to be issued at least two business days prior to any sale of Matria Shares;

                           (viii) subject to obtaining confidentiality agreements reasonably satisfactory to Matria, make available for inspection by the selling Investors of Matria Shares and underwriter(s), and any counsel, accountants or other representatives retained by such selling Investors and underwriter(s) all financial and other records, pertinent corporate documents and properties of Matria and cause the officers, directors and employees of Matria to supply all such records, documents or information reasonably requested by such selling Investors, underwriter(s), counsel, accountants or representatives in connection with the Registration Statement;

                           (ix) use its reasonable efforts to cause all Matria Shares to be listed on any securities exchange or quotation system on which similar securities issued by Matria are then listed;

                           (x) if requested by a selling Investor and any underwriters engaged by such selling Investor for purposes of distributing the Matria Shares, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the underwriter(s) or such selling Investor) in order to expedite or facilitate the disposition of such Matria Shares, and in such connection, (v) make such representations and warranties to the underwriter(s) with respect to the business of Matria and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (w) obtain opinions of counsel to Matria and updates thereof (which shall be in form and substance reasonably satisfactory to the underwriter(s), if any, and their respective counsel), addressed to such selling Investor and each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; (x) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Matria, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings (in each case, to the extent permitted by applicable accounting rules and guidelines); (y) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters than those set forth in Section 2.8 hereof and cross indemnification by the underwriters similar to that set forth in Section 2.8 hereof in favor of Matria or the selling Investors, as the case may be; and (z) deliver such documents and certificates as may be reasonably requested by the managing underwriters and their counsel to evidence compliance with any customary conditions contained in the underwriting agreement entered into by Matria.

                  (b) Each of the Investors receiving Matria Shares shall furnish to Matria such information regarding such Investor and the distribution of the Matria Shares as Matria may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         2.6 Disclosure Notice. Notwithstanding anything set forth herein to the contrary, in the event that Matria notifies the Investors in writing (the "Disclosure Notice") that Matria desires to amend the Registration Statement or to supplement the prospectus in order to disclose material information required to be disclosed in the prospectus included in such Registration Statement, as then in effect, in order to correct an untrue statement of a material fact or to disclose an omitted material fact that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Investors shall refrain from selling Matria Shares thereunder until Matria notifies the Investors in writing that the required amendment or supplement has been filed with the Commission or until 90 days following the Disclosure Notice, whichever is earlier (the "Disclosure Restricted Period"). If a Registration Statement filed pursuant to Section 2.1 is effective at any time during the Disclosure Restricted Period, Matria's obligation under Section 2.5(a) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Disclosure Restricted Period.

         2.7 Offering Notice. Notwithstanding any provision of this Agreement to the contrary, in the event Matria notifies the Investors under
Section 2.3 that Matria intends to file a Registration Statement in connection with an underwritten offering (the "Offering") by Matria of any of its capital stock, and a registration has become effective under Section 2.1, the Investors shall refrain from selling or otherwise distributing any Matria Shares within the period requested in writing by the managing underwriter for such Offering, which period shall begin no earlier than two days (subject to prior written notice thereof) prior to the effective date of such Registration Statement and shall end no later than 120 days after such effective date (the "Offering Restricted Period"); provided, however, that the Investors shall not be required to refrain from selling in connection with any Offering unless (i) Matria and all of the directors and executive officers of Matria are also required to refrain from selling for a comparable period with respect to any shares not registered for sale by them in such Offering pursuant to contractual registration rights in effect on the date of this Agreement; and
(ii) each of the Investors whose Matria Shares are covered by the Registration Statement shall be given the opportunity to include such Matria Shares in the Registration Statement filed in connection with such Offering to the extent required by Section 2.3. If a Registration Statement filed pursuant to Section
2.1 is in effect at any time during the Offering Restricted Period and the Investors are not permitted to include in the Registration Statement filed for the Offering all shares requested by the Investors to be included in the Offering, Matria's obligation under the Section 2.1(d) to keep such Registration Statement current and effective shall be extended for a number of days equal to the number of days such Registration Statement was in effect during the Offering Restricted Period or, if earlier, until the date on which all of the Matria Shares initially covered thereby has been disposed of.

         2.8 Commission Filings. Matria covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Investor to sell Matria Shares pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by any Investor of any Matria Shares pursuant to Rule 144 under the Securities Act, Matria shall cooperate with such Investor to facilitate the timely preparation and delivery of certificates representing Matria Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Matria Shares to be issued at least 2 business days prior to any sale of Matria Shares for such number of shares and registered in such names as the selling Investors may reasonably request upon 10 business days' prior notice. Matria's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by Matria or its transfer agent, by counsel to such Investor, in form and substance reasonably satisfactory to Matria and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

         2.9      Indemnification and Contribution.

                  (a) By Matria. In connection with the registration under the Securities Act of the Matria Shares pursuant to this Section 2.8, Matria shall indemnify and hold harmless the Investors and each other person, if any, who controls any of the Investors within the meaning of Section 15 of the Securities Act and each of their respective partners, trustees, officers, directors, employees, agents and affiliates ("controlling persons"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Matria Shares were registered under the Securities Act, in any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or in any final Prospectus or in any post-effective amendment or supplement thereto (if used during the period during which Matria is required to keep the Registration Statement effective) (the "Disclosure Documents"), or (ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state laws or rules or regulations thereunder committed by Matria in connection with the performance of its obligations under this Section 2.8; and Matria will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality with respect to any offering of securities pursuant to this Section 2.8, but excluding any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation or investigation (collectively "Litigation"), commenced or threatened, if such settlement is effected without the prior written consent of Matria; provided, however, that Matria shall not be liable to an indemnified party or any other Investor or controlling person of any other Investor in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to Matria by such indemnified party for use therein, or (y) made in any preliminary Prospectus if a copy of the final Prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Matria Shares to such person and the untrue statement or omission concerned had been corrected in such final Prospectus and copies thereof had timely been delivered by Matria to such indemnified party; or (ii) the use of any Prospectus after such time as Matria has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of Matria to keep the same current and effective has expired.

                  (b) By the Investors. In connection with the registration under the Securities Act of the Matria Shares of the Investors pursuant to this Section 2.8, each Investor receiving such Matria Shares shall, severally and not jointly, indemnify and hold harmless Matria, each of its directors, each of its officers who have signed such Registration Statement and each other person, if any, who controls Matria within the meaning of Section 15 of the Securities Act, and each other Investor and each controlling person of such Investors and each of their respective partners, trustees, officers, directors, employees, agent and affiliates against any Losses to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Matria by such indemnifying party for use therein; (ii) the use by such indemnifying party of any Prospectus after such time as Matria has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or after such time as the obligation of Matria to keep the Registration Statement effective and current has expired, or (iii) any information given or representation made by such indemnifying party in connection with the sale of Matria Shares which is not contained in and not in conformity with the Prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in investigating or defending against any such claims, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 2.8, but excluding any amounts paid in settlement of any Litigation, commenced or threatened, if such settlement is effected without the prior written consent of such indemnifying party. The indemnification obligations under this subparagraph (b), and the contribution obligations under subparagraph (d), of an indemnifying Investor shall be limited to the amount of proceeds received by such Investor upon the sale of Matria Shares under a Registration Statement filed to which Section 2.1 or 2.3 hereof applies.

                  (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under Section 2.8(a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless and to the extent the indemnifying party is prejudiced thereby.

                           The indemnifying party shall be entitled to control
the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in subsections (a) or (b) of this Section 2.8 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of and benefits received by the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to among things, the total proceeds received by the indemnified party and indemnifying parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Matria or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.1 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered by hand; if given by mail, 3 days after the date of mailing, postage prepaid, certified or registered mail to a party hereto at the address set forth below; if given by facsimile, upon transmission to the number set forth below provided written confirmation is sent to the address below; if given by overnight delivery service addressed to the address set forth below, the business day following the day on which such notice is sent:

                  If to Matria:

                           Matria Healthcare, Inc.
                           1850 Parkway Place, 12th Floor
                           Marietta, Georgia 30067
                           Attention: General Counsel
                           Facsimile: (770) 767-7769

                  With a copy to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E.
                           Suite 5200
                           Atlanta, Georgia 30308-2216
                           Attention: James L. Smith, III, Esq.
                           Facsimile: (404) 962-6687

                  If to the Investor:

                           Gainor Medical Management, LLC
                           2205 Highway 42 North
                           P.O. Box 353
                           McDonough, Georgia 30253-0353
                           Attention: J. Michael Highland
                           Facsimile: (770) 474-1600

                  With copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           First Union Plaza, Suite 1400
                           999 Peachtree Street, N.E.
                           Atlanta, Georgia 30309
                           Attention: Philip H. Moise, Esq.
                           Facsimile: (404) 817-6050

                  With copy to:

                           Rosenberg & Liebentritt, P.C.
                           Two North Riverside Plaza, Suite 1600
                           Chicago, Illinois 60606
                           Attention: President
                           Facsimile: 312-454-0335

Any party hereto may change its address for purposes of receiving notice pursuant to this Agreement by giving notice of such new address to each other party hereto.

         3.2 Interpretation. The Sections and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

         3.4 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; (iii) subject to Section 3.10, shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia.

         3.5 Binding Effect. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties and their respective legal representatives, heirs, successors and permitted assigns.

         3.6 Severability. If any part of this Agreement or other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect to the greatest extent permitted by law.

         3.7 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.

         3.8 Assignment of Registration Rights. The rights to cause Matria to register the Matria Shares pursuant to this Agreement may only be assigned by an Investor (i) to any person to whom an Investor is permitted to transfer shares pursuant to Section 3.4(c)(i), (iii), (iv), (vii) or (viii) of the Standstill Agreement who is restricted as to the resale of such Matria Shares under the Securities Act, (ii) as a result of a pledge by an Investor of the Matria Shares as security for any indebtedness or guaranty of any Investor, upon the exercise of the pledgee's rights under such pledge; provided that in each case such assignee agrees in a writing, delivered to Matria, to be bound by the provisions of this Agreement. Upon each such assignment and delivery, such assignee shall be deemed to be "Investor" for purposes on this Agreement.

         3.9 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                                     MATRIA

                                     MATRIA HEALTHCARE, INC.


(CORPORATE SEAL)
                                     By:
                                        ---------------------------------------
                                           Name:
                                           Title:



                                     INVESTOR

                                     GAINOR MEDICAL MANAGEMENT, L.L.C.


                                     By:
                                        ---------------------------------------
                                           Name:
                                           Title:
                                           Address:
                                           2205 Highway 42 North
                                           P. O. Box 353
                                           McDonough, Georgia 30253-0353

                                   EXHIBIT G


                                                Common Stock Warrant No. ______

THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF RECEIPT BY THE INVESTOR OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE INVESTOR THAT THE SECURITIES MAY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

THESE SECURITIES AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING AS SET FORTH IN THAT CERTAIN STANDSTILL AGREEMENT, DATED AS OF JANUARY 19, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO CANCELLATION AS SET FORTH IN SECTION 13 HEREOF.

                            MATRIA HEALTHCARE, INC.

                              Common Stock Warrant

         MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gainor Medical Management, L.L.C., a Georgia limited liability company ("Investor") or its permitted assigns under the terms of this warrant (Investor or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at a purchase price per share of $3.00 (as such amount may be adjusted from time to time pursuant to Section 3 hereof, the "Purchase Price"), at any time or from time to time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, 4,000,000 fully paid and non-assessable shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") (such shares of Common Stock, in each case as the number and characterization of such shares may be adjusted or otherwise modified from time to time pursuant to Sections 3 or 4, are herein referred to as the "Warrant Shares").

         Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 6 hereof.

Section 1         EXERCISE OF WARRANT.

         1.1 Exercise. This Warrant may be exercised by Holder, in whole or in part (but not for less than 1,000 of the Warrant Shares issuable under this Warrant, or the remaining Warrant Shares, if less than such amount), at any time and from time to time on or after the date hereof and prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date by surrender of this Warrant, together with a subscription substantially in the form of Exhibit A attached to this Warrant (or a reasonable facsimile thereof) duly executed by Holder, to the Company at its principal office and accompanied by payment in full, in cash or by check payable to the order of the Company (or in the manner provided in Section 1.2 hereof), in the amount of the aggregate Purchase Price for the Warrant Shares covered by such exercise.

         1.2 Cashless Exercise. In lieu of exercising this Warrant pursuant to Section 1.1 above, the Holder shall have the right at any time and from time to time to exercise this Warrant, in whole or in part , by requiring the Company to convert all or any part of this Warrant (the "Conversion Right"), into Warrant Shares by surrendering this Warrant to the Company accompanied by the form conversion notice (substantially in the form attached hereto as Exhibit B, or a reasonable facsimile thereof) which has been duly completed and signed. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any cash in respect of the Purchase Price) that number of Warrant Shares which is equal to the amount obtained by dividing (x) an amount equal to the difference between (A) the aggregate Current Market Price Per Share for the Warrant Shares as to which the Conversion Right is then being exercised (the "Conversion Shares"), determined as of immediately prior to the effective time of the exercise of the Conversion Right, minus (B) the aggregate Purchase Price then applicable to the Conversion Shares (such difference, the "Conversion Amount"), by (y) the Current Market Price Per Share of one share of Common Stock determined as of immediately prior to the effective time of the exercise of the Conversion Right. Upon exercise of the Conversion Right, the Conversion Amount shall be deemed to have been paid to the Company in respect of the Warrant Shares so acquired. Any references in this Warrant to the "exercise" of this Warrant, and the use of the term "exercise" herein, shall be deemed to include, without limitation, any exercise of the Conversion Right. In the event this Warrant is not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Warrant of like tenor in the name of Holder, reflecting such adjusted Warrant Shares.

         1.3 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 or 1.2 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the holder or holders of record thereof. The warrant or warrants surrendered upon exercise thereof shall thereafter be canceled and of no further force or effect.

         1.4 Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, the Company at its expense (including the payment by it of any and all applicable issue taxes but excluding any applicable transfer taxes) will issue and deliver to Holder: (a) a certificate or certificates, in such name or names as such Holder may designate, for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price Per Share determined as of the Business Day preceding the date of such exercise, and (b) in case such exercise is for less than all the Warrant Shares issuable hereunder, a new Warrant representing such Warrant or Warrants remaining hereunder in substantially the form of this Warrant.

Section 2         CERTAIN OBLIGATIONS OF THE COMPANY.

         2.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. In furtherance of and not in limitation of the foregoing, the Company will from time to time, in accordance with the laws of its state of incorporation, take all necessary action to increase and maintain the authorized amount of its Common Stock (or Other Securities) if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the full exercise of this Warrant.

         2.2 Status of Warrant Shares; Corporate Actions. The Company covenants that all Warrant Shares, upon issuance in accordance with the terms of this Warrant Agreement and the Company's Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), shall be fully paid and nonassessable and free from all taxes with respect to the issuance thereof (other than income taxes, if any, related to ordinary income attributable to the Holder) and from all liens, charges and security interests. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock (or Other Securities) upon the exercise of this Warrant, including, without limitation, amending the Certificate of Incorporation.

         2.3 Maintenance of Office. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The initial location of such office shall be at 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067. The Company will give notice in writing to Holder in accordance with Section 11 hereof of each change in the location of such office.

Section 3         ADJUSTMENT OF PURCHASE PRICE.

         3.1 General; Purchase Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1 hereof, by the fraction of which (a) the numerator is $3.00, and (b) the denominator is the Purchase Price in effect on the date of such exercise. The "Purchase Price" shall initially be $3.00 per share, shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

         3.2. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 hereof) without consideration or for a consideration per share less than the greater of the Current Market Price Per Share and the Purchase Price in effect immediately prior to such issue or sale (the greater of such two numbers being referred to herein as the "Floor Price"), then, and in each such case, such Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction,

                           (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Floor Price; and

                           (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2, (A) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
                  Section 3.3 or 3.4 hereof, such Additional Shares of Common Stock shall be deemed to be outstanding, and (B) treasury shares shall not be deemed to be outstanding.

         3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5 hereof) of such shares would be less than the Floor Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and, provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                   (a) no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a change of control of the Company or (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company;

                   (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                   (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of

         Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                   (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                   (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above; and

                  (f) notwithstanding the foregoing, there shall be no adjustment pursuant to this subsection 3.3 if the Holder is then an "Acquiring Person" under the Rights Agreement, dated as of January 20, 1996 between the Company and SunTrust Bank, Atlanta, as Rights Agent, as such agreement may be amended pursuant to Section 8.6 of the Purchase and Sale Agreement or otherwise amended, restated or modified from time to time.

         3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, with respect to any adjustment of the Purchase Price pursuant to Section 3.2, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         3.5      Computation of Consideration. For the purposes of this
Section 3:

                    (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                            (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, (without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale);

                            (ii)    insofar as it consists of property
                  (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company; and

                            (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

                   (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                            (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4 hereof, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration, unless and only to the extent that consideration is actually paid therefor.

         3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become issuable upon exercise of Options or upon conversion of Convertible Securities, as the case may be, for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution. All computations, adjustments and readjustments made pursuant to this Section 3.7 shall be determined by the Board of Directors, which determination shall be made in good faith.

Section 4         RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In the case of
(A) any capital reorganization, reclassification or other change of outstanding Common Stock (or Other Securities) (other than those referred to in Section 3.4 hereof and other than a change in par value), or (B) any consolidation of the Company with any other corporation or any merger of the Company into another corporation or of another corporation into the Company (other than a consolidation or merger in which the Company is the continuing or surviving corporation and which does not result in any reclassification of, or change (other than a change in par value, or as a result of a subdivision or combination to which Section 3.4 hereof is applicable) in, the outstanding Common Stock (or Other Securities)), or (C) any sale or transfer to another Person (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Company, each Warrant shall from and after such event or transaction be exercisable upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities or assets to which the Holder (at the time of transaction or event) upon exercise of this Warrant would have been entitled upon such transaction or event as if such Holder exercised this Warrant in full immediately prior to such transaction or event and in any such case, if necessary, the provisions set forth in this
Section 4 with respect to the rights thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may be possible, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrant; provided, that any such resulting or surviving corporation or purchaser, as the case may be, in any such transaction, shall expressly assume, by delivery of written instrument delivered to the Company and the Holder prior to consummation of the transaction in question, the obligation to deliver, upon the exercise of the Warrant, such shares, securities or property as the Holder of the Warrant or other securities received by the Holder in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the exercise rights as above provided.

Section 5         NOTICE OF CERTAIN EVENTS.

         If at any time:

         (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock (whether payable in cash, Common Stock or other consideration);

         (b) the Company shall offer for subscription or issuance pro rata to the holders of its Common Stock any additional shares of stock of any class;

         (c) there shall be any capital reorganization of the Company, any recapitalization or reclassification of the capital stock of the Company, or consolidation or merger involving the Company, or any sale or transfer of all or substantially all of the Company's assets to any other Person;

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions; or

         (e) there shall be any other event which would or may require adjustment of at least 1% of the Purchase Price or the Warrant Shares pursuant to Section 3 or 4 hereof,

then, in any one or more of such cases, the Company shall give Holder written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such reorganization, recapitalization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. If and to the extent applicable, such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least 30 days before the earliest date required to be specified therein in accordance with this subparagraph, shall describe the proposed transaction in reasonable detail and shall specify the consideration to be received by the holders of Common Stock in respect thereto and/or any adjustment which would be made to the number of Warrant Shares obtainable upon the exercise of this Warrant as a result of such transaction; provided, however, that the Company shall be obligated to give only ten 10 days prior notice with respect to the following events: (i) any event the occurrence of which would give rise to an adjustment pursuant to the provisions of Section 3 or (ii) any regularly-scheduled dividend or distribution which, individually or as a policy, has been previously publicly announced. The Company shall also furnish to each Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders.

Section 6         DEFINITIONS.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

         6.1 The term "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date hereof, by which (a) the Company acquires the business or all or substantially all of the assets of any Person, or any division of any Person, whether through acquisition of voting securities, purchase of assets, merger or otherwise or (b) any Person that was not theretofore a subsidiary of the Company becomes a subsidiary of the Corporation.

         6.2 The term "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than: (a) shares issued upon the exercise of this Warrant; (b) options and shares issued upon the exercise of options outstanding on the date hereof or to be granted under any Company stock option plan or stock purchase plan as in effect on the date hereof or under any other employee or director stock option or purchase plan or plans adopted or assumed after such date and which have been duly approved and adopted by a vote of the stockholders of the Company; (c) dividends paid or warrants issued pursuant to the terms of the Series A Preferred Stock or the terms of the Series B Preferred Stock and shares of capital stock issued upon exercise of such warrants; (d) in connection with an Acquisition, options, and shares issued upon exercise of such options, assumed by the Company or options, and shares issued upon exercise of such options, issued by the Company in replacement of outstanding options of the Person being acquired, to the extent that such options issued by the Company have the same or greater relative exercise price per option and are exercisable for the same or less relative number of shares of capital stock of the Company, in each case, as the options being replaced; (e) the Company's 8% Convertible Subordinated Debentures and Note due December 31, 2001 and shares of Common Stock issued upon conversion thereof; (f) shares of Series A Preferred Stock issued pursuant to the Purchase and Sale Agreement and shares of Common Stock or other securities issued upon conversion thereof; (g) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a), (b), (c) (d), (e) or
(f) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants; (h) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a), (b), (c), (d), (e) or (f) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

         6.3 The term "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         6.4 The term "Common Stock" shall have the meaning ascribed to it in the introductory paragraph to this Warrant, provided that such term shall also include any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

         6.5 The term "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         6.6 The term "Current Market Price Per Share" shall mean, with respect to any of the Common Stock, as of any particular date of determination, the average of the daily closing prices of the Common Stock as reported in The Wall Street Journal or other reputable financial news source, for the 30 consecutive trading days immediately preceding such date.

         6.7 The term "Expiration Date" shall mean 5:00 p.m., Eastern Standard Time, on January 19, 2009.

         6.8 The term "Options" shall mean any and all rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         6.9 The term "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

         6.10 The term "Permitted Transferee" shall have the meaning given such term in the Standstill Agreement, dated as of January 19, 1999, between the Company, Mark J. Gainor, and SZ Investments, L.L.C.

         6.11 The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

         6.12 The term "Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of December 21, 1998 between the Company and Gainor Medical Management, L.L.C.

         6.13 The term "Series A Preferred Stock" shall mean the 4% Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

         6.14 The term "Voting Securities" shall mean stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

         6.15 The term "Warrant Shares" shall have the meaning ascribed to it in the introductory paragraph to this Warrant, provided that such term shall include all Other Securities issuable from time to time upon exercise of this Warrant in whole or in part.

Section 7         REPLACEMENT OF WARRANTS.

         Upon surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant, then, the Company, at its expense, shall execute and deliver, in lieu of and in replacement of this Warrant, a Warrant identical in form to this Warrant.

Section 8         REMEDIES.

         The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder. Such remedies and all other remedies provided for in this Warrant shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant.

Section 9         TRANSFER.

         Subject to the restrictions set forth in the Standstill Agreement and
Section 11 of this Warrant, Holder may transfer or assign this Warrant. Upon a transfer in accordance with this Section 9, the Company at its expense (excluding any applicable transfer taxes) shall execute and deliver, in lieu of and in replacement of this Warrant, Warrants identical in form to this Warrant and in such denominations as the transferring Holder shall request; provided that, any such transferee, by acceptance hereof, agrees to assume all of the obligations of Holder and be bound by all of the terms and provisions of this Warrant.

Section 10        NOTICES.

         Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail or a nationally recognized express courier, postage and other applicable charges prepaid, (iii) sent by facsimile transmission, and shall be deemed given when so delivered personally, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, as follows:

         if to Holder:

                  Gainor Medical Management, L.L.C.
                  2205 Highway 42 North
                  P.O. Box 353
                  McDonough, Georgia 30253-0353

         if to the Company:

                  Matria Healthcare, Inc.
                  1850 Parkway Place, 12th Floor
                  Marietta, Georgia 30067
                  Attention:  General Counsel

provided, that the exercise of this Warrant shall be effective in the manner provided in Section 1 hereof.

Section 11        SALE OF WARRANT OR SHARES.

         Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Federal Act"), or under the securities laws of any state. Neither this Warrant nor such shares, when issued, may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Warrant, or the shares, as the case may be, under the Federal Act, such registration or qualification as may be necessary under the securities laws of any state, an exemption from such registration or qualification requirements. The certificate or certificates evidencing all or any of the shares issued upon exercise of this Warrant shall bear the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act and may not be sold or transferred in the absence of such registration or an exemption therefrom, or in the absence of receipt by the Investor of an opinion of counsel reasonably satisfactory to the Investor that the securities may be sold or transferred without such registration.

         These securities have been issued or sold in reliance on paragraph
         (13) of Code Section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt under such Act or pursuant to an effective registration under such Act."

         This Warrant shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Holder's duly authorized attorney upon surrender of this Warrant properly endorsed, and only in compliance with the provisions of the preceding paragraph.

Section 12        NO DIVIDENDS OR VOTING RIGHTS.

         Other than as provided herein, unless and until exercised, no provision of this Warrant shall be construed as conferring upon the Holder the right to receive dividends or to vote as a shareholder of the Company, or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

Section 13        RIGHT OF CANCELLATION

         If the Company is entitled under Article 9 of the Purchase and Sale Agreement to cancel any portion of the outstanding Warrants, the Company shall provide a notice of cancellation (the "Notice of Cancellation"), which shall be mailed, first class, postage prepaid, to the Holder at its address set forth in
Section 10 or at such other address supplied by such holder in writing to the Company for the purpose of such notice. The Company shall mail the Notice of Cancellation not less than 30 nor more than 60 days prior to the effective date of such proposed cancellation. In addition to any information required by law, such notice shall set forth the proposed cancellation date, the number of Warrant Shares proposed to be canceled, and the reason for the proposed cancellation. The Purchase and Sale Agreement provides certain procedures for resolving a dispute as to whether the Company is entitled to such cancellation. Each Holder receiving a Notice of Cancellation shall be prohibited from exercising any Warrant held by such Holder from the date on which the Company mails the Notice of Cancellation through and including the actual cancellation date. In case fewer than the total number of Warrants hereunder are canceled, a new Warrant for the number of Warrants that were not cancelled will be issued to the Holder upon surrender of the old Warrant without cost to such Holder. Warrants not surrendered for cancellation shall be deemed to represent the reduced number of Warrants from and after the actual cancellation date.

Section 14        MISCELLANEOUS.

         This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

Section 15 JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. Any judicial proceeding brought against the Company with respect to this Warrant may be brought in any court of competent jurisdiction in the State of Georgia or of the United States of America for the Northern District of Georgia and, by execution and delivery of this Agreement, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


         IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Secretary or Assistant Secretary.

Dated as of January 19, 1999


(Corporate Seal)

                                             MATRIA HEALTHCARE, INC.

Attest:


                                             By:
--------------------------------                ------------------------------
Secretary/Assistant Secretary                     Name:  Donald R. Millard
                                                  Title: President



                                             INVESTOR:


                                             By:
                                                  ----------------------------
                                                  Name:
                                                       -----------------------

                                   EXHIBIT A


                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


TO:      MATRIA HEALTHCARE, INC.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to receive thereunder, shares of Common Stock of MATRIA HEALTHCARE, INC. (the "Company"), and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of _________________________, and delivered to _________________________ whose address is ____________________________________
________________________________________.


Dated:
      ------------------------------

                                         -------------------------------------
                                         (Signature must conform in all
                                         respects to name of Holder as
                                         specified on the face of the Warrant)


                                         -------------------------------------
                                         (Address)




--------------------------

*Insert here the number of shares of Common Stock as to which the Warrant is being exercised (including partial exercise), and in any event without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder of the surrendering Warrant.

                                   EXHIBIT B


                          FORM OF NOTICE OF CONVERSION


                  (To be executed upon conversion of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant delivered herewith, in accordance with Section 1.2 of the Warrant, to convert the Warrant represented thereby into ___ shares of Common Stock in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ___________________________ whose address is _____________________________ and that such certificate be delivered to _______________________ whose address is ___________________. If said number of shares of Common Stock is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of ___________________________ whose address is ___________________
and that such Warrant be delivered to __________________________ whose address is ____________________________.


Signature:



---------------------------------------------------
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)


Date:
     -------------------

                                   EXHIBIT H

                                    FORM OF
                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into this ____ day of ____________, 1999, to be effective as of January 1, 1999, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Purchaser"), and GAINOR MEDICAL MANAGEMENT, L.L.C., a Georgia limited liability company ("Seller").


                             W I T N E S S E T H :


         WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement");

         WHEREAS, pursuant to the Purchase Agreement, Purchaser agreed to assume and discharge certain specified liabilities and obligations of Seller, all as more fully set forth in the Purchase Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements set forth herein, Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

         2. Assumption. Purchaser hereby assumes all of the liabilities listed on Exhibit A hereto (the "Assumed Liabilities") and hereby agrees to pay, perform and discharge all of the Assumed Liabilities in accordance with their respective terms.

         3. Further Assurances. Each party hereto agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered such instruments or further assurances as may, in the reasonable opinion of the other party, be necessary or desirable to give effect to the provisions of this Assignment.

         4. Binding Effect. This Assignment shall be binding upon and shall enure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         5. Governing Law. The validity and effect of this Assignment and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without regard to principles of conflicts of law.

         6. Amendments. No amendment to the terms and conditions of this Assignment shall be valid and binding on the parties hereto unless made in writing and signed by an authorized representative of each of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the day and year first written above.



                                  "PURCHASER"

                                  MATRIA HEALTHCARE, INC.



                                  By:
                                        --------------------------------------
                                  Name: Donald  R. Millard, President



                                  "SELLER"

                                  GAINOR MEDICAL MANAGEMENT, L.L.C.



                                  By:
                                        --------------------------------------
                                  Name: Mark J. Gainor, President

                                   EXHIBIT A


                              ASSUMED LIABILITIES

                                   EXHIBIT I


                        SUBSIDIARY ASSUMPTION AGREEMENT


         THIS SUBSIDIARY ASSUMPTION AGREEMENT ("ASSUMPTION AGREEMENT") is made as of the _____ day of January, 1999, to be effective as of January 1, 1999, between Gainor Medical North America, LLC, a Georgia limited liability company ("NORTH AMERICA") and Gainor Medical Management, LLC, a Georgia limited liability company ("MANAGEMENT").

         WHEREAS, North America was a wholly-owned subsidiary of Management; and

         WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of December 21, 1998 by and between Management and Matria Healthcare, Inc., a Delaware corporation (the "PURCHASER"), Management has sold to Purchaser the Business as defined below of Management by selling substantially all of its assets, including its entire equity interest in its direct subsidiaries (including North America) (the "PURCHASE AND SALE AGREEMENT"); and

         WHEREAS, in order to effect the transfer of the liabilities of the Business to North America and to limit Management's responsibility for any liabilities related to the Business to the liabilities under the indemnification provisions set forth in Section 9.2(a) of the Purchase and Sale Agreement, and in consideration of Management's sale of the Business to Purchaser as provided in the Purchase and Sale Agreement, the parties hereto agree as follows:

         1. Assumption. North America hereby assumes and agrees to timely pay, perform, satisfy, be responsible for and discharge all liabilities of Management incurred in North America's operation of the Business, other than Assumed Liabilities, to the extent the same exist on the date hereof (the "SUBSIDIARY ASSUMED LIABILITIES").

         2. Covenants of North America. For a period of 18 months from the date hereof (i) North America covenants and agrees not to transfer directly or indirectly a significant portion of its assets other than in the ordinary course of its business, unless the transferee of such assets expressly agrees in a writing, in form and substance reasonably satisfactory to Management, to assume all of North America's obligations under this Assumption Agreement and to timely pay, perform, satisfy, be responsible for and discharge the Subsidiary Assumed Liabilities, and (ii) North America covenants and agrees not to merge or consolidate or engage in any similar transaction in which North America will not be the surviving entity unless prior to doing so the successor to North America in such merger, consolidation or other transaction expressly agrees in a writing, in form and substance reasonably satisfactory to Management, to assume all of North America's obligations under this Assumption Agreement and to timely pay, perform, satisfy, be responsible for and discharge the Subsidiary Assumed Liabilities.

         3. Acknowledgment of Management. Management hereby acknowledges its obligations under the Purchase and Sale Agreement to indemnify Purchaser, subject to the limitations contained therein, for Subsidiary Assumed Liabilities that constitute breaches of Management's representations and warranties therein or otherwise give rise to a Loss thereunder, as defined therein. To the extent that a Loss (as defined in the Purchase and Sale Agreement) incurred by North America is based on the same facts that would otherwise give rise to a Subsidiary Assumed Liability hereunder, such liability shall not be deemed a Subsidiary Assumed Liability and Management shall not be entitled to assert any claim against North America with respect thereto.

         4. Limitation on Remedies. Subject to the foregoing limitations, North America shall indemnify, reimburse, defend and hold harmless the Seller, its affiliates, and their respective officers, directors, managers, members, shareholders, employees, representatives, successors or assigns from and against any and all Subsidiary Assumed Liabilities. No claim may be asserted by Management against North America hereunder more than 18 months after the Closing, and the provisions of Section 9.2(c), (f), (g), (h), (i), (j) and (k) of the Purchase and Sale Agreement shall apply to the greatest extent practicable to any claim asserted by Management against North America hereunder as if it were a claim by Seller against Purchaser thereunder.

         5. Definitions. As used herein, the term "Business" shall mean the business of North America as conducted on the date hereof. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Purchase and Sale Agreement. Except for the definition of any terms defined herein, if any conflict exists between the terms of this Assumption Agreement and the Purchase and Sale Agreement, then the terms of this Assumption Agreement shall govern and control.

         6. Governing Law. This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflict of law provisions therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed in their names as of the date first above written.

                                   GAINOR MEDICAL MANAGEMENT, LLC


                                   By:
                                      -----------------------------------------
                                      Mark J. Gainor, President


                                   GAINOR MEDICAL NORTH AMERICA, LLC


                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Its:
                                       ----------------------------------------